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                                                                    EXHIBIT 2.01



                          AGREEMENT AND PLAN OF MERGER


         This AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") is entered into as of July 6, 2000, by and among Broadbase Software, Inc., a Delaware corporation ("BROADBASE"), Panopticon, Inc., a California corporation ("PANOPTICON"), and Bridge Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Broadbase ("MERGER SUB").

                                    RECITALS

         A. The parties intend that, on the terms and subject to the conditions hereinafter set forth, Merger Sub will merge with and into Panopticon in a reverse triangular merger (the "MERGER"), with Panopticon continuing as the surviving corporation, all pursuant to the terms and conditions of this Agreement, an Agreement of Merger substantially in the form of Exhibit A-1 (the "AGREEMENT OF MERGER"), a Certificate of Merger substantially in the form of Exhibit A-2 and containing the information required by Section 251 of the Delaware General Corporation Law (the "CERTIFICATE OF MERGER") and the applicable provisions of the laws of the states of California and Delaware. Upon the effectiveness of the Merger, (i) all the outstanding shares of common stock of Panopticon, and all the outstanding shares of preferred stock of Panopticon, will be converted into the right to receive shares of common stock of Broadbase, par value $0.001 per share, (ii) all options to purchase Panopticon common stock will be assumed by Broadbase and converted into options to purchase Broadbase common stock and (iii) all warrants to purchase Panopticon capital stock will be assumed by Broadbase and converted into warrants to purchase Broadbase common stock, all in the manner and on the basis determined herein and as provided in the Agreement of Merger and Certificate of Merger.

         B. The Boards of Directors of Broadbase, Merger Sub and Panopticon have determined that the Merger is in the best interests of their respective companies and stockholders, have approved and declared advisable this Agreement and, accordingly have agreed to effect the Merger provided for herein upon the terms and subject to the conditions of this Agreement;

         C. Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Broadbase's willingness to enter into this
Agreement: (i) each of the officers and directors of Panopticon and each of the Panopticon Shareholders (as defined in this Agreement) listed on Schedule 1 shall have executed and delivered a Voting Agreement and Irrevocable Proxy in substantially the form attached hereto as Exhibit B (the "VOTING AGREEMENT") pursuant to which such Panopticon Shareholder will agree irrevocably to vote all shares of Panopticon capital stock owned by such Panopticon Shareholder in favor of the Merger and the transactions contemplated by the Merger, and (ii) each of the employees of Panopticon listed on Schedule 2 shall have executed and delivered to Broadbase an employment and non-competition agreement in substantially the form attached hereto as Exhibit C (collectively, the "EMPLOYMENT AGREEMENTS"), to be effective upon the Effective Time (as defined in this Agreement).

         D. Prior to the Closing Date (as defined in this Agreement), and as a condition and inducement to Broadbase's willingness to enter into this Agreement, Broadbase and the Representative (as defined in Section 12.6(a)) shall execute and deliver an Escrow Agreement in substantially the form attached hereto as Exhibit D (the "ESCROW AGREEMENT"), to be effective upon consummation of the Merger, pursuant to which certain shares of Broadbase common stock issued in the Merger will be withheld by Broadbase and deposited in escrow as security for the indemnification obligations provided for in Section 12.



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         E. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE"), and to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code.

         NOW, THEREFORE, the parties hereto agree as follows:

         1.   DEFINITIONS OF CERTAIN TERMS

                  "ACQUISITION" means any transaction or series of related transactions that results in the holders of record of an entity's capital stock immediately prior to the transaction or transactions holding less than fifty percent (50%) of the voting power of such entity immediately after the transaction or transactions, including the acquisition of such entity by another entity and any reorganization (other than a reincorporation of such entity under the laws of the state of Delaware), merger, consolidation or share exchange, or which results in the sale of all or substantially all of the assets of such entity.

                  "BROADBASE DISCLOSURE LETTER" means that disclosure letter dated as of the date hereof and provided by Broadbase and Merger Sub to Panopticon simultaneously with the execution and delivery of this Agreement.

                  "COMMISSION" means the United States Securities and Exchange Commission.

                  "CONTRACT" means, with respect to any person, any written or oral agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, purchase order, work order, insurance policy, benefit plan, commitment, covenant, obligation, promise or undertaking of any nature to which such person is a party or by which its properties or assets may be bound or affected or under which it or its business, properties or assets receive benefits.

                  "ESCROW AGENT" has the meaning set forth in Section 2.2(a).

                  "ESCROW PERIOD" means that time period beginning at the Effective Time and ending at 12:01 a.m. on the First anniversary of the Closing Date.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EXCHANGE OPTION" has the meaning set forth in Section 2.1(a)(iv).

                  "EXCHANGE SHARES" means the shares of Broadbase common stock to be issued to Panopticon Shareholders in the Merger pursuant to Section 2.1.

                  "GAAP" means U.S. generally accepted accounting principles, applied on a consistent basis.

                  "HSR ACT" has the meaning set forth in Section 2.5.

                  "MATERIAL ADVERSE EFFECT" when used in connection with an entity means one or more changes, events, violations, inaccuracies, circumstances or effects that, individually or in the aggregate, results or is reasonably likely to be materially adverse to the business, employees, assets or liabilities (including intangible assets), capitalization, financial condition, operations or results of operations of such entity taken as a whole with its subsidiaries, except to the extent that such change, event, violation,

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inaccuracy, circumstance or effect results from: (i) changes in general economic conditions, (ii) changes affecting the industry generally in which the entity operates which do not affect such entity disproportionately, (iii) with respect to Broadbase, a decline in the trading prices of Broadbase common stock, or (iv) with respect to Panopticon, Broadbase's failure to consent to actions requested to be taken by Panopticon under Section 6.4.

                  "PANOPTICON ANCILLARY AGREEMENTS" has the meaning set forth in
Section 4.2(a).

                  "PANOPTICON CONTRACT" means any contract: (a) to which Panopticon is a party; (b) by which Panopticon or any of its assets is bound or subject to any obligation; or (c) under which Panopticon has or may acquire any right or interest.

                  "PANOPTICON DISCLOSURE LETTER" means that disclosure letter dated as of the date hereof and provided by Panopticon to Broadbase and Broadbase Acquisition Corp. simultaneously with the execution and delivery of this Agreement.

                  "PANOPTICON OPTION" has the meaning set forth in Section
4.5(b).

                  "PANOPTICON SHAREHOLDER" means a holder of shares of Panopticon's capital stock, including Panopticon common stock.

                  "PRIVATE PLACEMENT EXEMPTION" has the meaning set forth in
Section 2.3(a).

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.


         2.   PLAN OF MERGER

                  2.1 The Merger. The Agreement of Merger will be filed with the Secretary of State of the State of California and the Certificate of Merger will be filed with the Secretary of State of the State of Delaware as soon as practicable after the Closing (as defined in Section 8.1). The effective time of the Merger (the "EFFECTIVE TIME") shall be the time of filing of the Agreement of Merger unless otherwise specified in the Agreement of Merger. On the terms and subject to the conditions of this Agreement, the Agreement of Merger and the Certificate of Merger, Merger Sub will be merged with and into Panopticon (such remaining entity, as appropriate, the "SURVIVING CORPORATION") in a statutory merger pursuant to the Agreement of Merger and the Certificate of Merger and in accordance with applicable provisions of California and Delaware laws as follows:

                           (a) Conversion of Panopticon Securities.

                                    (i) Total Merger Consideration. In
         connection with the Merger and pursuant to the provisions of this Agreement, Broadbase will issue an aggregate of 3,179,810 fully paid and nonassessable shares of Broadbase common stock (collectively the "TOTAL MERGER CONSIDERATION," and each share individually, an "EXCHANGE SHARE") determined as set forth in this Article 2 (provided that additional shares of Broadbase common stock may be issued, but only with the express written consent of Broadbase (for example, with respect to new option grants pursuant to Section 6.4)) in exchange for all of the securities (including shares of common stock, preferred stock, options, warrants and other rights) of Panopticon outstanding immediately prior to the Effective Time.

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                                    (ii) Conversion of Panopticon Shares.

                                            (A) On the terms and subject to the
              conditions of this Agreement, at the Effective Time, each share of Panopticon common stock and preferred stock held by a Panopticon Shareholder that is issued and outstanding immediately prior to the Effective Time, excluding any Dissenting Shares (as defined in Section 8.3(a)) will, by virtue of the Merger and without further action on the part of any holder thereof (except as expressly provided herein), be converted into and represent the right to receive the number of shares of Broadbase common stock that is equal to the Conversion Ratio. For purposes of calculating the Conversion Ratio, and as used elsewhere in this Agreement, the following definitions apply:

                                                     (1) "PANOPTICON SHARE
                  NUMBER" equals the sum of: (x) the total number of shares of Panopticon common stock (not including treasury shares) outstanding, and which Panopticon has promised to issue or to recommend to the Panopticon board of directors to issue, as of the date of this Agreement, and (y) the total number of shares of Panopticon common stock issuable upon exercise of all Panopticon Options (as defined in Section 4.5), Panopticon Warrants (as defined in Section 4.5) or other rights to acquire Panopticon capital stock outstanding (whether or not vested or exercisable), and those which Panopticon has promised to grant or to recommend to the Panopticon board of directors to grant, as of the date of this Agreement; and

                                                     (2) "CONVERSION RATIO"
                  means the quotient (calculated to the fourth decimal place) obtained by dividing the Total Merger Consideration by the Panopticon Share Number;

              provided that, absent the express written consent of Broadbase (for example, with respect to new option grants pursuant to Section 6.4), in no event shall Broadbase issue more than 3,179,810 shares of Broadbase common stock in connection with the Merger (including shares issuable upon exercise or conversion of Exchange Options and Exchange Warrants). Each outstanding share of Panopticon preferred stock will be converted to Panopticon common stock at the then-applicable conversion ratio prior to the Effective Time, and will be deemed to have been converted to Panopticon common stock prior for purposes of calculating the Conversion Ratio. Each share of Panopticon common stock owned by Panopticon immediately prior to the Effective Time shall be canceled and extinguished without any conversion pursuant to this
              Section 2.2.

                                            (B) Any right of repurchase by
              Panopticon of any shares of Panopticon common stock that exists immediately before the Effective Time shall continue and become a right of Broadbase to repurchase on the same terms and conditions (adjusted according to the Conversion Ratio) as the applicable Exchange Shares, except, with respect to Exchange Shares issued to those persons listed in Schedule 2, as explicitly set forth in the Employment Agreements. Except for shares of Panopticon common stock held by Gerald Held and Lee Kennedy, no right of repurchase shall lapse as a result of the Merger, and if any holder of restricted stock has acceleration provisions that would be triggered by the Merger, each such holder, other than Mr. Held or Ms. Kennedy, will waive such acceleration provisions.

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                                    (iii) Dissenting Shares. Holders of shares
         of Panopticon common stock who have complied with all requirements for perfecting stockholders' rights of appraisal, as set forth in Section 1300 of the California Corporations Code, shall be entitled to their rights under California law with respect to such rights.

                                    (iv) Assumption and Conversion of Panopticon
         Options.

                                            (A) Effective at the Effective Time,
              Broadbase will assume all Panopticon Options, and each of the Panopticon Options shall by its terms be converted into an option to purchase that number of shares of Broadbase common stock (an "EXCHANGE OPTION") which equals the number of shares of Panopticon common stock subject to the Panopticon Option immediately prior to the Effective Time, multiplied by the Conversion Ratio, rounded down to the nearest whole share. The per share exercise price for each Exchange Option will equal the per share exercise price of each such Panopticon Option immediately prior to the Effective Time divided by the Conversion Ratio, rounded up to the nearest whole cent. No cash will be paid in lieu of fractional shares which are rounded down pursuant to this Section 2.1(a)(iv)(A). No Exchange Options or Exchange Shares shall be issued with respect to Panopticon Options which are cancelled subsequent to the date of this Agreement and prior to the Effective Time.

                                            (B) Terms of Assumption of Stock
              Options; Vesting. The term, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Code, if applicable, and all other terms of each Exchange Option will be the same in all material respects as the corresponding Panopticon Option, except, with respect to Exchange Options granted to those persons listed in Schedule 2, as explicitly set forth in the Employment Agreements; provided, however, that if the employment of a holder of Exchange Options (other than those listed in Schedule 2) is terminated (1) by Broadbase without "cause" (as such term is defined in the form of Employment Agreement attached hereto), (2) by such holder, after "Constructive Termination" (as such term is defined in the form of Employment Agreement attached hereto) by Broadbase without cause, or (3) due to the death or disability of such holder, then upon such termination any unvested Exchange Options held by such holder which are subject to cliff vesting as of the time of such termination shall become vested and exercisable with respect to the number of shares that would have vested on a monthly basis during such period in accordance with the monthly vesting schedule to take effect following such cliff period. No vesting of shares subject to Panopticon Options will be accelerated as a result of the Merger and if any holder of Panopticon Options has acceleration provisions that would be triggered by the Merger, each such holder will waive such acceleration provisions. Continuous employment with Panopticon will be credited to holders of Panopticon Options for purposes of determining the number of Exchange Shares exercisable after the Effective Time.

                                    (v) Assumption and Conversion of Panopticon
         Warrants. Effective at the Effective Time, Broadbase will assume all Panopticon Warrants, and each of the Panopticon Warrants shall by its terms be converted into a warrant to purchase that number of shares of Broadbase common stock (an "EXCHANGE WARRANT") which equals the number of shares of Panopticon common stock subject to the Panopticon Warrant immediately prior to the Effective Time, multiplied by the Conversion Ratio, rounded down to the nearest whole share. The per share exercise price for each Exchange Warrant will equal the per share exercise price of each such Panopticon Warrant immediately prior to the Effective Time divided by the


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         Conversion Ratio, rounded up to the nearest whole cent. No cash will be paid in lieu of fractional shares which are rounded down pursuant to this Section 2.1(a)(v)(A). The term, exercisability, vesting schedule, and all other terms of each Exchange Warrant will be the same in all material respects as the corresponding Panopticon Warrant. No Exchange Warrants or Exchange Shares shall be issued with respect to the Panopticon Warrant held by Kindling I LLC issued August 15, 1999 (with respect to the remaining shares subject to such warrant) and all other Panopticon Warrants which, by their terms, will never become exercisable (the "NON-EXERCISABLE PANOPTICON WARRANTS").

                                    (vi) Adjustment for Capital Changes. If
         prior to the Merger, Broadbase (A) recapitalizes either through a split-up of the outstanding shares of Broadbase common stock into a greater number, or through a combination of such outstanding shares into a lesser number, (B) reorganizes, reclassifies or otherwise changes such outstanding shares into the same or a different number of shares of other classes or into securities of another company (other than through a split-up or combination of shares provided for in the previous clause), or (C) declares a dividend on its outstanding shares payable in shares or securities convertible into shares, the calculation of the Conversion Ratio and the Escrow Shares (as defined in Section 2.2(b)) will be adjusted appropriately so as to maintain the proportionate interests of the Panopticon Shareholders and the holders of Broadbase common Stock at the time of such recapitalization.

                                    (vii) Fractional Shares. No fractional
         shares of Broadbase common stock will be issued in connection with the Merger. However, in lieu thereof, each Panopticon Shareholder who would otherwise be entitled to receive a fraction of a share of Broadbase common stock (excluding with respect to Panopticon Options and Panopticon Warrants) will receive from Broadbase an amount of cash equal to the product obtained by multiplying (A) the closing price of a share of Broadbase common stock on the Nasdaq National Market on the last trading day before the Effective Time by (B) the fraction of a share of Broadbase common stock that such holder would otherwise have been entitled to receive.

                           (b) Effects of the Merger. At the Effective Time: (i) Merger Sub will merge with and into Panopticon, Panopticon will be the Surviving Corporation pursuant to the terms of the Agreement of Merger and the Certificate of Merger and the separate existence of Merger Sub will thereupon cease; (ii) each share of Panopticon capital stock outstanding immediately prior to the Effective Time will be converted as provided in this Section 2.1, subject to the escrow provisions of Section 2.2; (iii) each share of common stock of Merger Sub that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without further action on the part of the sole stockholder of Merger Sub, be converted into and become one share of common stock of the Surviving Corporation (and the shares of Surviving Corporation into which the shares of Merger Sub common stock are so converted shall be the only shares of Panopticon common stock that are issued and outstanding immediately after the Effective Time); (iv) the Articles of Incorporation and Bylaws of Panopticon shall be amended and restated to contain provisions in substantially the form set forth in the Certificate of Incorporation and Bylaws of Merger Sub; (v) the Board of Directors and executive officers of Broadbase will remain unchanged and the sole director and officers of Merger Sub immediately prior to the Effective Time will become the sole director and officers of the Surviving Corporation; and (vi) the Merger will, from and after the Effective Time, have all of the effects provided by applicable law.

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                  2.2      Escrow.

                           (a) Escrow Agent. State Street Bank and Trust Company of California, N.A., or such other escrow agent selected by Broadbase prior to the Closing (the "ESCROW AGENT") shall hold, release and perform other tasks related to the Escrow Shares (defined in Section 2.2(b)) pursuant to the provisions of the Escrow Agreement.

                           (b) Escrow Shares. Broadbase will deduct, on a pro rata basis from the number of Exchange Shares to be issued to each Panopticon Shareholder pursuant to Section 2.1(a)(ii) upon surrender of his or her Panopticon Certificates, that number of shares of Broadbase common stock equal to ten percent (10%) of the shares of Broadbase common stock issuable in the Merger to the holders of Panopticon common stock immediately prior to the Effective Time, rounded to the nearest whole share (the "ESCROW SHARES"). As soon as practicable after the Effective Time, and in accordance with the provisions of the Escrow Agreement, Broadbase will deposit with the Escrow Agent certificates representing the Escrow Shares, issued in the name of each Panopticon Shareholder, together with related stock transfer powers. Stock dividends that are issued in order to effect a stock split of Broadbase common stock on Escrow Shares paid during the Escrow Period shall also be held in escrow until such Escrow Shares are released.

                           For the purposes of this Agreement and the Escrow Agreement, Escrow Shares will be deemed to have a per share value equal to the closing price per share of Broadbase common stock as quoted on the Nasdaq National Market, and reported in The Wall Street Journal, for the trading day immediately preceding the Closing Date (such price shall be subject to adjustment to reflect any capital change of the type referred to in Section 2.1(a)(v), whether occurring at or after the Effective Time, and Broadbase shall promptly provide the Escrow Agent with written notice of such capital change) as provided in the Escrow Agreement.

                           (c) Escrow Period. The Escrow Agent will hold the Escrow Shares and dividends as collateral for Panopticon's indemnification obligations and release shares to satisfy valid claims, all pursuant to the Escrow Agreement and Article 12 of this Agreement. The Escrow Agent will continue to hold Escrow Shares and dividends not released in satisfaction of claims until the end of the Escrow Period.

                  2.3      Securities Law Compliance and Contractual
                           Restrictions.

                           (a) Issuance of Exchange Shares in Exchange for Panopticon Common Stock. The parties to this Agreement intend that Broadbase shall issue the Exchange Shares pursuant to a permit obtained pursuant to a California fairness hearing under Section 3(a)(10) of the Securities Act, or, if Broadbase and Panopticon are unable to obtain such a permit after using reasonable best efforts to do so, pursuant to a "private placement" under Regulation D and/or Section 4(2) of the Securities Act and applicable state securities laws (the "PRIVATE PLACEMENT EXEMPTION"). In the event that a permit is not obtained and the Exchange Shares are issued pursuant to the Private Placement Exemption, the parties agree to cooperate in good faith to negotiate and enter into, and cause the Panopticon Shareholders to enter into, a registration rights agreement providing for the terms set forth in Section 2.3(c)(ii).

                           (b) Issuance of Exchange Shares Pursuant to Exercises of Exchange Options. Broadbase shall cause the Exchange Shares that are issuable upon exercise of the Exchange Options to be registered under the Securities Act on Form S-8 or any other applicable form within a


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     reasonable time after the Closing Date (and in any event within 30 days following the Closing Date). Broadbase will use commercially reasonable efforts to maintain the effectiveness of such registration statement so long as the Exchange Options and New Options (or shares issued upon exercise thereof) remain outstanding.


                           (c) Securities Law Restrictions on Resale of Exchange Shares.

                                    (i) Fairness Hearing. In the event that the
         Exchange Shares are issued pursuant to a permit obtained pursuant to a California fairness hearing as provided above, the Exchange Shares will be freely tradable, subject to (A) with respect to the persons listed on Schedule 2, the contractual resale restrictions or repurchase rights set forth in their Employment Agreements with Broadbase, (B) such restrictions imposed by the Securities Act (including Rule 145 promulgated thereunder) on stockholders who are former affiliates of Panopticon or who become affiliates of Broadbase following the Merger,
         (C) the extent of any repurchase rights assumed by Broadbase with respect to any such Exchange Shares which are unvested, and (D) compliance with any securities trading policies of Broadbase that are applicable to its officers and/or employees. In this circumstance, Broadbase will not be under any obligation to register the offer and sale of the Exchange Shares (other than those issued upon the exercise of Exchange Options) with the Commission under the Securities Act.

                                    (ii) Private Placement. In the event that
         the Exchange Shares are issued pursuant to Private Placement Exemption:

                                            (A) Restricted Securities. The
              Exchange Shares shall constitute "restricted securities" within the meaning of the Securities Act. The certificates for Exchange Shares to be issued in the Merger shall bear appropriate legends to identify such privately placed shares as being restricted under the Securities Act, to comply with applicable state securities laws.

                                            (B) S-3 Registration Rights. Within
              15 days after Broadbase becomes eligible to use such form under the Securities Act, Broadbase shall file with the Commission a shelf registration statement on Form S-3 to provide for the resale of the Exchange Shares. Notwithstanding the foregoing, if Broadbase is not eligible to use such form as of September 30, 2000, then Broadbase will instead use its best efforts to file with the Commission a registration statement on Form S-1 to provide for resale of the Exchange Shares on or before October 15, 2000. Broadbase will keep such registration statement effective for a period of one year after the Effective Time, in accordance with the terms and conditions of the registration rights agreement.

                                            (C) Piggyback Registration Rights.
              Broadbase shall notify all holders of Exchange Shares in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of Broadbase securities (including, but not limited to, registration statements relating to secondary offerings of Broadbase securities, but excluding registration statements relating to any employee benefit plan or a corporate reorganization) and will afford each such holder an opportunity to include in such registration statement all or any part of the Exchange Shares then held by such holder. Each holder desiring to include in any such registration statement all or any part of the Exchange Shares held by such holder shall, within twenty (20) days after receipt of the above-described notice from Broadbase, so notify Broadbase in writing,



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

              and in such notice shall inform Broadbase of the number of Exchange Shares such holder wishes to include in such registration statement. The rights pursuant to this Section 2.3(c)(ii)(C) shall terminate and have no force and effect upon the declaration by the Commission of the effectiveness of a registration statement on Form S-3 filed by Broadbase providing for the resale of the Exchange Shares.

                           (d) Holders of Exchange Shares will be wholly responsible for compliance with all federal and state securities laws regarding the sale, transfer or other disposition of such shares.

                  2.4      Tax and Accounting Aspects of the Merger.

                           (a) Tax Free Reorganization. The parties intend to adopt this Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a)(1)(A) and
     Section 368(a)(2)(E) of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. The value of the Exchange Shares and Exchange Options to be received in the Merger is approximately equal, in each instance, to the value of the Panopticon common stock and Panopticon Options to be surrendered in exchange therefor. The Exchange Shares issued in the Merger will be issued solely in exchange for the Panopticon common stock or upon exercise of Exchange Options, and no other transaction other than the Merger represents, provides for or is intended to be an adjustment to, the consideration paid for the Panopticon common stock and Panopticon Options. Except for any cash paid in lieu of fractional shares, no consideration that could constitute "other property" within the meaning of Section 356 of the Code is being paid by Broadbase for the Panopticon common stock and Panopticon Options in the Merger. The parties shall treat the Merger as a tax-free reorganization described in Section 368(a)(2)(E) of the Code and shall not take any position on any tax returns or for any federal income tax purposes that is inconsistent with such treatment or is inconsistent with this Section 2.4(a). In addition, Broadbase represents that it presently intends, and covenants that at the Effective Time it will intend, to continue Panopticon's historic business or use a significant portion of Panopticon's business assets in a business.

                           (b) Accounting Treatment. The parties intend that the Merger be treated as a "purchase" for accounting purposes.

                  2.5 Antitrust. Each of Broadbase and Panopticon will promptly prepare and file the applicable notices (if any) required to be filed by it under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR ACT"), and comply promptly with any requests to it from the Federal Trade Commission or United States Department of Justice for additional information.

                  2.6 Further Assurances. Panopticon agrees that if, at any time before or after the Effective Time, Broadbase considers or is advised that any further deeds, assignments or assurances are reasonably necessary or desirable to vest, perfect or confirm in Broadbase title to any property or rights of Panopticon or the Surviving Corporation as provided herein, Broadbase, the Surviving Corporation and their proper officers and directors are hereby authorized by Panopticon to execute and deliver all such proper deeds, assignments and assurances and do all other things necessary or desirable to vest, perfect or confirm title to such property or rights in Broadbase and otherwise to carry out the purpose of this Agreement, in the name of Panopticon or otherwise. The officers and directors of Broadbase, Panopticon and Merger Sub will take all such other lawful and necessary or desirable action to carry out the purposes of this Agreement.

         3.       ADDITIONAL AGREEMENTS


                  3.1 Public Announcement. Broadbase and Panopticon will issue a press release approved by both parties announcing the Merger as soon as practicable following the execution of this Agreement. Each of Broadbase and Panopticon may issue such press releases, and make such other disclosures regarding the Merger, as it determines to be required or appropriate under applicable securities laws or Nasdaq Stock Market rules after reasonable consultation, where possible, with the other. Panopticon will not make any other public announcement or disclosure of the transactions contemplated by this Agreement. Panopticon will take all reasonable precautions to prevent any trading in the securities of Broadbase by officers, directors, employees and agents of Panopticon, having knowledge of any material information regarding Broadbase provided hereunder, including, without limitation, the existence of the transactions contemplated by this Agreement until the information in question has been publicly disclosed.

                  3.2 Fees and Expenses. Except as set forth in this Section 3.3, each party will bear its respective expenses and fees of its own accountants, attorneys, investment bankers and other professionals incurred with respect to this Agreement and the transactions contemplated hereby. If the Merger is consummated, Broadbase will pay at or immediately following the Closing the reasonable investment banking, accounting and attorneys' fees and expenses and other fees and expenses incurred by Panopticon in connection with the Merger, not to exceed more than $235,000.

                  3.3 Integration Matters. Panopticon and Broadbase will cooperate in good faith to identify and, to the extent practicable, to resolve matters regarding the orderly integration of their respective operations.


         4.       REPRESENTATIONS AND WARRANTIES OF PANOPTICON

                  Except as set forth in the Panopticon Disclosure Letter, the parts of which are numbered to correspond to the section numbers of this Agreement, Panopticon hereby represents and warrants to Broadbase as follows:

                  4.1 Organization and Good Standing. Panopticon is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is qualified as a foreign corporation in each other jurisdiction (as listed under Item 4.1 of the Panopticon Disclosure Letter) in which a failure to be so qualified could reasonably be expected to have a Material Adverse Effect on Panopticon.

                  4.2      Power, Authorization and Validity.

                           (a) Panopticon has the corporate power and authority to: (i) carry on its business as now conducted and as proposed to be conducted; (ii) own, operate and lease its properties in the manner in which its properties are currently owned, used and leased and in the manner in which its properties are proposed to be owned, used and leased; (iii) perform its obligations under all Panopticon Contracts, and (iv) enter into and perform its obligations under this Agreement and all agreements to which Panopticon is or will be a party that are required to be executed pursuant to or in connection with this Agreement (the "PANOPTICON ANCILLARY AGREEMENTS"). The execution, delivery and performance of this Agreement and the Panopticon Ancillary Agreements has been duly and validly approved by the unanimous vote of the Panopticon Board of Directors.

                           (b) No filing, authorization or approval, governmental or otherwise, is necessary to enable Panopticon to enter into and to perform its obligations under this Agreement and the Panopticon Ancillary Agreements, except for (i) the filing of the Agreement of Merger and the Certificate of Merger with the Secretaries of State of the State of California and Delaware, respectively, the filing of such officers' certificates and other documents as are required to effectuate the Merger under California and Delaware law and the filing of appropriate documents with the relevant authorities of the states other than California in which Panopticon is qualified to do business, if any, (ii) such filings as may be required to comply with federal and state securities laws, including the Permit Application (as defined in Section 6.5), (iii) the approval of the holders of at least a majority of the outstanding shares of Panopticon common stock and two-thirds of the outstanding shares of Panopticon preferred stock of the Merger, this Agreement and related transactions contemplated hereby, and (iv) such filings as may be required by the HSR Act. As of the date hereof, the Panopticon Shareholders who have executed Voting Agreements collectively own shares of Panopticon Common Stock and Panopticon Preferred Stock representing, in the aggregate, voting power sufficient to approve the Merger, this Agreement and the related transactions contemplated hereby.

                           (c) This Agreement and the Panopticon Ancillary Agreements are, or when executed and delivered by Panopticon and the other parties thereto will be, valid and binding obligations of Panopticon enforceable against Panopticon in accordance with their respective terms, except as to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (ii) rules of law governing specific performance, injunctive relief and other equitable remedies and (iii) the enforceability of provisions requiring indemnification; provided, however, that the Certificate of Merger, the Agreement of Merger and the Panopticon Ancillary Agreements will not be effective until the earlier of the Effective Time and the date provided for therein.

                  4.3 No Violation of Charter Documents, Contracts or Laws. Neither the execution and delivery of this Agreement or any Panopticon Ancillary Agreement, nor the consummation of the transactions provided for herein or therein, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, (a) any provision of the Certificate of Incorporation, Bylaws or other charter documents of Panopticon, as currently in effect, (b) any material Panopticon Contract, or
(c) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Panopticon or its assets or properties. The consummation of the Merger and succession by Broadbase to all rights, licenses, franchises, leases and agreements of Panopticon will not require the consent of any third party (except as set forth under Item 4.3 of the Panopticon Disclosure Letter) and will not have a Material Adverse Effect on Panopticon.

                  4.4      Corporate Documents.

                           (a) Panopticon has made available to Broadbase for examination all documents and information listed in the Panopticon Disclosure Letter or other exhibits called for by this Agreement, including, without limitation, the following: (i) copies of Panopticon's Articles of Incorporation, Bylaws and other charter documents, as currently in effect; (ii) Panopticon's minute book containing all records of all proceedings, consents, actions and meetings of the shareholders, the Board of Directors and any committees of the Board of Directors of Panopticon;
     (iii) Panopticon's stock ledger, journal and other records reflecting all stock issuances and transfers; and (iv) all permits, orders and consents issued by any regulatory agency with respect to Panopticon, or any securities of Panopticon, and all applications for such permits, orders and consents.

                           (b) There has not been any violation of any of the provisions of the Panopticon Articles of Incorporation or Panopticon bylaws, and to Panopticon's knowledge, no event has occurred, and no condition or circumstance exists, that likely would (with or without notice and/or lapse of time) constitute or result directly or indirectly in such a violation.

                           (c) The books of account, stock records, minute books and other records of Panopticon (i) are in all material respects true and complete, (ii) have been maintained in accordance with reasonable business practices and (iii) accurately and fairly reflect in all material respects the transactions and dispositions of the assets of Panopticon.

                  4.5      Capitalization.

                           (a) Authorized/Outstanding Capital Stock. As of the date hereof, the authorized capital stock of Panopticon consists solely of 10,000,000 shares of Panopticon common stock and 2,500,000 shares of Panopticon preferred stock (all of which are designated as Series A Preferred Stock). As of the date hereof, there are issued and outstanding 5,318,362 shares of Panopticon common stock and 2,220,759 shares of Series A Preferred Stock (each of which is convertible into one share of Panopticon common stock). All issued and outstanding shares of Panopticon common stock and Panopticon preferred stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission and have been offered, issued, sold and delivered by Panopticon in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws. A list of all holders of Panopticon capital stock and the number of shares held by each is set forth under Item 4.5(a) of the Panopticon Disclosure Letter as of the date hereof, to be updated as of the Closing Date.

                           (b) Options/Warrants/Rights. As of the date of this
     Agreement: (i) options to purchase 1,139,700 shares of Panopticon common stock (the "PANOPTICON OPTIONS") have been issued and are outstanding; (ii) warrants to purchase 350,000 shares of Panopticon common stock have been issued and are outstanding; and (iii) warrants to purchase 186,487 shares of Panopticon Series A Preferred Stock have been issued and are outstanding (the warrants in (ii) and (iii) are collectively referred to as the "PANOPTICON WARRANTS"). A list of all holders of Panopticon Options and Panopticon Warrants is set forth under Item 4.5(b) of the Panopticon Disclosure Letter. Item 4.5(b) of the Panopticon Disclosure Letter lists for each person who holds Panopticon Options or Panopticon Warrants, the exercise price for each such Panopticon Option or Panopticon Warrant, the number of shares or other securities covered by each such Panopticon Option or Panopticon Warrant, the term of exercisability of each such Panopticon Option or Panopticon Warrant, the vesting schedule and the extent each such Panopticon Option or Panopticon Warrant is vested as of the date hereof. In addition, Item 4.5(b) of the Panopticon Disclosure Letter lists all holders of unvested shares of Panopticon common stock and for each such person, the number of unvested shares of Panopticon common stock held and the vesting schedule. Panopticon has delivered to Broadbase accurate and complete copies of all plans pursuant to which Panopticon has ever granted stock options or warrants. Except as set forth in Item 4.5(b) of the Panopticon Disclosure Letter, there is no: (i) outstanding preemptive right, stock appreciation right, subscription, option, call, warrant or right (whether or not currently exercisable) to acquire from Panopticon or, to Panopticon's knowledge, from affiliates of Panopticon, any shares of the capital stock or other securities of Panopticon; (ii) outstanding security, instrument or obligation issued by Panopticon or controlled affiliates of Panopticon, that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Panopticon; (iii) shareholders' rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which Panopticon is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; (iv) Contract to which Panopticon is a party relating to the voting or registration of or restricting any person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to) any shares of Panopticon common stock; (v) liability for dividends accrued but unpaid; or (vi) condition or circumstance, to Panopticon's knowledge, that likely would directly or indirectly give rise to or provide a basis for the assertion of a claim by any person to the effect that such person is entitled to acquire or receive any shares of capital stock or other securities of Panopticon, including but not limited to promises to issue or grant securities of Panopticon or to recommend to Panopticon's board of directors to issue or grant securities of Panopticon.

                           (c) Panopticon is not under any obligation to register under the Securities Act any of its presently outstanding securities or any securities that may be subsequently issued.

                           (d) To Panopticon's knowledge (i) each Panopticon Shareholder has valid title to the shares of Panopticon common stock to be sold by such shareholder as set forth under Item 4.5(d) of the Panopticon Disclosure Letter, and the legal right and power, and all authorizations and approvals required by law, to enter into this Agreement, and to sell, transfer and deliver the shares to be sold by such shareholder; (ii) no Panopticon Shareholder has sold, assigned or otherwise transferred to any third party any of his or her right, title or interest in or to any of the shares of Panopticon common stock set forth as owned by such shareholder on
     Item 4.5(d); and (iii) there exists no pledge, lien, security interest, claim or encumbrance whatsoever on or relating to any of the shares of Panopticon common stock set forth as owned by such shareholder on Item 4.5(d). To Panopticon's knowledge, (i) no Panopticon Shareholder has claimed any interest in any additional shares of capital stock of Panopticon, or any options, warrants or other securities of Panopticon, except for the number of shares of Panopticon common stock which such person is shown to be the owner of on Item 4.5(d), and (ii) no third party who is not listed on Item 4.5(d) has made, or has, any claim of entitlement to receive any shares of the capital stock of Panopticon, any warrants or other rights to acquire any capital stock of Panopticon or any other securities of Panopticon.

                  4.6 Board of Directors, Officers and Key Personnel. Item 4.6 of the Panopticon Disclosure Letter accurately sets forth: (a) the name and title of each of Panopticon's officers; (b) the name and title of supervisory, developmental or other key personnel of Panopticon; and (c) the name, principal occupation and address of each member of Panopticon's board of directors.

                  4.7 Subsidiaries and Guaranties. Panopticon does not have any equity interest, direct or indirect, in any corporation, partnership, joint venture or other business entity. Panopticon is not a guarantor of any obligation of a third party, whether or not such third party is related to or affiliated with Panopticon.

                  4.8 Litigation. There is no action, suit, arbitration, mediation, proceeding, claim or, to Panopticon's knowledge, investigation pending against Panopticon, nor, to Panopticon's knowledge, are any of the foregoing threatened against Panopticon before any court, administrative agency or arbitrator that, if determined adversely to Panopticon, may reasonably be expected to have a Material Adverse Effect on Panopticon. There is no judgment, decree, injunction, rule or administrative agency or arbitrator outstanding against Panopticon. To the knowledge of Panopticon, there is no basis for any person, firm, corporation or entity to assert a claim against Panopticon, or Broadbase as successor in interest to Panopticon, based upon: (a) ownership or rights to ownership of any shares of Panopticon common stock or other securities, (b) any rights as a Panopticon securities holder, including, without limitation, any option, warrant or other right to acquire any Panopticon securities, any preemptive rights or any rights to notice or to vote, or (c) any rights under any agreement between Panopticon and any Panopticon securities holder or former Panopticon securities holder in such holder's capacity as such. There is no action, suit, proceeding, claim, arbitration or investigation pending as to which Panopticon has received notice of assertion against Panopticon, which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

                  4.9 Panopticon Financial Statements. Panopticon has delivered to Broadbase, attached hereto as Exhibit E, Panopticon's unaudited balance sheet as of December 31, 1998 and 1999 and its unaudited balance sheet as of May 31, 2000 (the "BALANCE SHEET DATE"), Panopticon's unaudited income statements and cash flows for the years ended December 31, 1998 and 1999 and its unaudited income statement and cash flow for the period from January 1, 2000 through May 31, 2000 (collectively, the "PANOPTICON FINANCIAL STATEMENTS"). Except as disclosed under Item 4.9 of the Panopticon Disclosure Letter, the Panopticon Financial Statements: (a) are in accordance with the books and records of Panopticon, (b) present fairly and accurately the financial condition of Panopticon at the respective dates specified therein and the results of operations for the respective periods specified therein in accordance with GAAP and (c) have been prepared in accordance with GAAP applied on a consistent basis (except for the absence of any footnotes required by GAAP in the Financial Statements and subject to customary year-end adjustments). In the opinion of management of Panopticon, the Financial Statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations of Panopticon for the unaudited interim period. Panopticon has no material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected, reserved against or disclosed in the Panopticon Financial Statements or under Item 4.9 of the Panopticon Disclosure Letter, except for those that may have been incurred after the Balance Sheet Date in the ordinary course of Panopticon's business, consistent with past practice and that are in an aggregate amount not to exceed $50,000.

                  4.10     Taxes.

                           (a) For the purposes of this Section 4.10, the terms "TAX" and "TAXES" include all federal, state, local and foreign income, gains, franchise, excise, property, sales, use, employment, license, payroll, occupation, recording, value added or transfer taxes, governmental charges, fees, levies or assessments (whether payable directly or by withholding), and, with respect to such taxes, any estimated tax, interest and penalties or additions to tax and interest on such penalties and additions to tax.

                           (b) Except as set forth in Item 4.10(b) of the Panopticon Disclosure Letter, Panopticon has filed all federal, state, local and foreign tax and material information returns required to be filed prior to the date hereof, has paid all taxes required to be paid in respect of all periods prior to the date hereof for which returns have been filed, has made all necessary estimated tax payments, and has no material liability for taxes in excess of the amount so paid, except to the extent adequate reserves have been established in the Panopticon Financial Statements. True, correct and complete copies of all such tax and information returns for the past two years have been provided or made available by Panopticon to Broadbase. Panopticon is not delinquent in the payment of any tax or in the filing of any tax returns, and no deficiencies for any tax have been threatened, claimed, proposed or assessed which have not been settled or paid. No tax return of Panopticon has ever been audited by the Internal Revenue Service or any state taxing agency or authority. Panopticon does not have any current or deferred federal income tax liabilities and will not as a result of the Merger become liable for any income tax not adequately reserved against on the Panopticon Financial Statements. Panopticon has not filed a consent pursuant to Section 341(f) of the Code.

     (c) No benefit payable or which may become payable by Panopticon pursuant to any Panopticon Employee Plan (as defined in Section 4.17(c) or any Panopticon Benefit Arrangement (as defined in Section 4.17(e) or as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code.

                  4.11     Title to Properties.

                           (a) Panopticon has good and marketable title to all of its assets as shown on the balance sheet as of the Balance Sheet Date included in the Panopticon Financial Statements, free and clear of all liens, charges or encumbrances (other than for taxes not yet due and payable). Except as set forth under Item 4.11 of the Panopticon Disclosure Letter, there are no UCC financing statements of record with any state naming Panopticon as debtor and Panopticon does not own any property in any other state. The machinery and equipment included in the assets of Panopticon is in all material respects in good condition and repair, normal wear and tear excepted, and all leases of real or personal property to which Panopticon is a party are fully effective and afford Panopticon peaceful and undisturbed possession of the subject matter of the lease. To its knowledge, Panopticon is not in violation of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties, and Panopticon has not received any notice of such violation with which it has not complied or had waived.

                           (b) Panopticon owns no real property, nor has it ever owned any real property. All leases of real or personal property to which Panopticon is a party are fully effective and afford Panopticon peaceful and undisturbed possession of the subject matter of the lease. The Surviving Corporation will obtain a valid ownership or leasehold interest in all such personal property that Panopticon currently owns or leases and all real property that Panopticon currently leases, as of the date of this Agreement, in each case free and clear of all title defects and encumbrances of any kind, except: (i) mechanics', carriers', workers' and other similar liens arising in the ordinary course of business, and (ii) liens for current taxes not yet due and payable.

                  4.12 Absence of Certain Changes or Events. Since the Balance Sheet Date, Panopticon has carried on its business in the ordinary course substantially in accordance with the procedures and practices in effect on the Balance Sheet Date.

                           (a) Except as set forth under Item 4.12 of the Panopticon Disclosure Letter or permitted by the terms of this Agreement, since the Balance Sheet Date there has not been with respect to Panopticon:

                                    (i) any change, event, violation,
         circumstance or effect on the business, prospects, assets or liabilities (including intangible assets), capitalization, financial condition or results of operations of Panopticon, which by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or can reasonably be expected to have a Material Adverse Effect on Panopticon;

                                    (ii) any contingent liability incurred by
         Panopticon as guarantor or surety with respect to the obligations of others which exceed in the aggregate $100,000;

                                    (iii) any mortgage, encumbrance or lien
         placed on any of the properties of Panopticon;

                                    (iv) any obligation or liability incurred by
         Panopticon other than in the ordinary course of business, which obligations or liabilities do not exceed in the aggregate $100,000 through the date of this Agreement;

                                    (v) any purchase, license, sale or other
         disposition, or any agreement or other arrangement for the purchase, license, sale or other disposition, of any of the property (including Panopticon IP Rights), assets or goodwill of Panopticon other than in the ordinary course of business and consistent with past practice;

                                    (vi) any material damage, destruction or
         loss of any material property or asset, whether or not covered by insurance;

                                    (vii) any labor dispute or claim of unfair
         labor practices;

                                    (viii) any change in the compensation
         payable or to become payable to any of Panopticon's officers, employees or agents earning compensation at an anticipated annual rate in excess of $50,000, or any bonus payment or arrangement made to or with any of such officers, employees, consultants or agents; or any change in the compensation payable or to become payable to any of Panopticon's other officers, employees, consultants or agents (other than normal annual raises for non-officers in the ordinary course of business consistent with past practice) or any bonus payment or arrangement made to or with any of such officers, employees or agents other than normal bonuses or compensation increases granted prior to the date of this Agreement as disclosed under Item 4.12(a)(viii);

                                    (ix) any material change with respect to the
         personnel of Panopticon; and

                                    (x) any loss of one or more material
         Panopticon customers or such number of Panopticon customers which together represent a material amount of business;

                           (b) Except as set forth under Item 4.12 or permitted by the terms of this Agreement, since the Balance Sheet Date
     Panopticon has not:

                                    (i) formed any subsidiary or acquired any
         equity interest or other interest in any other entity;

                                    (ii) amended the Panopticon Articles of
         Incorporation, Panopticon Bylaws or any other charter document;

                                    (iii) made any payment or discharged any
         material lien or liability of Panopticon, which lien or liability was not either (A) shown on the balance sheet as of the Balance Sheet Date included in the Panopticon Financial Statements or (B) incurred in the ordinary course of business after the Balance Sheet Date;

                                    (iv) incurred any obligation or liability to
         any of its officers, directors, shareholders or affiliates, or any loans or advances made to any of its officers, directors, shareholders or affiliates, except normal compensation and expense allowances payable to officers or directors;

                                    (v) sold, issued, granted or authorized the
         issuance or grant of: (A) any shares of its capital stock of any class or other security (other than (1) options issued to employees in the ordinary course of business consistent with past practice (all of which had been granted as of the date of this Agreement), or (2) pursuant to exercise of outstanding stock options); (B) any option, call, warrant, obligation, subscription, or other right to acquire any capital stock or any other security, except for stock options described in Section 4.5; or (C) any instrument convertible into or exchangeable for any capital stock or other security; or accelerated the vesting of any outstanding option or other security, except for acceleration provisions that are contained in existing stock option grants (each of which is listed under Item 4.12);

                                    (vi) declared, set aside or paid any
         dividend on, or made any other distribution in respect of, the capital stock of Panopticon, or made any changes in any rights, preferences, privileges or restrictions of any outstanding capital stock of Panopticon;

                                    (vii) effected any split, stock dividend,
         combination or recapitalization of the capital stock of Panopticon or any direct or indirect redemption, purchase or other acquisition by Panopticon of the capital stock of Panopticon;

                                    (viii) effected or been a party to any
         transaction relating to a merger, consolidation, sale of all or substantially all of its assets, or similar transaction; or accepted or otherwise entered into any Acquisition Proposal;

                                    (ix) executed, amended, relinquished,
         terminated or failed to renew any material Contract, lease, transaction or legally binding commitment other than in the ordinary course of Panopticon's business (nor, to Panopticon's knowledge, has there been any written or oral indication or assertion by the other party thereto of its desire to so amend, relinquish, terminate or not renew any such Contract, lease transaction or legally binding commitment);

                                    (x) deferred the payment of any accounts
         payable outside the ordinary course of business or in an amount which is material or any discount, accommodation or other concession made outside the ordinary course in order to accelerate or induce the collection of any receivable;

                                    (xi) borrowed any money other than in the
         ordinary course of its business, and not in excess of $100,000 in the aggregate; or

                                    (xii) entered into any other transaction or
         taken any other action outside the ordinary course of Panopticon's business (other than as disclosed in Item 4.12).

                  4.13 Agreements and Commitments. Except as set forth under
Item 4.13 of the Panopticon Disclosure Letter and delivered or made available by Panopticon to Broadbase herewith, or as listed under Item 4.14 or Item 4.17 as required by Section 4.14 or Section 4.17, as the case may be, Panopticon is not a party or subject to any oral or written executory agreement, obligation or commitment that is material to Panopticon, its financial condition or business or which is described below and is not terminable within 60 days without cost or penalty to Panopticon, including but not limited to the following:


                                    (a) Any Contract providing for payments by
         or to Panopticon in an amount with respect to any single transaction of
         (i) $100,000 or more in the ordinary course of business or (ii) $50,000 or more not in the ordinary course of business;

                           (b) Any license agreement as licensor or licensee, including without limitation any Contract to which Panopticon has granted or may grant in the future a source code license or option or other right to use or acquire source code (except: (i) as licensee of standard non-exclusive consumer software licenses in the ordinary course of business, and (ii) for standard non-exclusive software licenses granted to end-user customers in the ordinary course of business, the form of which has been provided to Broadbase);

                           (c) Any agreement by Panopticon to encumber, transfer or sell any material rights in or with respect to any Panopticon IP Rights (as defined in Section 4.14) except in the ordinary course of business consistent with past practice;

                           (d) Any Contract currently in force for hosting, data center, transaction processing or other services related to the Panopticon website and provision of hosted versions of Panopticon products and services;

                           (e) Any agreement for the sale or lease of real or personal property involving more than $50,000 per year;

                           (f) Any dealer, distributor, sales representative, original equipment manufacturer, value added remarketer or other agreement for the distribution of Panopticon's products;

                           (g) Any franchise agreement or financing statement;

                           (h) Any stock redemption or purchase agreement;

                           (i) Any joint venture Contract or arrangement or any other agreement that involves a sharing of profits with other persons or the payment of royalties to any other person;

                           (j) Any instrument evidencing indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee or otherwise, except for trade indebtedness or any advance to any employee of Panopticon incurred or made in the ordinary course of business, and except as disclosed in the Panopticon Financial Statements;

                           (k) Any Contract containing covenants purporting to limit Panopticon's freedom to compete in any line of business in any geographic area or to sell products or services to a specific entity;

                           (l) Any Contract currently in force to provide source code to any third party for any product or technology;

                           (m) Any Contract for the employment of any officer, employee or consultant of Panopticon or any other type of Contract or understanding with any officer, employee or consultant of Panopticon that is not immediately terminable by Panopticon without cost or liability;

                           (n) Any contract for consulting or similar services with a term of more than sixty (60) days and which is not terminable without penalty with notice of sixty (60) days or less; or

                           (o) any other material Contract entered into outside the ordinary course of business.

                           All agreements, obligations and commitments listed
in Item 4.13, Item 4.14, or Item 4.17, as required by Section 4.13, Section 4.14, or Section 4.17, as the case may be, are valid and in full force and effect, and except as expressly noted, a true and complete copy of each has been delivered or made available to Broadbase. Except as noted on Item 4.13, neither Panopticon nor, to the knowledge of Panopticon, any other party is in material breach of or default under any material term of any such agreement, obligation or commitment. Panopticon has no liability for renegotiation of government Contracts or sub-Contracts which are material to Panopticon, its financial condition, business or prospects.

                  4.14     Intellectual Property.

                           (a) Definition. As used herein, the term
     "INTELLECTUAL PROPERTY RIGHTS" shall mean all worldwide industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, URLs, copyright, copyright applications, franchises, licenses, inventories, know-how, trade secrets, customer lists, proprietary processes and formulae, all source and object code, algorithms, architecture, structure, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records.

                           (b) Ownership of Intellectual Property. Panopticon owns all right, title and interest in, or has the right to use, all Intellectual Property Rights used in or reasonably necessary to the conduct of its business as presently conducted and the business of the licensing and use of Panopticon products and the sale of commercial services using such intellectual property and proprietary rights ("PANOPTICON IP RIGHTS"). Panopticon has the unrestricted, worldwide right to reproduce, manufacture, sell, license and distribute all of its products and services (such products and services being set forth under Item 4.14(b) of the Panopticon Disclosure Letter) and the right to use all of its customer and supplier lists. Except as set forth under Item 4.14(b), Panopticon has not granted any reseller, distributor, sales representative, original equipment manufacturer, value added reseller or other third party any right to reproduce, manufacture, sell, license or distribute any of its products or services in any market segment or geographic location. Set forth under Item 4.14(b) is a true and complete list of all copyright, mask work and trademark registrations and applications and all patents and patent applications for Panopticon IP Rights owned by Panopticon. Panopticon is not aware of any loss, cancellation, termination or expiration of any such registration or patent except as set forth on Item 4.14(b).

                           (c) No Violation of Rights of Others. The business of Panopticon as conducted as of the date hereof does not, and the business of the licensing and use of Panopticon products and the sale of commercial services using such intellectual property and proprietary rights after the Effective Time will not cause Panopticon to, infringe or violate:
     (i) with respect to any contribution or participation by any employee or consultant of Panopticon in developing any Panopticon product, Panopticon software or Panopticon IP Right, any of the Intellectual Property Rights of any other person; (ii) any of the Intellectual Property Rights (other than patent rights) of any other person; or (iii) to the knowledge of Panopticon, any patent rights of any other person; and Panopticon has not received any written or oral claim or notice of infringement or potential infringement of the Intellectual Property Rights of any other person which could be reasonably expected to have a Material Adverse Effect on Panopticon. To the knowledge of Panopticon, Panopticon is not using any confidential information or trade secrets of any past or present employees.

                           (d) Protection of Rights. Panopticon has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all Panopticon IP Rights. To the knowledge of Panopticon, there is no material unauthorized use, infringement or misappropriation of any Panopticon IP Rights by any third party, including, to the knowledge of Panopticon, any Panopticon employee. All Panopticon officers, employees and consultants have executed and delivered to Panopticon an agreement regarding the protection of proprietary information and the assignment to Panopticon of all Intellectual Property Rights arising from the services performed for Panopticon by such persons, and Panopticon made available or has delivered to Broadbase copies of all such agreements. Panopticon has taken reasonable measures to protect all Panopticon IP Rights, and, except as set forth on
     Item 4.14(d), to the knowledge of Panopticon, Panopticon is not aware of any infringement of any Panopticon IP Rights by any third party.

                           (e) Conformity of Products and Services. All software developed by Panopticon and licensed by Panopticon to customers and all other products manufactured, sold, licensed, leased or delivered by Panopticon to customers and all services provided by Panopticon to customers on or prior to the Closing Date conform in all material respects (to the extent required in contracts with such customers) to applicable contractual commitments, express and implied warranties, product specifications and product documentation and to any representations provided to customers and Panopticon has no material liability (and, to Panopticon's knowledge, there is no legitimate basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against Panopticon giving rise to any material liability relating to the foregoing contracts) for replacement or repair thereof or other damages in connection therewith in excess of any reserves therefor reflected on the Balance Sheet.

                  4.15 Compliance with Laws. Panopticon has complied, or prior to the Closing Date will have complied, and is or will be at the Closing Date in compliance, in all respects material to Panopticon, with all applicable laws, ordinances, regulations and rules, and all orders, writs, injunctions, awards, judgments and decrees, applicable to Panopticon or to the assets, properties and business of Panopticon, including, without limitation:

                           (a) all applicable federal and state securities laws and regulations;

                           (b) all applicable federal, state and local laws, ordinances and regulations, and all orders, writs, injunctions, awards, judgments and decrees, pertaining to (i) the sale, licensing, leasing, ownership or management of Panopticon's owned, leased or licensed real or personal property, products or technical data, (ii) employment or employment practices, terms and conditions of employment, or wages and hours or (iii) safety, health, fire prevention, environmental protection

     (including toxic waste disposal and related matters described in Section 4.20), building standards, zoning or other similar matters;

                           (c) the Export Administration Act and regulations promulgated thereunder or other laws, regulations, rules, orders, writs, injunctions, judgments or decrees applicable to the export or re-export of controlled commodities or technical data;

                           (d) the Immigration Reform and Control Act; and

                           (e) all governmental and nongovernmental regulations related to the operation and use of the Internet.

                  Panopticon has received all material permits and approvals from, and has made all material filings with, third parties, including government agencies and authorities, that are necessary to the conduct of its business as presently conducted.

                  4.16 Certain Transactions and Agreements. To Panopticon's knowledge, no person who is an officer or director of Panopticon, or a member of any officer's or director's immediate family:

                           (a) has any direct or indirect ownership interest in or any employment or consulting agreement with any firm or corporation that competes with Panopticon or Broadbase (except with respect to any interest in less than 1% of the outstanding voting shares of any corporation whose stock is publicly traded);

                           (b) is directly or indirectly interested in any Contract or informal arrangement with Panopticon, including, but not limited to, any loan arrangements, except for compensation for services as an officer (listed under Item 4.6 of the Panopticon Disclosure Letter), director or employee of Panopticon and except for the normal rights of a stockholder or optionholder.

                           (c) has any interest in any (i) Panopticon IP Rights or (ii) property (other than Panopticon IP Rights) used in the business of Panopticon whether such property is real or personal, tangible or intangible.

To Panopticon's knowledge, no Panopticon officer or director, or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Securities Act) of any such person has had, either directly or indirectly, a material interest in: (i) any entity which purchases from or sells, licenses or furnishes to Panopticon any goods, property, technology or intellectual or other property rights or services, or (ii) any Contract to which Panopticon is a party or by which it may be bound or affected other than with respect to arms-length transactions.

                  4.17     Employees.

                           (a) General Compliance. Panopticon is in compliance in all material respects with all applicable laws and Contracts relating to employment, employment practices, wages, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters, and has correctly classified employees as exempt employees and non-exempt employees under the Fair Labor Standards Act. Except as set forth under
     Item 4.17(a) of the Panopticon Disclosure Letter, Panopticon has no employment or consulting Contracts currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions). All independent contractors have been properly classified as independent contractors for the purposes of federal and applicable state tax laws, laws applicable to employee benefits and other applicable laws. All Panopticon employees are legally permitted to be employed by Panopticon in the United States of America. Panopticon will have no liability to any employee or to any organization or any other entity as a result of the termination of any employee leasing arrangement.

                           (b) Good Labor Relations. Panopticon: (i) to
     Panopticon's knowledge has never been and is not now subject to a union organizing effort; (ii) is not subject to any collective bargaining agreement with respect to any of its employees; (iii) is not subject to any other Contract with any trade or labor union, employees' association or similar organization; and (iv) to its knowledge has no current labor disputes. Panopticon has good labor relations, and has no knowledge of any facts indicating that the consummation of the Merger or any of the other transactions contemplated hereby will have a Material Adverse Effect on such labor relations. As of the date of this Agreement, Panopticon has no knowledge that any key personnel or other employees intends to leave its employment. There are no controversies pending or, to Panopticon's knowledge, threatened, between Panopticon and any of its employees that would be reasonably likely to result in Panopticon incurring any material liability.

                           (c) Employee Plans. Item 4.17(c) identifies: (i) each "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); and (ii) all other written or formal plans or Contracts involving direct or indirect compensation or benefits (including any employment Contracts entered into between Panopticon and any employee of Panopticon, but excluding workers' compensation, unemployment compensation and other government-mandated programs) currently or previously maintained, contributed to or entered into by Panopticon under which Panopticon or any ERISA Affiliate (as defined below) has any present or future Liability (collectively, the "PANOPTICON EMPLOYEE PLANS"). For purposes of this Section 4.17, "ERISA AFFILIATE" shall mean any entity which is a member of: (i) a "controlled group of corporations", as defined in Section 414(b) of the Code; (ii) a group of entities under "common control", as defined in Section 414(c) of the Code; or (iii) an "affiliated service group", as defined in Section 414(m) of the Code, or treasury regulations promulgated under Section 414(o) of the Code, any of which includes Panopticon. Copies of all Panopticon Employee Plans (and, if applicable, related trust agreements) and all related documents, amendments and written interpretations (including summary plan descriptions) thereto have been delivered to Broadbase or its counsel, together with the two most recent annual reports (Form 5500, including, if applicable, Schedule B thereto) prepared in connection with any such Panopticon Employee Plan. No "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Panopticon Employee Plan which is covered by Title I of ERISA which would result in a material liability to Panopticon, excluding transactions effected pursuant to a statutory or administrative exemption. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Panopticon Employee Plan has or will make Panopticon or any Panopticon officer or director subject to any material liability under Title I of ERISA or liability for any material tax (as defined in Section 4.14) or penalty pursuant to Sections 4972, 4975, 4976 or 4979 of the Code or
     Section 502 of ERISA. Except as set forth in Item 4.17(c) of the Panopticon Disclosure Letter, no Panopticon Employee Plans will be subject to any surrender fees or service fees upon termination other than the normal and reasonable administrative fees associated with the termination of benefit plans. All contributions due from Panopticon with respect to any of the Panopticon Employee Plans have been made as required under ERISA or have been accrued on the Panopticon Financial Statements. Panopticon has performed in all material respects all obligations required to be performed by it under each Panopticon Employee Plan, and each

     Panopticon Employee Plan has been maintained substantially in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including, without limitation, ERISA and the Code, which are applicable to such Panopticon Employee Plans.

                           (d) Pension Plans. All Panopticon Employee Plans which individually or collectively would constitute an "employee pension benefit plan", as defined in Section 3(2) of ERISA (collectively, the "PANOPTICON PENSION PLANS"), are identified as such under Item 4.17(d). Any Panopticon Pension Plan which is intended to be qualified under Section 401(a) of the Code (a "PANOPTICON 401(a) PLAN") is so qualified and has been so qualified during the period from its adoption to date, and the trust forming a part is exempt from tax pursuant to Section 501(a) of the Code. No Panopticon Pension Plan constitutes, or has since the enactment of ERISA constituted, a "multiemployer plan," as defined in Section 3(37) of ERISA. No Panopticon Pension Plans are subject to Title IV of ERISA. Panopticon has delivered to Broadbase or its counsel a complete and correct copy of the most recent Internal Revenue Service determination letter with respect to each Panopticon 401(a) Plan, if any exists.

                           (e) Benefit Arrangements. Item 4.17(e) lists each employment, severance (including all post-employment Liabilities) or other similar Contract or policy and each Contract providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, severance benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits for employees, consultants or directors which: (i) is not an Panopticon Employee Plan;
     (ii) is entered into, maintained or contributed to by Panopticon; and (iii) covers any employee or former employee of Panopticon. Such Contracts and policies as are described in this Section 4.17(e) are herein referred to collectively as the "PANOPTICON BENEFIT ARRANGEMENTS." Each Panopticon Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Panopticon Benefit Arrangement. Panopticon has delivered to Broadbase or its counsel a complete and correct copy or description of each Panopticon Benefit Arrangement. All individuals who, pursuant to the terms of any Panopticon Benefit Arrangement, are entitled to participate in any such Panopticon Benefit Arrangement, are currently participating in such Panopticon Benefit Arrangement or have been offered an opportunity to do so and have declined.

                           (f) Since December 31, 1999, there has been no amendment to, written interpretation or announcement (whether or not written) by Panopticon relating to, or change in employee participation or coverage under, any Panopticon Employee Plan or Panopticon Benefit Arrangement that would increase materially the expense of maintaining such Panopticon Employee Plan or Panopticon Benefit Arrangement in the future.

                           (g) COBRA Compliance. Panopticon has complied in all material respects prior to the date hereof, with the continuation coverage requirements of Section 4980B of the Code and the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), Sections 601 through 608 of ERISA, the American Civil Disabilities Act of 1990, as amended, and the Family Medical Leave Act of 1993, as amended, and the regulations thereunder, and no material tax payable on account of Section 4980B of the Code has been incurred with respect to any current or former employees (or their beneficiaries) of Panopticon.

                           (h) No Violation of Contracts. To the knowledge of Panopticon, no Panopticon employee or consultant is in violation of any term of any employment Contract, patent disclosure agreement, non-competition agreement, or any other Contract, or any restrictive covenant relating to the right of any such employee to be employed by Panopticon, or to use Intellectual Property Rights of others. To Panopticon's knowledge, the mere fact of employment of any Panopticon employee does not subject Panopticon to any liability.

                           (i) Effect of Merger.

                                    (i) Panopticon is not a party to any
         Contract or plan with any key personnel of Panopticon: (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Panopticon in the nature of any of the transactions contemplated by this Agreement; (B) providing any term of employment or compensation guarantee; or (C) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment.

                                    (ii) Panopticon is not a party to any
         Contract or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be materially increased, or the vesting of benefits of which will be materially accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, except as set forth under Item 4.17(j).

                           (j) List of Current Panopticon Employees. A list of all current Panopticon employees and consultants and the current compensation of each is set forth under Item 4.18(k).

                  4.18 No Brokers. Except as set forth under Item 4.18 of the Panopticon Disclosure Letter, Panopticon is not obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with any transaction provided for herein or therein.

                  4.19 Insurance. Panopticon maintains, and at all times since its inception has maintained, fire and casualty, workers compensation, general liability, business interruption and product liability insurance (which policies are listed under Item 4.19 of the Panopticon Disclosure Letter) which it believes to be reasonably prudent for similarly sized and similarly situated businesses. Item 4.19 sets forth all material claims made under insurance policies since December 31, 1997 and the premiums that apply with respect to such insurance policies as of the date of this Agreement. Panopticon has not changed insurance carriers since its inception.

                  4.20 Environmental Matters.

                           (a) For the purposes of this Agreement, the terms "DISPOSAL," "RELEASE," and "THREATENED RELEASE" shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA"). For the purposes of this Agreement, "HAZARDOUS MATERIALS" shall mean any hazardous or toxic substance, material or waste which is or becomes prior to the Closing regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous material," "toxic substance" or "hazardous chemical" under: (i) CERCLA;
     (ii) the

     Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001 et seq.; (iii) the Hazardous Materials Transportation Act, 49 U.S.C.
     Section 1801, et seq.; (iv) the Toxic Substances Control Act, 15 U.S.C.
     Section 2601 et seq.; (v) the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq.; (vi) regulations promulgated under any of the above statutes; or (vii) any other applicable federal, state or local statute, ordinance, rule or regulation that has a scope or purpose similar to those identified above.

                           (b) To Panopticon's knowledge, none of Panopticon's properties or facilities is in violation of any federal, state or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions on, under or about such properties or facilities, including, but not limited to, soil and ground water condition.

                           (c) To Panopticon's knowledge, during the time that Panopticon has owned or leased properties or owned or operated any facilities:

                                    (i) neither Panopticon nor any third party
         has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials;

                                    (ii) there have been no disposals, releases
         or threatened releases of Hazardous Materials (as defined below) on, from or under such properties or facilities;

                                    (iii) no Hazardous Materials have been
         transported from such premises to any site or facility now listed or proposed for listing on the National Priorities List, at 40 C.F.R. Part 300, or any list with a similar scope or purpose published by any state authority; and

                                    (iv) there has been no litigation,
         proceeding or administrative action brought, threatened in writing against Panopticon, or any settlement reached by Panopticon with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such premises.

                           (d) Panopticon has no knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on, from or under any of such properties or facilities that may have occurred prior to Panopticon having taken possession of any of such properties or facilities.

                  4.21 Year 2000 Compliance. Panopticon conducted a reasonable review of all of the technology, systems and infrastructure used to host and deliver its services and all material operating codes, programs, utilities and other software, as well as all hardware and systems, utilized by it (collectively, "SYSTEMS") to determine whether such Systems are designed to record, store, process and present millennial dates in the same manner, and with the same functionality, as provided on or before December 31, 1999, and on or before June 30, 2000, and are designed to not lose functionality or degrade in performance as a consequence of such software operating on and after December 31, 1999, and on and after June 30, 2000 (such design and performance being referred to as "Y-2000 COMPLIANT"). All of Panopticon's systems are Y-2000 Compliant except where the failure to be Y-2000 Compliant does and will not have a Material Adverse Effect on Panopticon or materially impair the performance of any of Panopticon's services. Except as set forth under Item 4.21 of the Panopticon Disclosure Letter, to the knowledge of Panopticon, all suppliers of products or services to Panopticon are Y-2000 Compliant.

                  4.22 Warranties. Except as set forth under Item 4.22 of the Panopticon Disclosure Letter, Panopticon has not provided to its customers (i) any express warranties, including any warranties related to Y-2000 Compliant issues, regarding the services it provides to such customers or (ii) rights to obtain refunds with respect to any such services.

                  4.23 Information Supplied. None of the information supplied or to be supplied by Panopticon for inclusion in the Notice Materials and the Information Statement (both as defined in Section 6.5), at the date such information is supplied and at the time of the meeting, or the date of the written consent, of the Panopticon Shareholders to approve the Merger, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  4.24 Voting Arrangements. Except for the Voting Agreements, there are no outstanding stockholder agreements, voting trusts, proxies or other Contracts to which Panopticon is a party or, to Panopticon's knowledge, to which any other person or entity is a party, relating to the voting of any shares of Panopticon's capital stock.

                  4.25 Ownership of Shares of Broadbase Capital Stock. Except as set forth under Item 4.25 of the Panopticon Disclosure Letter, as of the date hereof, neither Panopticon nor, to Panopticon's knowledge, any of Panopticon's affiliates or associates (as such terms are defined under the Exchange Act of 1934): (a) beneficially owns, directly or indirectly; or (b) is party to any Contract for the purpose of acquiring, holding, voting or disposing of, in each case, shares of Broadbase capital stock (except for shares of Broadbase capital stock in the aggregate representing less than 1% of the outstanding shares of Broadbase capital stock).

                  4.26 Accuracy of Disclosure. This Agreement, its exhibits and schedules, and any of the certificates or documents to be delivered by Panopticon to Broadbase under this Agreement, taken together, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.


         5.       REPRESENTATIONS AND WARRANTIES OF BROADBASE AND MERGER SUB

                  Except as set forth in the Broadbase Disclosure Letter, the parts of which are numbered to correspond to the section numbers of this Agreement, each of Broadbase and Merger Sub, where applicable, hereby represents and warrants to Panopticon as follows:

                  5.1 Organization and Good Standing. Each of Broadbase and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted.

                  5.2      Power, Authorization and Validity.

                           (a) Each of Broadbase and Merger Sub has the corporate power and authority to enter into and perform its obligations under this Agreement, and all agreements to which Broadbase or Merger Sub is or will be a party that are required to be executed pursuant to this Agreement (the "BROADBASE ANCILLARY AGREEMENTS") (either or both of the Panopticon Ancillary

     Agreements and the Broadbase Ancillary Agreements, as the context requires the "ANCILLARY AGREEMENTS"). The execution, delivery and performance of this Agreement and the Broadbase Ancillary Agreements have been duly and validly approved and authorized by Broadbase's Board of Directors and Merger Sub's Board of Directors, as applicable.

                           (b) No filing, authorization or approval, governmental or otherwise, is necessary to enable Broadbase or Merger Sub to enter into, and to perform its obligations under, this Agreement and the Broadbase Ancillary Agreements, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State and the filing of appropriate documents with the relevant authorities of other states in which Broadbase is qualified to do business, if any, (ii) such filings as may be required to comply with federal and state securities laws, including the Permit Application (as defined in Section 6.5), and (iii) such filings as may be required by the HSR Act.

                           (c) This Agreement and the Broadbase Ancillary Agreements are, or when executed by Broadbase and Merger Sub (as applicable) and the other parties thereto will be, valid and binding obligations of Broadbase and Merger Sub, enforceable against Broadbase and Merger Sub in accordance with their respective terms, except as to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (ii) rules of law governing specific performance, injunctive relief and other equitable remedies and
     (iii) the enforceability of provisions requiring indemnification; provided, however, that the Certificate of Merger, the Agreement of Merger and the Broadbase Ancillary Agreements will not be effective until the earlier of the Effective Time or the date provided for therein.

                  5.3 No Violation of Charter Documents, Contracts or Laws. Neither the execution nor delivery of this Agreement or any Broadbase Ancillary Agreement, nor the consummation of the transactions contemplated hereby or thereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of (a) any provision of the Certificate of Incorporation or Bylaws of Broadbase or Merger Sub, as currently in effect, (b) in any material respect, any material Broadbase Contract, or (c) any federal, state, local or foreign judgment, writ, decree, order, statute or regulation applicable to Broadbase or its assets or properties.

                  5.4 Litigation. There is no action, suit, arbitration, mediation, proceeding, claim or, to Broadbase's knowledge, investigation pending, nor, to Broadbase's knowledge, are any of the foregoing threatened against Broadbase or Merger Sub before any court, administrative agency or arbitrator that, if determined adversely to Broadbase or Merger Sub, may reasonably be expected to have a Material Adverse Effect on Broadbase or Merger Sub. There is no action, suit, proceeding, claim, arbitration or investigation pending as to which Broadbase or Merger Sub has received notice of assertion against Broadbase or Merger Sub, which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

                  5.5 Disclosure. Broadbase has furnished Panopticon with its annual report on Form 10-K filed with the Commission on March 13, 2000 (the "10-K"), its definitive proxy statement filed with the Commission on April 27, 2000, and all other reports or documents required to be filed by Broadbase pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of the 10-K (collectively, the "BROADBASE DISCLOSURE PACKAGE"). The Broadbase Disclosure Package, this Agreement, the exhibits and schedules hereto, and any certificates or documents to be delivered to Panopticon pursuant to this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

                  5.6 Broadbase Financial Statements. Broadbase's audited balance sheet as of December 31, 1999 and its audited income statements and statements of cash flows for the years ended December 31, 1997, 1998 and 1999 which are contained in the Broadbase Disclosure Package (a) are in accordance with the books and records of Broadbase, (b) fairly and accurately represent in all material respects the financial condition of Broadbase at the respective dates specified therein and the results of operations for the respective periods specified therein and (c) have been prepared in accordance with GAAP applied on a consistent basis.

                  5.7 Capitalization. As of June 30, 2000, the authorized capital stock of Broadbase consisted solely of 90,000,000 shares of Broadbase common stock and 5,000,000 shares of Broadbase preferred stock. As of June 30, 2000, there were issued and outstanding 47,394,896 shares of Broadbase common stock and no shares of Broadbase preferred stock.

                  5.8 Information Supplied. None of the information supplied or to be supplied by Broadbase for inclusion in the Notice Materials and the Information Statement (both as defined in Section 6.5), at the date such information is supplied and at the time of the meeting, or the date of the written consent, of the Panopticon Shareholders to approve the Merger, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  5.9 Valid Issuance. The Broadbase common stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, the Agreement of Merger and the Certificate of Merger, be validly issued, fully paid and nonassessable.


         6.   PANOPTICON PRE-CLOSING COVENANTS

                  During the period from the date of this Agreement until the earlier to occur (a) the Effective Time and (b) the termination of this Agreement in accordance with the provisions of Article 11 hereof, Panopticon covenants to and agrees with Broadbase as follows:

                  6.1 Access to Information. Until the Closing Date and subject to the terms and conditions hereof relating to the confidentiality and use of confidential and proprietary information, Panopticon will provide Broadbase and its agents with reasonable access, during regular business hours, to the files, books, records and offices of Panopticon, including, without limitation, any and all information relating to Panopticon taxes, commitments, Contracts, leases, licenses, real, personal and intangible property, and financial condition. Panopticon will cause its accountants to cooperate with Broadbase and its agents in making available all financial information reasonably requested, including, without limitation, the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

                  6.2 Advice of Changes. Panopticon will promptly advise Broadbase in writing of: (i) the discovery by Panopticon of any event, condition, fact or circumstance occurring on or prior to the date of this Agreement that would render any representation or warranty by Panopticon contained in this Agreement untrue or inaccurate in any material respect; (ii) any event, condition, fact or circumstance occurring subsequent to the date of this Agreement that would render any representation or warranty by Panopticon contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect; (iii) any breach of any covenant or obligation of Panopticon pursuant to this Agreement or any Ancillary Agreement; (iv) any event, condition, fact or circumstance that may make the timely satisfaction of any of the conditions set forth in Article 10 impossible or unlikely; and (v) any Material Adverse Effect on Panopticon.

                  6.3 Maintenance of Business. The parties hereto understand and acknowledge that it is their intent to work closely together during the period from the date hereof until the Closing Date. Panopticon will use reasonable best efforts to carry on its business, and to maintain its relations and goodwill with all customers, suppliers, landlords, creditors, licensors, licensees, employees and other persons having business relationships with Panopticon, in substantially the same manner as it has prior to the date of this Agreement. If Panopticon becomes aware of a material deterioration in the relationship with any customer, supplier or key employee, it will promptly bring such information to the attention of Broadbase in writing and, if requested by Broadbase, will exert reasonable best efforts to restore the relationship. Panopticon will use commercially reasonable efforts to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained to the date of this Agreement, subject only to ordinary wear and tear; and to keep in full force all insurance policies identified under Item 4.19 of the Panopticon Disclosure Letter and obtain any additional insurance required consistent with past practices for its business and property.

                  6.4 Conduct of Business. Except as provided otherwise herein or as approved or recommended by Broadbase, Panopticon will not, without the prior written consent of an executive officer of Broadbase, which consent shall not be unreasonably withheld or delayed:

                           (a) encumber or permit to be encumbered any of its properties except in the ordinary course of its business consistent with past practice and to an extent which is not material;

                           (b) incur any obligation, liability or indebtedness other than in the ordinary course of business, which obligations, liabilities or indebtedness exceed $250,000 in the aggregate;

                           (c) enter into any transactions or make any commitments involving an expense of Panopticon or capital expenditure by Panopticon, which in the aggregate are in excess of $250,000, or enter into any Contract that has a term extending sixty (60) days or more beyond the Effective Time which is not terminable without penalty with notice of sixty
     (60) days or less;

                           (d) dispose of any of its assets except in the ordinary course of business consistent with past practice;

                           (e) except as required under agreements existing as of the date of this Agreement as set forth under Item 6.4(e) of the Panopticon Disclosure Letter, pay any bonus, royalty, increased salary or other compensation to any officer, employee, consultant or agent (except pursuant to existing arrangements heretofore disclosed in writing to Broadbase) or enter into any new employment or consulting agreement with any such person, or enter into any new agreement or plan of the type described in Section 4.17(c);

                           (f) form any subsidiary or acquire any equity interest or other interest in any other entity;

                           (g) amend its Articles of Incorporation, Bylaws or any other charter document;

                           (h) incur any obligation or liability to any of its officers, directors, shareholders or affiliates, or make any loans or advances to any of its officers, directors, shareholders or affiliates, except normal compensation and expense allowances payable to officers or directors;

                           (i) borrow any money other than in the ordinary course of business

                           (j) lend any amount to any person or entity, other than advances for travel and expenses which are incurred in the ordinary course of business consistent with past practice, not material in amount, which travel and expenses shall be documented by receipts for the claimed amounts;

                           (k) guarantee or act as a surety for any obligation except for the endorsement of checks and other negotiable instruments in the ordinary course of business, consistent with past practice;

                           (l) enter into any material lease or Contract for the purchase or sale of any property, real or personal, tangible or intangible, except in the ordinary course of business consistent with past practice or enter into any agreement of the types described in Section 4.13;

                           (m) amend or terminate any Contract or license to which it is a party, or relinquish or fail to renew any material Contract or license to which it is a party;

                           (n) waive or release any material right or claim except in the ordinary course of business, consistent with past practice;

                           (o) license any of Panopticon's technology or any of the Panopticon IP Rights, except for non-exclusive licenses in the ordinary course of business consistent with past practice;

                           (p) issue or sell any shares of its capital stock of any class or any other of its securities, or issue, grant or create any warrants, obligations, subscriptions, options, convertible securities, stock appreciation rights or other commitments to issue shares of capital stock other than (i) the issuance of Panopticon common stock pursuant to the exercise of Panopticon Options, (ii) the ratification by the board of directors of Panopticon of issuances of securities previously made by Panopticon which are reflected in Items 4.5(a) and (b) of the Panopticon Disclosure Letter, and (iii) the granting of the options to purchase shares of Panopticon common stock set forth in Item 6.4(p) of the Panopticon Disclosure Letter; or accelerate the vesting of any outstanding option or other security;

                           (q) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any of its capital stock;

                           (r) split or combine the outstanding shares of its capital stock of any class, pay any stock dividend, or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

                           (s) except for the Merger, merge, consolidate or reorganize with, or acquire any entity;

                           (t) change accounting methods;

                           (u) agree to any audit assessment by any tax authority or file any federal or state income or franchise tax return unless copies of such returns have been delivered to Broadbase for its review prior to filing;

                           (v) change any insurance coverage or issue any certificates of insurance;

                           (w) terminate the employment of any person listed under Item 4.6 of the Panopticon Disclosure Letter;

                           (x) expand the size of the Panopticon Board of Directors, elect or appoint anyone to Panopticon's Board of Directors, or form any committees of the Board of Directors; or

                           (y) agree to do any of the things described in the preceding clauses 6.4(a) through (x).

                  6.5 Preparation of Permit Application, Hearing Request, Hearing Notice and Information Statement. As promptly as reasonably practicable after the date hereof, Broadbase and Panopticon shall prepare and file with the California Commissioner of Corporations the documents required by the California Corporate Securities Law of 1968, as amended (the "CCSL") including, but not limited to, any required "PERMIT APPLICATION," "HEARING REQUEST," and "HEARING NOTICE", pursuant to Sections 25121 and 25142 of the CCSL (collectively, the "NOTICE MATERIALS"), in connection with the Merger in order to perfect the exemption from registration provided in Section 3(a)(10) of the Securities Act. Each of Broadbase and Panopticon shall use its reasonable best efforts to have the Permit Application, Hearing Request and Hearing Notice declared effective under the CCSL as promptly as practicable after such filing. In addition, Panopticon and Broadbase will prepare and Panopticon will distribute an information statement (the "INFORMATION STATEMENT") along with the Notice Materials, as may be required by California Law, at the earliest practicable date to submit this Agreement, the Merger and related matters for the consideration and approval of the Panopticon Shareholders, which approval will be recommended by Panopticon's Board of Directors and management. Such Information Statement will contain information, and will be distributed, in compliance with applicable law. Panopticon will promptly provide all information relating to its business and operations necessary for inclusion in the Notice Materials to satisfy all requirements of applicable state and federal securities laws. Panopticon shall be solely responsible for any statement, information or omission in the Notice Materials relating to it or its affiliates based upon written information furnished by it. In the event that the Permit Application, Hearing Request and Hearing Notice shall not have been declared effective by September 30, 2000, then at the written request of Panopticon to Broadbase, Broadbase and Panopticon shall take all reasonable actions necessary to qualify the issuance of the Exchange Shares in the Merger for an exemption from registration under the Securities Act pursuant to the Private Placement Exemption.

                  6.6 Approval of Panopticon Shareholders.

                           (a) Panopticon will hold a special meeting or solicit written consent of the Panopticon Shareholders as promptly as practicable, and in any event (to the extent permissible under applicable law) no more than fifteen (15) days after the California Commissioner of Corporations has issued a permit declaring the Permit Application, Hearing Request and Hearing Notice with respect to the Merger effective, for the purpose of voting upon approval of this Agreement and the Merger (or if such permit shall not have been issued by September 30, 2000, and either Broadbase or Panopticon shall have delivered the written notice described in the last sentence of Section 6.5 as soon as practicable after such date). Panopticon will solicit from the Panopticon Shareholders proxies in favor of the approval of this Agreement and the Merger, and will use its reasonable best efforts to take all other action necessary or advisable to secure the vote or consent of the Panopticon Shareholders required by the rules of California law to obtain such approvals. Any meeting of the Panopticon Shareholders shall be called, held and conducted, and any proxies or shareholder written consents will be solicited, in compliance with California law and Panopticon's Articles of Incorporation and Bylaws, and all other applicable legal requirements. Panopticon's obligation to call, give notice of, convene, hold and conduct the Panopticon Shareholders Meeting or solicit a written consent of the Panopticon Shareholders in accordance with this
     Section 6.6 shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to Panopticon of any Acquisition Proposal (as defined in Section 6.7), or by any withdrawal, amendment or modification of the recommendation of the Board of Directors of Panopticon to the Panopticon Shareholders to approve this Agreement and the Merger.

                           (b) In the event a meeting of the Panopticon
     Shareholders is held to approve this Agreement and the Merger (the "PANOPTICON SHAREHOLDERS MEETING"), then notwithstanding anything to the contrary contained in this Agreement, Panopticon may adjourn or postpone the Panopticon Shareholders Meeting if as of the time for which the Panopticon Shareholders Meeting is originally scheduled there are insufficient shares of Panopticon common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Panopticon Shareholders Meeting. Panopticon shall ensure that the Panopticon Shareholders Meeting is called, noticed, convened, held and conducted prior to and separate from any meeting of the Panopticon Shareholders at which any Acquisition Proposal or Acquisition Transaction (as defined in Section 6.7) is considered or voted upon.

                           (c) The Board of Directors of Panopticon shall unanimously recommend that the Panopticon Shareholders approve this Agreement and the Merger. The Information Statement and the written consent of shareholders, if any, shall include a statement to the effect that the Board of Directors of Panopticon has recommended that the Panopticon Shareholders approve this Agreement and the Merger. Neither the Board of Directors of Panopticon nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Broadbase, the recommendation of the Board of Directors of Panopticon that the Panopticon Shareholders vote in favor of and approve this Agreement and the Merger.

                           (d) Nothing contained in this Agreement shall prohibit Panopticon or its Board of Directors from taking and disclosing to the Panopticon Shareholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act of 1934.

                  6.7 No Solicitation.

                           (a) Definitions.

                                    (i) "ACQUISITION PROPOSAL" with respect to
         Panopticon means any offer or proposal (other than an offer or proposal by Broadbase) relating to an Acquisition Transaction.

                                    (ii) "ACQUISITION TRANSACTION" with respect
         to Panopticon means any transaction or series of related transactions other than the transactions contemplated by this Agreement involving:
         (a) any acquisition or purchase from Panopticon by any person or "group"

         (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 5% interest in the total outstanding voting securities of Panopticon or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 5% or more of the total outstanding voting securities of Panopticon, or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving Panopticon; (b) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 5% of the assets of Panopticon; or (c) any liquidation or dissolution of Panopticon.

                           (b) From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article 11, Panopticon will not, nor will it authorize or permit any of its officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any it to, directly or indirectly:

                                    (i) solicit, initiate, encourage or induce
         the making, submission or announcement of any Acquisition Proposal;

                                    (ii) furnish to any person any non-public
         information with respect to any Acquisition Proposal;

                                    (iii) participate or engage in any
         discussions or negotiations with any person with respect to any Acquisition Proposal, except that Panopticon may inform third parties, in response to unsolicited inquiries, of the existence of these provisions;

                                    (iv) except as permitted by Section 6.6(d),
         approve, endorse or recommend any Acquisition Proposal; or

                                    (v) enter into any letter of intent or
         similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction.

                           (c) In addition to the obligations of Panopticon set forth in Section 6.7(b), Panopticon as promptly as practicable shall advise Broadbase orally and in writing of any request for non-public information or any other inquiry which Panopticon reasonably believes could lead to an Acquisition Proposal or of any Acquisition Proposal, the material terms and conditions of such request, inquiry or Acquisition Proposal, and the identity of the person or group making any such request, inquiry or Acquisition Proposal. Panopticon will keep Broadbase informed as promptly as practicable in all material respects of amendments to any such request, inquiry or Acquisition Proposal.

                  6.8 Regulatory Approvals. Panopticon will execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which Broadbase may reasonably request, in connection with the consummation of the transactions provided for in this Agreement. Panopticon will use reasonable best efforts to obtain or assist Broadbase in obtaining all such authorizations, approvals and consents.

                  6.9 Necessary Consents. Panopticon will use reasonable best efforts to obtain such written consents and take such other actions as may be necessary or appropriate for Panopticon, in addition to those set forth in
Section 6.5, to allow the consummation of the transactions provided for herein and to facilitate and allow Broadbase to carry on Panopticon's business after the Closing Date. Panopticon will use its best efforts to obtain from Kindling LLC waivers of any acceleration provisions that would be triggered by the Merger.

                  6.10 Blue Sky Laws. Panopticon shall use reasonable efforts to assist Broadbase to the extent necessary to comply with the securities and Blue Sky laws of all jurisdictions applicable in connection with the Merger.

                  6.11 Panopticon Dissenting Shares. As promptly as practicable after the date the Information Statement is distributed to Panopticon Shareholders and prior to the Closing Date, Panopticon shall furnish Broadbase with the name and address of each Panopticon Shareholder who has up to such time dissented and the number of shares owned by such Panopticon Shareholders.

                  6.12 Litigation. Panopticon will notify Broadbase in writing promptly after learning of any material action, suit, proceeding or investigation by or before any court, board or governmental agency, initiated by or against Panopticon or threatened against it. If Panopticon becomes subject to a review by the Internal Revenue Service or any other taxing agency or authority for accounting periods prior to the Closing Date (including but not limited to any short tax year resulting from the Merger), then Panopticon acknowledges that Broadbase will be entitled to participate in such review and that Panopticon shall be responsible for payment of any assessment subject to the limitations on indemnification contained in Article 12. Panopticon will not enter into any settlement or other stipulation with respect to any such review without the written consent of Broadbase, which consent will not be unreasonably withheld.

                  6.13 Certain Employee Benefits. As soon as practicable after the execution of this Agreement, Panopticon and Broadbase shall confer and work together in good faith to agree upon mutually acceptable employee benefit and compensation arrangements for Panopticon employees following the Merger. Panopticon shall take such actions as are necessary to terminate such Panopticon Employee Plans as are requested by Broadbase to be terminated, provided that those Panopticon employees who are eligible to participate in each such Employee Plan shall be provided the opportunity to participate in a substantially comparable employee benefit plan maintained by Broadbase and provided further that Broadbase requests such termination no later than ten days prior to the Closing Date. Panopticon agrees that it shall terminate any and all group severance, separation, retention and salary continuation plans, programs or arrangements (other than agreements entered into by certain individuals to effect transactions contemplated by this Agreement) prior to the Closing.

                  6.14 Notification of Employee Problems. Panopticon will promptly notify Broadbase if any of Panopticon's officers becomes aware that any of the key employees listed under Item 4.6 of the Panopticon Disclosure Letter intends to leave its employ.

                  6.15 Certain Agreements. Panopticon will use all reasonable efforts to cause all present employees and consultants of Panopticon who have not previously executed Panopticon's forms of assignments of copyright and other intellectual property rights to Panopticon to execute such forms, copies of which are attached hereto as Exhibit F.

                  6.16 Panopticon Affiliates. To help ensure that the issuance of the Exchange Shares complies with the Securities Act, prior to the Closing Date Panopticon will deliver a letter identifying all persons who are, in Panopticon's reasonable judgment, "affiliates" of Panopticon at that time (the "PANOPTICON AFFILIATES"). Panopticon will provide Broadbase with all information and documents needed to evaluate this list for compliance with securities laws. Broadbase will cause the Exchange Shares issued to the Panopticon Affiliates to bear legends with respect to any application limitations on transfer under Rule 145 promulgated under the Securities Act.

                  6.17 Tax Free Reorganization. Panopticon will cooperate with the other parties and take all reasonable actions as may be necessary to ensure that this Agreement involves a tax-free plan of reorganization and that the Merger is consummated in accordance with the provisions of Section 368(a)(1)(A) and Section 368(a)(2)(E) of the Code.

                  6.18 Satisfaction of Closing Conditions. Panopticon will use its reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Article 10 on or before September 15, 2000, subject to any regulatory approvals or requirements. Panopticon will use its reasonable best efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.


         7.       BROADBASE PRE-CLOSING COVENANTS

                  During the period from the date of this Agreement until the Effective Time, Broadbase covenants to and agrees with Panopticon as follows:

                  7.1 Advice of Changes. Broadbase will promptly advise Panopticon in writing of: (i) the discovery by Broadbase of any event, condition, fact or circumstance occurring on or prior to the date of this Agreement that would render any representation or warranty by Broadbase contained in this Agreement untrue or inaccurate in any material respect; (ii) any event, condition, fact or circumstance occurring subsequent to the date of this Agreement that would render any representation or warranty by Broadbase contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect; (iii) any breach of any covenant or obligation of Broadbase pursuant to this Agreement or any Ancillary Agreement; (iv) any event, condition, fact or circumstance that may make the timely satisfaction of any of the conditions set forth in Article 9 impossible or unlikely; and (v) any Material Adverse Effect on Broadbase.

                  7.2 Regulatory Approvals. Broadbase will execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which Panopticon may reasonably request, in connection with the consummation of the transactions provided for in this Agreement. Broadbase will use reasonable best efforts to obtain all such authorizations, approvals and consents.

                  7.3 Preparation of Permit Application, Hearing Request and Hearing Notice. As promptly as practicable after the date hereof, Broadbase, with Panopticon's assistance, shall prepare and file with the California Commissioner of Corporations the Notice Materials, including the Permit Application, Hearing Request and Hearing Notice, in connection with the Merger. Broadbase, with

Panopticon's assistance, shall use its reasonable best efforts to have the Permit Application, Hearing Request and Hearing Notice declared effective under the CCSL as promptly as practicable after such filing. Broadbase will promptly provide all information relating to its business and operations necessary for inclusion in the Notice Materials to satisfy all requirements of applicable state and federal securities laws. Broadbase shall be solely responsible for any statement, information or omission in the Notice Materials relating to it or its affiliates based upon written information furnished by it. In the event that the Permit Application, Hearing Request and Hearing Notice shall not have been declared effective by September 30, 2000, then at the written request of Panopticon to Broadbase, Broadbase and Panopticon shall take all reasonable actions necessary to qualify the issuance of the Exchange Shares in the Merger for an exemption from registration under the Securities Act pursuant to the Private Placement Exemption.

                  7.4 Litigation. Broadbase will notify Panopticon in writing promptly after learning of any litigation or proceeding threatened or pending for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement, or which would be reasonably expected to have a Material Adverse Effect on Broadbase.

                  7.5 Certain Employee Benefits. After the Effective Time, Broadbase shall grant (or cause to be granted) to each Panopticon employee credit for all service with Panopticon prior to the Effective Time to the same extent as if such service had been with Broadbase for (a) all eligibility and vesting purposes under all employee benefit plans, policies, programs and arrangements of Broadbase and any of its subsidiaries that cover an Panopticon employee, (b) vacation accrual purposes after the Effective Time, and (c) purposes of satisfying any preexisting condition exclusion or actively-at-work requirement that would otherwise apply to each Panopticon employee under any medical, dental or other welfare benefit plans, policies, programs and arrangements of Broadbase and any of its subsidiaries that employ a Panopticon employee, to the extent that this clause (c) does not violate the applicable plan, policy, program or arrangement.

                  7.6 Tax Free Reorganization. Broadbase will cooperate with the other parties and take all reasonable actions as may be necessary to ensure that this Agreement involves a tax-free plan of reorganization and that the Merger is consummated in accordance with the provisions of Section 368(a)(1)(A) and
Section 368(a)(2)(E) of the Code.

                  7.7 Satisfaction of Conditions Precedent. Broadbase will use its reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Article 9 on or before September 15, 2000, subject to any regulatory approvals or requirements. Broadbase will use reasonable best efforts to cause the transactions provided for in this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions provided for herein.

                  7.8 Indemnification of Directors and Officers; Directors & Officers Insurance.

                           (a) From and after the Effective Time, Broadbase will cause the Surviving Corporation to fulfill and honor in all respects the obligations of Panopticon pursuant to any indemnification agreements between Panopticon and its directors and officers as of or prior to the date hereof (or indemnification agreements in Panopticon's customary form for directors joining Panopticon's Board of Directors prior to the Effective Time) and any indemnification provisions under Panopticon's Articles of Incorporation or bylaws as in effect immediately prior to the Effective Time.

                           (b) For a period of three years after the Effective Time, Broadbase will maintain or cause the Surviving Corporation to maintain in effect, if available, directors' and officers' liability insurance covering those persons who, as of immediately prior to the Effective Time, were scheduled to be covered by Panopticon's directors' and officers' liability insurance policy (the "INSURED PARTIES").

                           (c) The provisions of this Section 7.7 are intended to be for the benefit of, and will be enforceable by, each Insured Party entitled to indemnification hereunder and the heirs and representatives of such Insured Party. Broadbase will not permit the Surviving Corporation to merge or consolidate with any other entity unless the Surviving Corporation will ensure that the surviving or resulting entity assumes the obligations imposed by this Section 7.7.

                  7.9 Interim Financing.

                           (a) Provided this Agreement has not been terminated as provided in Article 11, Broadbase agrees to lend up to an aggregate of $2,000,000 to Panopticon (the "LOAN") for the purpose of financing operating expenses incurred in the ordinary course of business, pursuant to the terms set forth in the form of convertible promissory note attached hereto as Exhibit G, and subject to execution and delivery of such note by Panopticon. Each advance of all or any portion of the Loan shall be subject to the conditions that (i) the representations and warranties of Panopticon set forth in this Agreement shall be true and correct as of the time of such advance (provided that this condition shall be deemed satisfied unless the cumulative effect of such inaccuracies and breaches has a Material Adverse Effect on Panopticon), (ii) Panopticon shall not have breached any material covenant contained in this Agreement, and (iii) Panopticon shall have given Broadbase at least five (5) days' written notice requesting such advance and affirming that the conditions described in clauses (i) and (ii) have been satisfied.

                           (b) If this Agreement is terminated by Broadbase pursuant to Section 11.1(b) or the provisions specifically enumerated in
     Section 11.4, then all unpaid principal and accrued interest under the Loan shall be accelerated and shall become due and payable by Panopticon upon the earliest to occur of: (i) Panopticon's next equity financing of at least $5 million, (ii) an Acquisition of Panopticon, or (iii) the date that is six months after the date of such termination. Panopticon may pre-pay any unpaid principal and accrued interest under the Loan upon two days' written notice to Broadbase. At the election of Broadbase, the Loan may instead be converted into shares of Panopticon preferred stock issued in Panopticon's next equity financing at a conversion price equal to the price per share of the equity securities sold in such equity financing, and each party hereto will take all steps necessary or advisable to effect such result.

         8.       CLOSING MATTERS

                  8.1 The Closing. Subject to termination of this Agreement as provided in Article 11, the closing of the transactions provided for herein (the "CLOSING") will take place at the offices of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California 94306 at 10:00 a.m., Pacific Time no later than the later of September 15, 2000 and the third business day after all conditions to closing have been satisfied or waived (the "CLOSING DATE"). Prior to or concurrently with the Closing, the Agreement of Merger, Certificate of Merger and such officers' certificates or other documents as may be required to effectuate the Merger will be filed in the offices of the California Secretary of State and Delaware Secretary of State, respectively.

                  8.2 Exchange of Certificates.

                           (a) Procedures.

                                    (i) U.S. Stock Corporation, transfer agent
         for Broadbase common stock, will act as exchange agent (the "EXCHANGE AGENT") for the Exchange Shares. On the Closing Date, Broadbase will deposit with the Exchange Agent the Exchange Shares, to be held by the Exchange Agent until released as provided herein. Within a reasonable time after the Closing, Broadbase shall cause to be mailed to each holder of record of a certificate(s) for shares of Panopticon capital stock (the "PANOPTICON CERTIFICATES"): (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Panopticon Certificates shall pass, only upon delivery of the Panopticon Certificates to the Exchange Agent), and (B) instructions for use in effecting the surrender of the Panopticon Certificates in exchange for certificates representing Exchange Shares. As soon as practicable after the Effective Time, each Panopticon Shareholder (1) will surrender either (x) the Panopticon Certificates to Broadbase for cancellation or (y) an affidavit of lost certificate (or nonissued) and a bond in form and amount reasonably satisfactory to Broadbase or the Exchange Agent (a "BOND"), (2) will execute and deliver an indemnification letter pursuant to which each Panopticon Shareholder will agree to indemnify the Indemnified Persons (as defined in Section 12.2) pursuant to the terms of Article 12 (the "INDEMNIFICATION LETTER"), (3) will execute and deliver representations as to such Panopticon Shareholder's valid and marketable title to such holder's shares of Panopticon common stock, and (4), if a permit is not obtained from the California Department of Corporations as contemplated by Section 6.5, a representation letter stating that such shareholder is acquiring the "Exchange Shares" for investment purposes and not with a view to any distribution thereof, and such other matters as Broadbase may reasonably require in order to establish the Private Placement Exemption (items 3 and 4 collectively, the "PANOPTICON SHAREHOLDER REPRESENTATIONS"). Promptly following the Effective Time and receipt of Panopticon Certificates and/or the Bonds, the Indemnification Letter and the Panopticon Shareholder Representations, Broadbase will cause the Exchange Agent to issue to such surrendering holder certificate(s) for the number of Exchange Shares to which such holder is entitled pursuant to Section 2.1, less the Escrow Shares to be deposited into escrow on behalf of such holder pursuant to Section 2.2, and will distribute any cash payable under Section 2.1(a)(v).

                                    (ii) At the Effective Time, the stock
         transfer books of Panopticon will be closed and no transfer of shares of Panopticon capital stock will thereafter be made. If, after the Effective Time, Panopticon Certificates are presented for any reason, they will be canceled and exchanged as provided in this Section 8.2; provided, however, that subject to applicable law any Panopticon Certificate that is not properly submitted to Broadbase for exchange and cancellation within three years after the Effective Time shall no longer evidence ownership of or any right to receive shares of Broadbase common stock and all rights of the holder of such Panopticon Certificate, with respect to the shares previously evidenced by such Panopticon Certificate, shall cease.

                                    (iii) Subject to the provisions of Section
         2.2 and the Escrow Agreement with respect to the Escrow Shares, all Exchange Shares delivered upon the surrender of Panopticon Certificates in accordance with the terms hereof will be deemed to have been delivered in full satisfaction of all rights pertaining to the Panopticon common stock evidenced by such Panopticon Certificates.

                           (b) Unexchanged Shares. Until Panopticon Certificates outstanding prior to the Merger (or affidavits of lost (or non-issued) certificates and attendant Bonds) are surrendered pursuant to Section 8.2(a), such Panopticon Certificates will be deemed, for all purposes, to evidence ownership of (i) the number of Exchange Shares into which the Panopticon common stock will have been converted (less the number of shares to be withheld as Escrow Shares pursuant to Section 2.2) and (ii) if applicable, cash in lieu of fractional shares.

                           (c) Payment of Dividends. No dividends or distributions payable to holders of record of Broadbase common stock after the Effective Time, or cash payable in lieu of fractional shares, will be paid to holders of any unsurrendered Panopticon Certificates until such holders surrender their Panopticon Certificates (or affidavits of lost (or non-issued) certificates and attendant Bonds). Upon such surrender, subject to the effect, if any, of applicable escheat and other laws, there will be delivered to such tendering holder the amount of any dividends and distributions paid with respect to Exchange Shares so withheld as of any date subsequent to the Effective Time and prior to such date of delivery, less any stock dividends for Escrow Shares that are issued in order to effect a stock split of Broadbase common stock (which shall be held until the Escrow Shares are released). Except for the Escrow Shares, no other interest shall be paid on any such dividends withheld.

                           (d) Miscellaneous.

                                    (i) If any certificates for Exchange Shares
         are to be issued in a name other than that in which the Panopticon Certificate surrendered in exchange therefor is registered, the following shall be conditions of such exchange: (A) the Panopticon Certificate must be properly endorsed and otherwise in proper form for transfer, and (B) the person requesting such exchange shall either pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such Exchange Shares in a name other than that of the registered holder of the Panopticon Certificate surrendered or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

                                    (ii) Notwithstanding anything in this
         Agreement to the contrary, neither the Exchange Agent nor any party hereto shall be liable to a Panopticon Shareholder for any Exchange Shares or dividends thereon or the cash payments otherwise due hereunder delivered to a public official pursuant to applicable abandoned property, escheat or other similar laws following the passage of time specified therein.

                  8.3 Dissenting Shares. Notwithstanding anything to the contrary in this Agreement:

                           (a) For each Panopticon Shareholder who exercises appraisal rights with respect to shares of Panopticon capital stock in accordance with Chapter 13 of the California General Corporation Law ("CALIFORNIA CODE") and, as of the Effective Time, has not lost or effectively withdrawn such appraisal rights, such Panopticon shares ("DISSENTING SHARES") will not be converted into or represent a right to receive the consideration described in Section 2.1(a)(i). Instead, each holder of Dissenting Shares will be entitled only to such rights as are granted by Chapter 13 of the California Code. The Exchange Shares to which such dissenting Panopticon Shareholders would have been entitled had each assented to the merger will have the status of authorized and unissued shares of Broadbase.

                           (b) For each Panopticon Shareholder who demands appraisal rights with respect to such shares, but subsequently loses (through the failure to perfect or otherwise) or effectively withdraws such demand for appraisal rights in accordance with Chapter 13 of the California Code, such holder's shares shall, as of the Effective Time (or, if after the Effective Time, upon the occurrence of such event) automatically be converted into and represent only the right to receive the consideration described in Section 2.1 upon surrender of the applicable certificate(s) as provided in Section 8.2.

                           (c) Panopticon shall comply with the notice and other procedural requirements set forth in Chapter 13 of the California Code with respect to any Panopticon Shareholder who demands appraisal rights for such Panopticon shares and has not lost or effectively withdrawn such demand for appraisal rights. Broadbase shall have the opportunity to participate in all negotiations and proceedings with respect to such demands. Panopticon shall not, except with the prior written consent of Broadbase, voluntarily make any payment with respect to any demands for the exercise of appraisal rights or offer to settle or settle any such demands.

                  8.4 Employee Plans. As of the Effective Time, Broadbase and Panopticon shall take such actions as are necessary to effect the mutually acceptable employee benefit and compensation arrangements as determined pursuant to Section 6.13.

         9.       CONDITIONS TO OBLIGATIONS OF PANOPTICON

                  Panopticon's obligations hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by Panopticon, but only in a writing signed on behalf of Panopticon by its President, Chief Executive Officer or Chief Financial Officer):

                  9.1 Accuracy of Representations and Warranties. Each of the representations and warranties of Broadbase set forth in Article 5 of this Agreement shall be true and correct as of the date hereof and at and as of the Closing Date as if made at and as of such time, except that to the extent such representations and warranties address matters only as of a particular date, such representations and warranties shall, to such extent, be true and correct as of the date hereof and at and as of such particular date as if made at and as of such particular date; provided that if any of such representations and warranties shall not be true and correct as aforesaid, then this condition shall nevertheless be deemed satisfied if the cumulative effect of all inaccuracies of such representations and breaches of such warranties does not have and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Broadbase, and Panopticon shall have received a certificate to such effect executed by the Chief Financial Officer or General Counsel of Broadbase.

                  9.2 Covenants. Broadbase shall have performed and complied in all material respects with all of its covenants contained in Article 7 on or before the Closing Date, and Panopticon shall have received a certificate to such effect executed on behalf of Broadbase by the Chief Financial Officer or General Counsel of Broadbase.

                  9.3 Absence of Material Adverse Effect. There shall have not been any change, event, violation, inaccuracy, circumstance or effect that, individually or in the aggregate, whether or not arising in the ordinary course of business, is materially adverse to the business, employees, assets or liabilities (including intangible assets), capitalization, financial condition, operations or results of operations of Broadbase, except to the extent that such change, event, violation, inaccuracy, circumstance or effect results from: (a) changes in general economic conditions, (b) changes affecting the industry generally in which Broadbase operates which do not affect Broadbase disproportionately, or
(c) a decline in the trading price of Broadbase common stock.

                  9.4 Compliance with Law. There shall be no order, decree, or ruling by any court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions contemplated by this Agreement.

                  9.5 Government Consents. There shall have been obtained at or prior to the Closing Date such permits or authorizations, and there shall have been taken such other actions, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to satisfaction of all requirements under applicable federal and state securities laws.

                  9.6 Securities Compliance. Either: (a) the California Commissioner of Corporations shall have issued a permit declaring the Permit Application, Hearing Request and Hearing Notice with respect to the Merger effective, or (b) the issuance of the Broadbase common stock in connection with the Merger either (i) shall have been registered pursuant to a registration statement declared effective by the Commission, or (ii) shall be issuable pursuant to the Private Placement Exemption.

                  9.7 Requisite Approvals. The principal terms of this Agreement, the Merger, the Agreement of Merger and Certificate of Merger shall have been approved and adopted by the written consent or vote of: (a) the Panopticon Shareholders, as required by applicable law and Panopticon's Articles of Incorporation and Bylaws, and (b) Panopticon's Board of Directors.

                  9.8 Opinion of Broadbase's Counsel. Panopticon shall have received from Fenwick & West LLP, counsel to Broadbase, an opinion letter in form reasonably satisfactory to Panopticon and its counsel with respect to matters customary for a transaction of this nature dated as of the Closing Date.


         10.      CONDITIONS TO OBLIGATIONS OF BROADBASE

                  The obligations of Broadbase hereunder are subject to the fulfillment or satisfaction on, and as of the Closing, of each of the following conditions (any one or more of which may be waived by Broadbase, but only in a writing signed on behalf of Broadbase by its Chief Financial Officer or General Counsel):

                  10.1 Accuracy of Representations and Warranties. Each of the representations and warranties of Panopticon set forth in Article 4 of this Agreement shall be true and correct as of the date hereof and at and as of the Closing Date as if made at and as of such time, except that, to the extent such representations and warranties address matters only as of a particular date, such representations and warranties shall, to such extent, be true and correct at and as of the date hereof and at and as of such particular date as if made at and as of such particular date; provided that if any of such representations and warranties shall not be true and correct as aforesaid, then this condition shall nevertheless be deemed satisfied if the cumulative effect of all inaccuracies of such representations and breaches of such warranties does not have and is not reasonably likely to have a Material Adverse Effect on Panopticon, and Broadbase shall have received a certificate to such effect executed on behalf of Panopticon by the President, Chief Executive Officer or Chief Financial Officer of Panopticon.

                  10.2 Covenants. Panopticon shall have performed and complied in all material respects with all of its covenants contained in Article 6 on or before the Closing Date, and Broadbase shall have received a certificate to such effect executed on behalf of Panopticon by the President, Chief Executive Officer or Chief Financial Officer of Panopticon.

                  10.3 Absence of Material Adverse Effect. There shall have not been any change, event, violation, inaccuracy, circumstance or effect that, individually or in the aggregate, whether or not arising in the ordinary course of business, is materially adverse to the business, employees, assets or liabilities (including intangible assets), capitalization, financial condition, operations or results of operations of Panopticon, except to the extent that such change, event, violation, inaccuracy, circumstance or effect results from:
(a) changes in general economic conditions, (b) changes affecting the industry generally in which Panopticon operates which do not affect Panopticon disproportionately, or (c) any omission of Panopticon directly resulting from Broadbase's failure to consent to actions requested to be taken by Panopticon under Section 6.4. This condition shall not be satisfied (i.e. a material adverse change shall have occurred, without exception) if either (i) Stanley Kim, or (ii) Craig Hughes, or (iii) any two or more of Arash Afrakhteh, Alan Thornton Gous, Miguel Lobo, and Arman Magbouleh, or (iv) 25% or more of the employees employed by Panopticon as of the date of this Agreement, is (are) not an employee(s) (or, in the case of Mr. Gous, a consultant) of Panopticon as of the Effective Time.

                  10.4 Compliance with Law. There shall be no order, decree, or ruling by any court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions contemplated by this Agreement.

                  10.5 Government Consents. There shall have been obtained at or prior to the Closing Date such permits or authorizations and there shall have been taken such other action, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to satisfaction of all requirements under applicable federal and state securities laws.

                  10.6 Securities Compliance. Either: (a) the California Commissioner of Corporations shall have issued a permit declaring the Permit Application, Hearing Request and Hearing Notice with respect to the Merger effective, or (b) the issuance of the Broadbase common stock in connection with the Merger either (i) shall have been registered pursuant to a registration statement declared effective by the Commission, or (ii) shall be issuable pursuant to the Private Placement Exemption.

                  10.7 Investment Representation Letters. In the event Broadbase elects for securities law purposes to effect the Merger by means of the Private Placement Exemption, each of the Panopticon Shareholders shall have executed and delivered to Broadbase an investment representation letter (or equivalent document) in form reasonably necessary to establish the Private Placement Exemption.

                  10.8 Requisite Approvals. The principal terms of this Agreement, the Merger, the Agreement of Merger and Certificate of Merger shall have been approved and adopted by the written consent or vote of: (a) the Panopticon Shareholders, as required by applicable law and Panopticon's Articles of Incorporation and Bylaws, and (b) Panopticon's Board of Directors. Conversion of all of the shares of Panopticon preferred stock outstanding immediately prior to the Closing into shares of Panopticon common stock shall have been approved by the holders of Panopticon preferred stock, as required by Panopticon's Articles of Incorporation.

                  10.9 Termination of Rights. Other than the acceleration provisions in options held by Gerald Held and Lee Kennedy, any registration rights, rights of accelerated vesting, rights of first refusal, rights to any liquidation preference, or redemption rights of any holder of Panopticon securities shall have been terminated or waived as of the Closing.

                  10.10 Third-Party Consents; Assignments; Other Documents. Broadbase shall have received (a) duly executed copies of all material third-party consents, approvals, assignments, waivers, authorizations or other certificates set forth on Schedule 3 hereto, and (b) any other written consents, assignments, waivers, authorizations or other certificates where, in the case of this clause (b), the failure to have received the same would have a Material Adverse Effect on Panopticon.

                  10.11 Dissenting Shares. The number of Dissenting Shares shall not constitute more than nine percent (9%) of the total number of shares of Panopticon common stock (on an as-if converted to Panopticon common stock basis) outstanding immediately prior to the Effective Time.

                  10.12 Resignations. Broadbase shall have received an executed letter from each member of the Board of Directors of Panopticon immediately prior to the Effective Time of the Merger to the effect that each such director agrees to resign his or her post as a director of the Surviving Corporation effective as of the Effective Time of the Merger.

                  10.13 Escrow Agreement. Broadbase shall have received the Escrow Agreement, executed by Panopticon and in substantially the form attached hereto as Exhibit D, providing for the escrow of the Escrow Shares.

                  10.14 Opinion of Panopticon's Counsel. Broadbase shall have received from Wilson Sonsini Goodrich & Rosati, P.C., counsel to Panopticon, an opinion letter in form reasonably satisfactory to Broadbase and its counsel with respect to matters customary for a transaction of this nature dated as of the Closing Date.


         11.      TERMINATION OF AGREEMENT

                  11.1 Right to Terminate. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after approval by the Panopticon Shareholders:

                           (a) by the mutual written consent of Panopticon and Broadbase;

                           (b) by either Panopticon or Broadbase, if such party (including its stockholders) is not in material breach of any representation, warranty, covenant or agreement contained in this Agreement, and such other party is in material breach of any representation, warranty, covenant or agreement contained in this Agreement, or if any representation of such other party will have become untrue, in either case to an extent that would cause the conditions set forth in Article 9 (for Panopticon) or Article 10 (for Broadbase) not to be satisfied and such breaching party fails to cure such material breach within fifteen (15) days of written notice of such material breach from the non-breaching party (except that no cure period will be provided for a breach which by its nature cannot be cured);

                           (c) by either Panopticon or Broadbase, if any of the conditions precedent to such party's obligations set forth in Article 9 (for Panopticon) or Article 10 (for Broadbase) have not been fulfilled or waived on or before November 15, 2000 (the "FINAL DATE") other than as a result of a breach of this Agreement by the terminating party;

                           (d) by either Panopticon or Broadbase, if there is a final nonappealable order of a federal or state court in effect preventing consummation of the Merger, or if any statute, rule, regulation or order is enacted, promulgated or issued or deemed applicable to the Merger by any governmental body that would make consummation of the Merger illegal; or

                           (e) by either Panopticon or Broadbase if the required approval of the Panopticon Shareholders contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote by written consent or at a meeting of the Panopticon Shareholders duly convened therefore or at any adjournment thereof; provided, however, that the right to terminate this Agreement under this
     11.1 shall not be available to a party where the failure to obtain the Panopticon Shareholder approval shall have been caused by the action or failure to act of such party (or an officer or director of such party) and such action or failure to act constitutes a material breach of this Agreement.

                  11.2 Termination Procedures. If either party wishes to terminate this Agreement pursuant to Section 11.1, such party shall deliver to the other party a written notice stating that such party is terminating this Agreement and setting forth a brief description of the basis of such termination. Termination of this Agreement will be effective upon the delivery of such notice.

                  11.3 Continuing Obligations. In the event of the termination of this Agreement as provided in Section 11.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 11.3 and
Article 12, each of which shall survive the termination of this Agreement, and
(ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties pursuant to any agreement to maintain the confidentiality of information regarding the other party, all of which obligations shall survive termination of this Agreement in accordance with their terms.

                  11.4 Termination Fee. In the event that this Agreement is terminated by Broadbase for any reason other than: (i) those reasons enumerated in Section 11.1 (a), (d), or (e); (ii) pursuant to Section 10.1 (but only with respect to any Material Adverse Effect on Panopticon arising, as a result of inaccuracies of representations or breaches of warranties made as of the date of this Agreement); (iii) pursuant to Section 10.2; and (iv) pursuant to Section 10.3, with respect to any Material Adverse Effect on Panopticon arising out of matters covered by (A) Section 4.8 (with respect to the Panopticon IP Rights only) and Section 4.14, and (B) if either (1) Stanley Kim, or (2) Craig Hughes, or (3) any two or more of Arash Afrakhteh, Alan Thornton Gous, Miguel Lobo, and Arman Magbouleh, or (4) 25% or more of the employees employed by Panopticon as of the date of this Agreement, is (are) not an employee(s) (or, in the case of Mr. Gous, a consultant) of Panopticon as of the Effective Time, then:

                           (a) Broadbase shall promptly, but in no event later than five days after the date of such termination, pay Panopticon in immediately available funds a fee equal to $8 million (the "TERMINATION FEE"), plus an amount equal to Panopticon's reasonable investment banking, accounting and attorneys' fees and expenses and other fees and expenses incurred by Panopticon with respect to this Agreement and the transactions contemplated hereby (except that the amount of such expenses to be paid by Broadbase shall not be in excess of the amount set forth in Section 3.2) provided that

                           (b) if any principal or interest under any of the Loan contemplated by Section 7.8 remain outstanding, then the Termination Fee payable by Broadbase pursuant to this Section 11.2(b) shall be reduced by the amount of the Loan owed by Panopticon.

The payment provided for in this Section 11.4 shall be treated as liquidated damages and shall be in lieu of any other payments for damages incurred by Panopticon or its shareholders for any termination of this Agreement by Broadbase pursuant to this Section 11.4.


         12. SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION AND REMEDIES, CONTINUING COVENANTS

                  12.1 Survival of Representations. All representations, warranties, covenants and agreements of Broadbase and Panopticon contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement, until the earlier of the termination of this Agreement and the expiration of the Escrow Period, whereupon such representations, warranties, covenants and agreements will expire.

                  12.2 Agreement to Indemnify. Subject to the limitations set forth in this Article 12, Panopticon and each of the Panopticon Shareholders hereby agree (and each Panopticon Shareholder shall execute and deliver to Broadbase an Indemnification Letter to signify such agreement) to severally indemnify and hold harmless Broadbase and its officers, directors, agents and employees, and each person, if any, who controls or may control Broadbase within the meaning of the Securities Act (hereinafter referred to individually as an "INDEMNIFIED PERSON" and collectively as "INDEMNIFIED PERSONS") from and against any and all claims, demands, actions, causes of actions, losses, costs, damages, liabilities and expenses, including without limitation, reasonable legal fees and costs (hereinafter referred to as "DAMAGES") directly or indirectly arising out of or resulting from:

                           (a) any misrepresentation or breach of or default in connection with any of the representations, warranties, agreements and covenants given or made by Panopticon in this Agreement or any certificate, document or instrument delivered by or on behalf of Panopticon pursuant hereto, including, without limitation, any Damages arising out of or relating to the Non-Exercisable Panopticon Warrants; or

                           (b) any failure of such Panopticon Shareholders (i) to have good, valid and marketable title to the issued and outstanding Panopticon common stock held by such shareholders, free and clear of all liens, claims, pledges, options, adverse claims, assessments or charges of any nature whatsoever, or (ii) to have full right, capacity and authority to vote such Panopticon common stock in favor of the Merger and the other transactions contemplated hereby;

provided, however, that for purposes of the foregoing clause (b), the Indemnified Person may only seek and recover Damages from the Indemnifying Stockholder who failed to have good, valid and marketable title to or authority to vote the issued and outstanding Panopticon common stock held by such Indemnifying Stockholder.

                  12.3 Limitations on Liability; Exceptions.

                           (a) Limitations on Liability. Except as set forth in
     Section 12.3(b), the Escrow Shares and any other assets deposited in escrow pursuant to the Escrow Agreement shall be the Indemnified Persons' sole recourse under this Agreement, and no claim for Damages shall first be made under Section 12.2 or otherwise under this Agreement after expiration of the Escrow Period. Except as set forth in Section 12.3(b), the remedies set forth in this Article 12 shall be the exclusive remedies of Broadbase and the other Indemnified Persons against any Panopticon Shareholder under any theory or liability.

                           (b) Exceptions to Limitations on Liability. None of the limitations set forth in Section 12.3(a) shall in any manner limit the liability or indemnification obligations of the Panopticon Shareholders with respect to: (i) intentional fraud or willful misconduct, (ii) any breach of the representations and warranties made in Section 4.5 or any claim for Damages arising out of or relating to the Non-Exercisable Panopticon Warrants, or (iii) any matter or claim described in Section 12.2(b), except that the liability or indemnification obligation of each individual Panopticon Shareholder with respect to items within (ii) or
     (iii) above shall be limited to the consideration received or to be received by such Panopticon Shareholder in connection with the Merger.

                           (c) Basket. Except for indemnification with respect to fees and expenses pursuant to Section 3.2, the indemnification provided for in this Article 12 shall not apply unless the aggregate Damages, as the case may be, for which one or more Indemnified Persons seeks indemnification exceeds $100,000, in which event the indemnification provided for in this Article 12 will include the aggregate of all Damages.

                  12.4 Survival of Claims. Notwithstanding anything to the contrary, if, prior to the expiration of the Escrow Period, an Indemnified Person makes a claim for indemnification under either this Agreement or the Escrow Agreement with respect to a misrepresentation or breach of such representation, warranty or covenant, then the Indemnified Person's rights to indemnification under this Article 12 for such claim shall survive the expiration of the Escrow Period.

                  12.5 No Indemnity for Corporate Agents. Each of the indemnifying shareholders agrees that such indemnifying shareholder will not make any claim for indemnification against Panopticon by reason of the fact that such indemnifying shareholder was a director, officer, employee or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee or agent of another entity (whether such claims is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expense or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement or otherwise) with respect to any action, suit, proceeding, complaint, claim or demand brought by Broadbase against the indemnifying shareholder (whether such action, suit, proceeding, complaint, claim or demand is pursuant to this Agreement, applicable law or otherwise).

                  12.6 Panopticon Shareholders' Representative.

                           (a) Authority. The Panopticon Shareholders, by their approval of the Merger and/or their tender pursuant to Section 8.2 of Panopticon Certificates, will be conclusively deemed to have consented to, approved and agreed to be personally bound by: (a) the indemnification provisions of Article 12, (b) the Escrow Agreement, (c) the appointment of Stanley Kim as the representative of the Panopticon Shareholders (the "REPRESENTATIVE") under the Escrow Agreement and as the attorney-in-fact and agent for and on behalf of the Panopticon Shareholders (including their successors and assigns) as provided in the Escrow Agreement and (d) the taking by the Representative of any and all actions and the making of any decisions required or permitted to be taken by the Representative under the Escrow Agreement, including, without limitation, the exercise of the power to: (i) authorize delivery to Broadbase of Escrow Shares in satisfaction of indemnity claims by Broadbase or any other Indemnified Person (as defined herein) pursuant to Article 12 hereof and/or the Escrow Agreement; (ii) agree to, negotiate, enter into settlements and compromises of, demand arbitration of, and comply with orders of courts and awards of arbitrators with respect to, such claims; (iii) arbitrate, resolve, settle or compromise any claim for indemnity made pursuant to Article 12; (iv) waive any right of any or all of the Panopticon Shareholders following the Merger with respect to matters set forth in this Agreement, the Escrow Agreement or any other agreement contemplated by this Agreement; (v) give and receive all notices required to be given under this Agreement and the Escrow Agreement; and
     (vi) take all actions necessary in the sole judgment of the Representative for the accomplishment of the foregoing. The Representative will have unlimited authority and power to act on behalf of the Panopticon Shareholders with respect to the Escrow Agreement and the disposition, settlement or other handling of all claims governed by the Escrow Agreement, and all rights or obligations arising under the Escrow Agreement so long as all Panopticon Shareholders are treated in the same manner. The Representative is authorized to take any actions deemed by him to be appropriate or reasonably necessary to carry out the provisions of Article 12 hereof. In addition, the Representative is authorized to accept service of process upon the Panopticon Shareholders. All decisions and actions of the Representative in connection with this Agreement and the Escrow Agreement shall be binding and conclusive upon the Panopticon Shareholders, and Broadbase, the Surviving Corporation and the Escrow Agent will be entitled to rely on any action or decision of the Representative. The Representative will not be a trustee for any Panopticon Shareholder or have any fiduciary duty to any Panopticon Shareholder, and in performing the functions specified in this Agreement and the Escrow Agreement, the Representative will not be liable to any Panopticon Shareholders for any act or omission the Representative made in good faith and in the exercise of reasonable judgment. As provided in the Escrow Agreement, any out-of-pocket costs and expenses reasonably incurred by the Representative in connection with actions taken pursuant to the terms of the Escrow Agreement, at the Representative's option, either (i) will be paid by the Panopticon Shareholders to the Representative or (ii) if shares are available for distribution to the Panopticon Shareholders pursuant to the Escrow Agreement, at the request of the Representative, a portion of those shares will be sold by the Escrow Agent and the proceeds paid to or at the direction of the Representative, in either case, pro rata in proportion to the Panopticon Shareholders' respective percentage interests in the Escrow Shares.

                           (b) Standard of Conduct. Neither the Representative nor any of his partners, members, directors, officers, employees or agents shall be liable to any of the Panopticon Shareholders for any error of judgment, act done or omitted by them, or mistake of fact or law in connection with his services pursuant to Article 12, unless caused by his own gross negligence or willful misconduct. In taking any action or refraining from taking any action whatsoever the Representative shall be protected in relying upon any notice, paper or other document reasonably believed by him to be genuine, or upon any evidence reasonably deemed by him to be sufficient. The Representative shall not be required to take any action which is contrary to this Agreement, the Escrow Agreement or applicable law. The Representative may consult with counsel in connection with his duties and shall be fully protected in any act taken, suffered or permitted by them in good faith in accordance with the advice of counsel. In connection with their services under Article 12, the Representative shall not be responsible for determining or verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                           (c) Indemnification. Each Panopticon Shareholder agrees to indemnify the Representative, ratably in accordance with his or her pro rata share of the Escrow Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against the Representative in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, however, that no Panopticon Shareholder shall be liable for any of the foregoing to the extent they arise from the Representative's gross negligence or willful misconduct. The Representative shall be fully justified in refusing to take or to continue to take any action hereunder unless he shall first be indemnified to his reasonable satisfaction by the Panopticon Shareholders against any and all liability and expense which may be incurred by him by reason of taking or continuing to take any such action.

                           (d) Resignation or Removal of the Representative. Subject to the appointment and acceptance of a successor Representative as provided below, the Representative may (i) resign at any time thirty (30) days subsequent to giving notice thereof to the Panopticon Shareholders, and (ii) be removed at any time with or without cause by action of the Panopticon Shareholders who represented a majority of the rights to the Escrow Shares. Upon any such resignation or removal, holders of a majority of the Escrow Shares may appoint a successor Representative, which successor shall be reasonably acceptable to Broadbase. If no successor Representative shall have been appointed by the Panopticon Shareholders and accepted such appointment within twenty (20) days after the retiring Representative's giving of notice of resignation or the Panopticon Shareholders' removal of the Representative, then the retiring or removed Representative may, on behalf of the Panopticon Shareholders, appoint a successor, which shall be reasonably acceptable to Broadbase. Upon the acceptance of any appointment as the Representative hereunder, such successor Representative shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Representative, and the retiring or removed Representative shall be discharged from his duties and obligations hereunder. After any retiring Representative's resignation or removal hereunder as the Representative, the provisions of Article 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Representative.

                           (e) Representative as Panopticon Shareholder. The Representative, to the extent he is or was a Panopticon Shareholder, shall have the same rights and powers under this Agreement as any other Panopticon Shareholder and may exercise the same as though he were not serving as the Representative, and the term "Panopticon Shareholder" shall include the Representative in his capacity as such.


         13.      MISCELLANEOUS

                  13.1 Entire Agreement. The Letter Agreement between Panopticon and Broadbase dated June 26, 2000 with respect to non-disclosure of confidential information, this Agreement and the exhibits hereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of trade inconsistent with any of the terms hereof.

                  13.2 Assignment; Binding Upon Successors and Assigns. Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  13.3 No Third Party Beneficiaries. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner, employee or any party hereto or any other Person unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

                  13.4 No Joint Venture. Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other, and the parties' status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section.

                  13.5 Construction of Agreement. This Agreement has been negotiated by the respective parties hereto and their attorneys and have been reviewed by each party hereto. Accordingly, no ambiguity in the language hereof will be construed for or against either party.

                  13.6 Severability. If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

                  13.7 Section Headings. A reference to an article, Section or Exhibit will mean an article or Section in, or an Exhibit to, this Agreement, unless otherwise explicitly set forth. The titles and headings in this Agreement are for reference purposes only and will not in any manner limit the construction of this Agreement. For the purposes of such construction, this Agreement will be considered as a whole.

                  13.8 Amendment, Extension and Waivers. At any time prior to the Effective Time, Broadbase, Merger Sub and Panopticon may, to the extent legally allowed: (a) extend the time for performance of any of the obligations of the other party; (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant thereto; and (c) waive compliance with any of the agreements, covenants or conditions for the benefit of such party contained herein. Any term or provision of this Agreement may be amended. Any agreement to any amendment, extension or waiver will be valid only if set forth in writing and signed by the party to be bound. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions. The Agreement may be amended by the parties hereto at any time before or after approval of the Panopticon Shareholders, but, after such approval, no amendment will be made which by applicable law requires the further approval of the Panopticon Shareholders without obtaining such further approval.

                  13.9 Governing Law. The validity of this Agreement the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties of this Agreement will be exclusively governed by and construed in accordance with the internal laws of the State of California, as applied to agreements entered into solely between residents of and to be performed entirely in the State of California, without reference to that body of law relating to conflicts of law or choice of law.

                  13.10 Dispute Resolution. Any dispute hereunder ("DISPUTE") shall be settled by arbitration, to be held in San Francisco, California, and, except as herein specifically stated, in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA RULES") then in effect. However, in all events, these arbitration provisions shall govern over any conflicting rules which may now or hereafter be contained in the AAA Rules. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a Dispute.

                           (a) Compensation of Arbitrator. Any such arbitration will be conducted before a single arbitrator who will be compensated for his or her services at a rate to be determined by the parties or by the American Arbitration Association, but based upon reasonable hourly or daily consulting rates for the arbitrator in the event the parties are not able to agree upon his or her rate of compensation.

                           (b) Selection of Arbitrator. The American Arbitration Association will have the authority to select an arbitrator from a list of arbitrators who are lawyers familiar with California contract law; provided, however, that such lawyers cannot work for a firm then performing services for either party, that each party will have the opportunity to make such reasonable objection to any of the arbitrators listed as such party may wish and that the American Arbitration Association will select the arbitrator from the list of arbitrators as to whom neither party makes any such objection. In the event that the foregoing procedure is not followed, each party will choose one person from the list of arbitrators provided by the American Arbitration Association (provided that such person does not have a conflict of interest), and the two persons so selected will select from the list provided by the American Arbitration Association the person who will act as the arbitrator.

                           (c) Payment of Costs. Broadbase and Panopticon, or Broadbase and the Panopticon Shareholders after the Closing, will bear the expense of deposits and advances required by the arbitrator in equal proportions, but either party may advance such amounts, subject to recovery as an addition or offset to any award. The arbitrator will award to the prevailing party, as determined by the arbitrator, all costs, fees and expenses related to the arbitration, including reasonable fees and expenses of attorneys, accountants and other professionals incurred by the prevailing party.

                           (d) Burden of Proof. For any Dispute submitted to arbitration, the burden of proof will be as it would be if the claim were litigated in a judicial proceeding.

                           (e) Award. Upon the conclusion of any arbitration proceedings hereunder, the arbitrator will render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached and will deliver such documents to each party to this Agreement along with a signed copy of the award.

                           (f) Terms of Arbitration. The arbitrator chosen in accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.

                           (g) Exclusive Remedy. Except as specifically otherwise provided in this Agreement, arbitration will be the sole and exclusive remedy of the parties for any Dispute arising out of this Agreement.

                  13.11 Other Remedies. Except as otherwise provided in Section
12.3 or elsewhere herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

                  13.12 Notices. Any notice or other communication required or permitted to be given under this Agreement will be in writing, will be delivered personally or by mail or express delivery, postage prepaid, and will be deemed given upon actual delivery or, if mailed by registered or certified mail, on the third business day following deposit in the mails, addressed as follows:


If to Broadbase:                    Broadbase Software, Inc.
                                    181 Constitution Drive
                                    Menlo Park, California 94025
                                    Attention: Chuck Bay
                                    Phone:  (650) 614-8300
                                    Fax:  (650) 614-8301

with a copy to:                     Fenwick & West LLP
                                    Two Palo Alto Square
                                    Palo Alto, California  94306
                                    Attention:  David K. Michaels
                                    Phone:  (650) 494-0600
                                    Fax:  (650) 494-1417

If to Panopticon:                   Panopticon, Inc.
                                    955 Alma Street; Suite B
                                    Palo Alto, CA 94301
                                    Attention:  Stanley Kim
                                    Phone:  (650) 833-5960
                                    Fax:  (650) 833-5961

with a copy to:                     Wilson Sonsini Goodrich & Rosati
                                    650 Page Mill Road
                                    Palo Alto, CA  94304-1050
                                    Attention:  Steven E. Bochner
                                    Phone:  (650) 493-9300
                                    Fax:  (650) 493-6811

or to such other address as the party in question may have furnished to the other party by written notice given in accordance with this Section 13.12.

                  13.13 Time is of the Essence. The parties hereto acknowledge and agree that time is of the essence in connection with the execution, delivery and performance of this Agreement.

                  13.14 Counterparts. This Agreement may be executed in counterparts, each of which will be an original as regards any party whose name appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, bear the signatures of both parties reflected hereon as signatories.

           [THE REMAINDER OF THIS PAGE WAS LEFT BLANK INTENTIONALLY.]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


BROADBASE SOFTWARE, INC.                     PANOPTICON, INC.


By: /s/ RUSTY THOMAS                         By: /s/ STANLEY KIM
   ----------------------------------           --------------------------------
     Rusty Thomas,                               Stanley Kim
     Executive Vice President and                President and Chief Executive
     Chief Financial Officer                     Officer



BRIDGE ACQUISITION CORP.


By: /s/ ERIC WILLGOHS
   -----------------------------------
     Eric Willgohs, President



                               [SIGNATURE PAGE TO
                          AGREEMENT AND PLAN OF MERGER]

                                  EXHIBIT LIST



A-1.      Agreement of Merger

A-2.      Certificate of Merger

B.        Form of Voting Agreement and Irrevocable Proxy

C.        Form of Employment Agreement

D.        Escrow Agreement

E.        Panopticon Financial Statements (omitted)

F.        Form of Panopticon Invention Assignment and Confidentiality
          Agreement

G.        Convertible Promissory Note

                                                                     EXHIBIT A-1


                               AGREEMENT OF MERGER


         This Agreement of Merger (this "AGREEMENT") is entered into as of September 15, 2000, by and among Bridge Acquisition Corp., a Delaware corporation ("BRIDGE") and Panopticon, Inc., a California corporation ("PANOPTICON").

                                    RECITALS

         A. Broadbase Software, Inc., a Delaware corporation, and the parent of Bridge ("BROADBASE"), Bridge and Panopticon have entered into an Agreement and Plan of Merger, dated as of July 6, 2000 (the "PLAN OF MERGER"), that provides for the statutory merger of Bridge with and into Panopticon.

         B. The Boards of Directors of Broadbase, Bridge and Panopticon have determined it to be advisable and in the respective interests of Broadbase, Bridge and Panopticon and their stockholders and shareholders, respectively, that Bridge be merged with and into Panopticon in a reverse triangular merger (the "MERGER") in accordance with the California General Corporation Law ("CALIFORNIA LAW") and the Delaware General Corporation Law ("DELAWARE LAW") so that Panopticon will be the surviving corporation of the Merger and will be a wholly-owned subsidiary of Broadbase subsequent to the Merger.

         NOW, THEREFORE, Bridge and Panopticon hereby agree as follows:

         1. TERMS OF THE MERGER. The effective time of the Merger will be the time and date on which this Agreement and any required officers' certificates are filed with the office of the California Secretary of State in accordance with Section 1108(c) of California Law (the "EFFECTIVE TIME"). On the terms and subject to the conditions of this Agreement, Bridge will be merged with and into Panopticon in a statutory merger pursuant to this Agreement in accordance with applicable provisions of California Law as follows:

                  (a) Conversion of Panopticon Securities. In connection with the Merger, Broadbase will issue up to an aggregate of 3,179,810 fully paid and nonassessable shares of Broadbase common stock in exchange for all of the securities (including shares of common stock, preferred stock, options, warrants and other rights) of Panopticon outstanding immediately prior to the Effective Time.

                           (i) Conversion of Panopticon Shares. Except as set forth in Section 1(c), each share of Panopticon common stock and Panopticon Series A Preferred Stock that is issued and outstanding immediately prior to the Effective Time, other than shares, if any, for which dissenters' rights have been or may be perfected in compliance with applicable law, will, by virtue of the Merger and at the Effective Time, and without further action on the part of any holder thereof, be converted into and represent the right to receive 0.3475 shares of Broadbase common stock (the "CONVERSION RATIO").

                           (ii) Dissenting Shares. Notwithstanding anything to the contrary contained in this Agreement, any shares of Panopticon common stock or Panopticon Series A Preferred Stock that, as of the Effective Time, are or may become "dissenting shares" within the meaning of Section 1300(b) of the California Corporations Code shall not be converted into or represent the right to receive Broadbase common stock in accordance with Section 1(a) (or cash in lieu of fractional shares in accordance with Section 1(a)(v)), and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders in Chapter 13 of the California General Corporation Law; provided, however, that if the status of any such shares as "dissenting shares," shall not be perfected, or if any such shares lose their status as "dissenting shares," then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon surrender of the certificate or certificates representing such shares) Broadbase common stock in accordance with Section 1(a)(i) (and cash in lieu of fractional shares in accordance with Section 1(a)(v)).

                           (iii) Conversion of Panopticon Options and Warrants.

                                    (A) Panopticon Options. Upon the Effective
              Time of the Merger, each option to purchase Panopticon common stock (a "PANOPTICON OPTION") that is outstanding immediately prior to the Effective Time (whether vested or unvested, and whether an incentive or a nonqualified stock option) will be assumed by Broadbase and converted into an option (a "BROADBASE OPTION") to purchase that number of shares of Broadbase common stock that is equal to the number of shares of Panopticon common stock that could be purchased pursuant to the Panopticon Option, multiplied by the Conversion Ratio, rounded down to the nearest whole number. The per share exercise price for each Broadbase Option shall be equal to the exercise price per share of such Panopticon Option immediately prior to the Effective Time, divided by the Conversion Ratio, rounded up to the nearest whole cent. No cash will be paid in lieu of fractional shares that are rounded down.

                                    (B) Panopticon Warrants. Upon the Effective
              Time of the Merger, each warrant to purchase Panopticon capital stock (a "PANOPTICON WARRANT") that is outstanding immediately prior to the Effective Time will be assumed by Broadbase and converted into a warrant (a "BROADBASE WARRANT") to purchase that number of shares of Broadbase common stock that could be purchased pursuant to the Panopticon Warrant, multiplied by the Conversion Ratio, rounded down to the nearest whole number. The per share exercise price of each Broadbase Warrant shall be equal to the exercise price per share of such Panopticon Warrant immediately prior to the Effective Time, divided by the Conversion Ratio, rounded up to the nearest whole cent. No Broadbase Warrants or Broadbase common stock shall be issued with respect to the Panopticon Warrant held by Kindling I LLC issued August 15, 1999 (with respect to the remaining shares subject to such warrant) and all other Panopticon Warrants which, by their terms, will never become exercisable.

                           (iv) Adjustments for Capital Changes. If prior to the Merger, Broadbase recapitalizes either through a split-up of the outstanding shares of Broadbase common stock into a greater number, or through a combination of such outstanding shares into a lesser number, or reorganizes, reclassifies or otherwise changes such outstanding shares into the same or a different number of shares of other classes (other than through a split-up or combination of shares provided for in the previous clause), or declares a dividend on its outstanding shares payable in shares or securities convertible into shares or sets a record date with respect to any of the foregoing that is before the Effective Time, the calculation of the Conversion Ratio will be adjusted appropriately.

                           (v) No Fractional Shares. Notwithstanding the above conversion formulas, no fractional shares of Broadbase common stock will be issued in connection with the Merger.

         In lieu thereof, a Panopticon shareholder who would otherwise be entitled to receive a fraction of a share of Broadbase common stock (excluding with respect to the Panopticon Options and Panopticon Warrants) will instead receive in cash in an amount equal to the product obtained by multiplying (i) the closing price of Broadbase common stock on the Nasdaq National Market on the last trading day before the Effective Time, by (ii) the fraction of a share of Broadbase common stock which such holder would otherwise be entitled to receive.

                  (b) Escrow. Broadbase will deduct, on a pro rata basis from the number of shares to be issued to each Panopticon shareholder, ten percent (10%) of the shares of Broadbase common stock issuable in the Merger to the holders of Panopticon common stock immediately prior to the Effective Time, rounded to the nearest whole share (the "ESCROW SHARES"). An escrow agent will hold the Escrow Shares and dividends as collateral for Panopticon's indemnification obligations and release shares to satisfy valid claims, pursuant to Article 12 of the Plan of Merger. The escrow agent will continue to hold Escrow Shares and dividends not released in satisfaction of claims until the first anniversary of the Closing Date (such period is referred to as the "ESCROW PERIOD"). Stock dividends that are issued in order to effect a stock split of Broadbase common stock on Escrow Shares paid during the Escrow Period shall also be held in escrow until such Escrow Shares are released.

                  (c) Shares of Panopticon Held By Broadbase or Bridge. Each share of Panopticon common stock held by Broadbase or Bridge immediately prior to the Effective Time will, at the Effective Time, be cancelled, without consideration and will not be converted into Broadbase common stock.

                  (d) Conversion of Bridge Shares. Each share of Bridge common stock that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without further action on the part of the sole stockholder of Bridge, be converted into and become one share of Panopticon common stock that is issued and outstanding immediately after the Effective Time, and the shares of Panopticon common stock into which the shares of Bridge common stock are so converted shall be the only shares of Panopticon common stock that are issued and outstanding immediately after the Effective Time.

                  2. EFFECTS OF THE MERGER. As of the Effective Time: (a) the separate existence of Bridge will cease and Bridge will be merged with and into Panopticon, and Panopticon will be the surviving corporation of the Merger; (b) the Articles of Incorporation of Panopticon will be amended and restated as set forth in Exhibit A; (c) pursuant to Section 1(a), each share of Panopticon common stock and Panopticon preferred stock outstanding immediately prior to the Effective Time will be converted into Broadbase common stock and each Panopticon Option and Panopticon Warrant will be converted into a Broadbase Option or Broadbase Warrant, as applicable, except as otherwise provided in Section 1(a)(iii); (d) each share of Bridge common stock outstanding immediately prior to the Effective Time will be converted into one outstanding share of Panopticon common stock; (e) the sole director of Bridge prior to the Effective Time will become the sole director of the surviving corporation and the officers of Bridge will become the officers of the surviving corporation; and (f) the Merger will, at and after the Effective Time, have all of the effects provided by applicable law.

         3. FURTHER ASSURANCES. Bridge agrees that if, at any time after the Effective Time, Broadbase or Panopticon considers that any further deeds, assignments or assurances are reasonably necessary or desirable to vest, perfect or confirm in Panopticon title to any property or rights of Bridge as provided herein, Broadbase, Panopticon and all of their officers are hereby authorized by Bridge to execute and deliver all such proper deeds, assignments and assurances and do all other things necessary or desirable to vest, perfect or confirm title to such property or rights in Panopticon or Broadbase and otherwise to carry out the purposes of this Agreement, in the name of Bridge or otherwise.

           [THE REMAINDER OF THIS PAGE WAS LEFT BLANK INTENTIONALLY.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.


BRIDGE ACQUISITION CORP.                       PANOPTICON, INC.


By: /s/ ERIC WILLGOHS                          By: /s/ STANLEY KIM
   --------------------------                     ------------------------------
      Eric Willgohs,                                Stanley Kim,
      President and Secretary                       President


                                               By: /s/ STEPHEN BOCHNER
                                                  ------------------------------
                                                   Stephen Bochner,
                                                   Secretary

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                PANOPTICON, INC.



                                    ARTICLE I

         The name of the corporation is Panopticon, Inc.

                                   ARTICLE II

         The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                   ARTICLE III

         The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. Unless applicable law otherwise provides, any amendment, repeal or modification of this Article III shall not adversely affect any right of any director under this Article III that existed at or prior to the time of such amendment, repeal or modification.

                                   ARTICLE IV

         The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by
Section 317 of the California Corporations Code, subject only to the applicable limits on such excess indemnification set forth in Section 204 of the California Corporations Code. Unless applicable law otherwise provides, any amendment, repeal or modification of any provision of this Article IV shall not adversely affect any contract or other right to indemnification of any agent of the corporation that existed at or prior to the time of such amendment, repeal or modification.

                                    ARTICLE V

         The corporation is authorized to issue only one class of shares of stock, which shall be designated "Common Stock" and which shall have no par value. The total number of shares of Common Stock the corporation is authorized to issue is one thousand (1,000) shares.

                                                                     EXHIBIT A-2




                              CERTIFICATE OF MERGER
                                FOR THE MERGER OF
                            BRIDGE ACQUISITION CORP.
                                  WITH AND INTO
                                PANOPTICON, INC.


                 -----------------------------------------------

                         PURSUANT TO SECTION 252 OF THE
                        DELAWARE GENERAL CORPORATION LAW

                 -----------------------------------------------


         Panopticon, Inc., a California corporation ("PANOPTICON"), does hereby certify to the following facts relating to the merger (the "MERGER") of Bridge Acquisition Corp., a Delaware corporation ("BRIDGE"), with and into Panopticon, with Panopticon to be the surviving corporation of the Merger (the "SURVIVING CORPORATION"):


FIRST: Panopticon and Bridge are the constitutent corporations in the Merger. Panopticon is a corporation incorporated pursuant to the laws of the State of California, and Bridge is a corporation incorporated pursuant to the laws of the State of Delaware.

SECOND: An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by Panopticon and by Bridge in accordance with the provisions of Section 252 of the Delaware General Corporation Law (the "DGCL").

THIRD:   The Surviving Corporation will be Panopticon, Inc.

FOURTH: Upon the effectiveness of the Merger, the articles of incorporation of Panopticon shall be amended and restated to read in its entirety as set forth in Exhibit A attached hereto.

FIFTH: The executed Agreement and Plan of Merger is on file at the principal place of business of Panopticon, the Surviving Corporation, at 955 Alma Street, Suite B; Palo Alto, CA 94301.

SIXTH: A copy of the executed Agreement and Plan of Merger will be furnished by Panopticon, the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation of the Merger.

SEVENTH: The Surviving Corporation agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of Bridge or the Surviving Corporation, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to Section 262 of the DGCL. The Surviving Corporation irrevocably appoints the

         Delaware Secretary of State as its agent to accept service of process in any such suit or other proceedings. A copy of any such service of process should be mailed to Broadbase, attn: General Counsel, 181 Constitution Drive, Menlo Park, California 94025.

EIGHTH: This Certificate of Merger shall become effective at 4:15 p.m. Eastern Time on September 15, 2000.


         IN WITNESS WHEREOF, Panopticon has caused this Certificate to be executed by its duly authorized President as of September 15, 2000.


                                  PANOPTICON, INC.,
                                  a California corporation


                                  By: /s/ STANLEY KIM
                                     ------------------------------------------
                                        Stanley Kim,
                                        Chief Executive Officer and President

                            ARTICLES OF INCORPORATION
                                       OF
                                PANOPTICON, INC.



                                    ARTICLE I

         The name of the corporation is Panopticon, Inc.

                                   ARTICLE II

         The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                   ARTICLE III

         The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. Unless applicable law otherwise provides, any amendment, repeal or modification of this Article III shall not adversely affect any right of any director under this Article III that existed at or prior to the time of such amendment, repeal or modification.

                                   ARTICLE IV

         The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by
Section 317 of the California Corporations Code, subject only to the applicable limits on such excess indemnification set forth in Section 204 of the California Corporations Code. Unless applicable law otherwise provides, any amendment, repeal or modification of any provision of this Article IV shall not adversely affect any contract or other right to indemnification of any agent of the corporation that existed at or prior to the time of such amendment, repeal or modification.

                                    ARTICLE V

         The corporation is authorized to issue only one class of shares of stock, which shall be designated "Common Stock" and which shall have no par value. The total number of shares of Common Stock the corporation is authorized to issue is one thousand (1,000) shares.

                                                                       EXHIBIT B


                     VOTING AGREEMENT AND IRREVOCABLE PROXY


         THIS VOTING AGREEMENT AND IRREVOCABLE PROXY, dated as of July 6, 2000 (this "AGREEMENT"), is entered into by and between Broadbase Software, Inc., a Delaware corporation ("BROADBASE"), and ___________ ("STOCKHOLDER") .

                                    RECITALS

         A. Concurrently herewith, Broadbase, Panopticon, Inc., a California corporation ("PANOPTICON") and Bridge Acquisition Corp., a Delaware corporation ("MERGER SUB") have entered into an Agreement and Plan of Merger, of even date herewith (as such agreement may hereafter be amended from time to time, the "MERGER AGREEMENT"; initially capitalized and other terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement), pursuant to which Merger Sub will merge with and into Panopticon (the "MERGER");

         B. Stockholder Beneficially Owns (as defined herein) such number of shares of Panopticon common stock and/or preferred stock as are indicated on the final page of this Agreement (the "SHARES");

         C. As an inducement and a condition to entering into the Merger Agreement and consummating the Merger, Broadbase has requested that Stockholder agree, and Stockholder has agreed, to enter into this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

         1.       DEFINITIONS.

                  (a) "BENEFICIALLY OWN," "BENEFICIALLY OWNED" or "BENEFICIAL OWNERSHIP" with respect to any Shares shall mean Stockholder's having record or beneficial ownership of such Shares or having, through any agreement or arrangement, the power to direct the voting with respect to, or otherwise enables Stockholder to legally act in a binding manner with respect to, such Shares as contemplated hereby.

                  (b) "THIRD PARTY" means any person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than Broadbase or any affiliate thereof.

                  (c) "THIRD PARTY ACQUISITION" means the occurrence of any of the following events: (i) the acquisition of Panopticon by merger or otherwise by any Third Party; (ii) the acquisition by a Third Party of any material portion (which shall include ten percent (10%) or more) of the assets of Panopticon, other than the sale or license of its products in the ordinary course of business; (iii) the acquisition by a Third Party of ten percent (10%) or more of the outstanding shares of Panopticon's capital stock (other than any such acquisition resulting from the exercise or conversion of any stock option, stock warrant, convertible debt instrument and/or other security of Panopticon that is outstanding on the date of this Agreement); (iv) the adoption by Panopticon of a plan of liquidation or the declaration or payment of an extraordinary dividend; (v) the repurchase by Panopticon of more than ten percent (10%) of the outstanding Shares (other than pursuant to rights of refusal or similar rights held by Panopticon as of the date of this Agreement or pursuant to repurchase options held by Panopticon that are exercisable in connection with the termination of a person's employment or services with or to Panopticon or any of its subsidiaries); or (vi) the acquisition (or any group of acquisitions) by Panopticon by merger, purchase of stock or assets, joint venture or otherwise, of a direct or indirect ownership interest or investment in any business (or businesses) whose annual revenues, net income or assets is equal to or greater than ten percent (10%) of the most recent annual revenues, net income or assets of Panopticon, respectively.

         2.       VOTING AGREEMENT.

                  (a) Stockholder hereby agrees with Broadbase that, (except as may be otherwise agreed to in writing by Broadbase) at any meeting of Panopticon's shareholders, however called, or in connection with any written consent of Panopticon's shareholders, as to which any of the matters described below in this Section 2 is put to the vote or written consent of Panopticon's shareholders, Stockholder shall vote the Shares Beneficially Owned by Stockholder, whether now owned or hereafter acquired prior to such vote: (i) in favor of approval of the Merger Agreement, the Merger and any actions required in furtherance of the transactions contemplated thereby; (ii) against any action or agreement that would result in a breach in any material respect of (A) any representation or warranty of Panopticon under the Merger Agreement that would have a Material Adverse Effect on Panopticon or (B) any other agreement, covenant or obligation of Panopticon under the Merger Agreement; and (iii) against: (A) any Third Party Acquisition, (B) any change in a majority of the individuals who, as of the date hereof, constitute the Board of Directors of Panopticon, unless such change results from an election to replace any such individual who ceases to be a member of the Board of Directors of Panopticon due to such individual's death, disability or resignation from Panopticon's Board of Directors for reasons unrelated to any matter that Stockholder agrees to vote against hereunder, (C) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Panopticon and any Third Party, (D) a sale, lease, transfer or disposition of any assets of Panopticon's business outside the ordinary course of business, or any assets which are material to its business whether or not in the ordinary course of business, (E) any reorganization, recapitalization, dissolution or liquidation of Panopticon, (F) any change in the present capitalization of Panopticon or any amendment of Panopticon's Certificate of Incorporation, Bylaws or other charter documents not contemplated by the Merger Agreement or not consented to in writing by Broadbase, (G) any other material change in Panopticon's corporate structure other than the approval of stock options disclosed in Panopticon's representations and warranties in the Merger Agreement or in any Disclosure Schedule thereto) or any other change materially affecting Panopticon's business, (H) any other action or proposal which is made in opposition to or in competition with consummation of the Merger, or which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone or materially adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement, or any of the transactions contemplated by this Agreement. Stockholder shall not enter into any agreement or understanding with any person the effect of which would be inconsistent or violative of the provisions and agreements contained herein.

                  (b) Stockholder agrees that any shares of capital stock of Panopticon that Stockholder purchases or with respect to which Stockholder otherwise acquires Beneficial Ownership or over which Stockholder exercises voting power at any time after the execution of this Agreement and prior to the date of termination of this Agreement pursuant to Section 8 shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares on the date hereof; provided, however, nothing in this Agreement shall be construed to obligate Stockholder to exercise any options or warrants to purchase shares of Panopticon common stock or preferred stock that may be held by Stockholder.

         3.       IRREVOCABLE PROXY.

                  (a) Subject to the terms and conditions of this Agreement, and effective upon the issuance of a permit by the California Commissioner of Corporations or the availability of an exemption under Section 4(2) of the Securities Act of 1933, as amended, or Regulation D thereunder, with respect to the securities to be issued in the Merger, the Stockholder hereby constitutes and appoints Broadbase, which shall act by and through Rusty Thomas and Eric Willgohs (each, a "PROXY HOLDER") or either of them, with full power of substitution, its true and lawful proxy and attorney-in-fact to vote at any meeting (and any adjournment or postponement thereof) of Panopticon's stockholders called for purposes of considering whether to approve the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement, or any Third Party Acquisition, or to execute a written consent of stockholders in lieu of any such meeting, all Shares Beneficially Owned by Stockholder as of the date of such meeting or written consent (i) in favor of the approval of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, with such modifications to the Merger Agreement as the parties thereto may make, or (ii) against any Third Party Acquisition or any other transaction or proposal described in clause (ii) or (iii) of Section 2, as the case may be.

                  (b) The proxy and power of attorney granted herein shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke all prior proxies granted by Stockholder. Stockholder shall not grant any proxy to any person which conflicts with the proxy granted herein, and any attempt to do so shall be void. The power of attorney granted herein is a durable power of attorney and shall survive the insolvency, liquidation, death or incapacity of Stockholder. The proxy and power of attorney granted herein shall be binding upon the successors and assigns of Stockholder. Stockholder authorizes the Proxy Holders to file this proxy and any substitution or revocation of substitution with the Secretary of Panopticon and with any Inspector of Elections at any meeting of the shareholders of Panopticon.

                  (c) If Stockholder fails for any reason to vote his, her or its Shares in accordance with the requirements of Section 2, then the Proxy Holder shall have the right to vote the Shares at any meeting of Panopticon's shareholders and in any action by written consent of Panopticon's shareholders in accordance with the provisions of this Section 3. The vote of the Proxy Holder shall control in any conflict between the Proxy Holder's vote of such Shares and a vote by Stockholder of such Shares.

         4.       WAIVERS.

                  (a) Appraisal Rights. Stockholder hereby agrees not to exercise any rights of appraisal and any dissenters' rights that Stockholder may have (whether under applicable law or otherwise) or could potentially have or acquire in connection with the Merger.

                  (b) Other Rights. Stockholder hereby waives any rights of first refusal, rights of first offer, rights to notice, rights of co-sale, tag-along rights, information rights, registration rights, preemptive rights, rights of redemption or repurchase, and similar rights of Stockholder under any agreement, arrangement of understanding applicable to the Shares, in each case as the same may apply to the execution and delivery of the Merger Agreement and the consummation of the Merger and the other actions and transactions contemplated by the Merger Agreement.

         5. DIRECTOR MATTERS EXCLUDED. Broadbase acknowledges and agrees that no provision of this Agreement (including without limitation the provisions of Section 6(f)) shall limit or otherwise restrict Stockholder (or its representatives) with respect to any act or omission that Stockholder (or its representatives) may undertake or authorize in his or her capacity as a director of Panopticon, including, without limitation, any vote that Stockholder (or its representatives) may make as a director of Panopticon with respect to any matter presented to the Board of Directors of Panopticon.

         6. OTHER COVENANTS, REPRESENTATIONS AND WARRANTIES. Stockholder hereby represents and warrants to Broadbase as follows:

                  (a) Ownership of Shares. Stockholder is the Beneficial Owner of all the Shares. On the date hereof, the Shares constitute all of the Shares Beneficially Owned by Stockholder. Stockholder has voting power with respect to the matters set forth in Section 2 with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights.

                  (b) Other Rights. Stockholder is not entitled to any rights of first refusal, rights of first offer, rights to notice, rights of co-sale, tag-along rights, information rights, registration rights, preemptive rights, rights of redemption or repurchase or similar rights under any agreement, arrangement of understanding applicable to the Shares, except as disclosed in the Panopticon Disclosure Letter (as defined in the Merger Agreement).

                  (c) Power and Authority; Due Execution and Delivery. Stockholder has all requisite legal capacity, power and authority to execute and deliver this Agreement and to perform Stockholder's obligations hereunder. This Agreement has been duly executed and delivered by Stockholder and constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

                  (d) No Conflict. The execution and delivery of this Agreement by Stockholder do not, and the performance of this Agreement by Stockholder will not: (i) conflict with or violate any order, decree or judgment applicable to Stockholder or by which Stockholder or any of Stockholder's properties or Shares is bound or affected; (ii) violate any agreement to which Stockholder is a party or is subject including, without limitation, any voting agreement or voting trust; or (iii) result in any breach of or constitute a default (with notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien, restriction, adverse claim, option on, right to acquire, or any encumbrance or security interest in or to, any of the Shares pursuant to, any written, oral or other agreement, contract or legally binding commitment to which Stockholder is a party or by which Stockholder or any of Stockholder's properties (including but not limited to the Shares) is bound or affected.

                  (e) Restriction on Transfer, Proxies and Non-Interference. During the term of this Agreement, except as expressly contemplated by this Agreement or the Merger Agreement, Stockholder shall not, directly or indirectly: (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to, or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Shares or any interest therein unless the transferee shall execute a signature page to this Irrevocable Proxy and Voting Agreement and shall agree to be bound to the provisions hereof; (ii) grant any proxies or powers of attorney or deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (iii) take any action that would make any representation or warranty of Stockholder contained in this Section 6 untrue or incorrect or have the effect of preventing or disabling Stockholder from performing any of Stockholder's obligations under this Agreement.

                  In addition, Stockholder acknowledges that any shares of Broadbase common stock issued to Stockholder as a result of the Merger shall bear legends restricting transfers (i) to the extent required by Rule 145 under the Securities Act of 1933, if applicable, and (ii) to the extent that such shares are bound by contractual restrictions on resale or a right of repurchase.

                  (f) Other Potential Acquirors. Stockholder: (i) shall immediately cease any existing discussions or negotiations, if any, with any persons (other than Broadbase and its affiliates) conducted heretofore with respect to any acquisition of all or any material portion of the assets of, or any equity interest in, Panopticon, or any business combination with Panopticon, in his, her or its capacity as a stockholder of Panopticon; (ii) from and after the date hereof until the earlier of (A) the termination of the Merger Agreement in accordance with its terms and (B) the Effective Time, shall not, in such capacity as a stockholder of Panopticon, directly or indirectly, initiate, solicit or knowingly encourage (including, without limitation, by way of furnishing nonpublic information or assistance), or take any other action to facilitate knowingly, any inquiries or the making of any Third Party Acquisition; and (iii) shall promptly notify Broadbase of any proposals for, or inquiries with respect to, a potential Third Party Acquisition received by Stockholder or of which Stockholder otherwise has knowledge.

                  (g) Accuracy; Reliance by Broadbase. The representations and warranties of Stockholder contained in this Agreement are accurate in all respects as of the date of this Agreement and will be accurate in all respects as of the date of the consummation of the Merger as if made on that date. Stockholder understands and acknowledges that Broadbase is entering into the Merger Agreement in reliance upon Stockholder's execution and delivery of this Agreement.

         7. STOP TRANSFER. Stockholder agrees with, and covenants to, Broadbase that Stockholder shall not request that Panopticon register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Shares, unless such transfer is made pursuant to and in compliance with this Agreement. In the event of a dividend or distribution of capital stock of Panopticon, or any change in Panopticon common stock or preferred stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such shares of Panopticon's capital stock issued or distributed pursuant to such stock dividends and distributions and any shares of Panopticon's capital stock into which or for which any or all of the Shares may be so changed or exchanged.

         8. TERMINATION. The proxy granted pursuant to Section 3 and Stockholder's covenants and agreements contained herein with respect to the Shares shall terminate upon the earliest to occur of: (a) the termination of the Merger Agreement or (b) the Effective Time.

         9.       MISCELLANEOUS.

                  (a) Entire Agreement. This Agreement, together with the Merger Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                  (b) Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party; provided, however, that Broadbase may, in its sole discretion, assign its rights and obligations hereunder to any wholly owned subsidiary of Broadbase.

                  (c) Amendments, Waivers Etc. This Agreement may not be amended, changed, supplemented or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto. No waiver by a party hereto of any of its rights hereunder shall be effective unless and to the extent such waiver is set forth in a writing signed by such party.

                  (d) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given by hand delivery, telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any nationally-recognized overnight courier service, such as Federal Express, providing proof of delivery. Any such notice or communication shall be deemed to have been delivered and received (i) in the case of hand delivery, on the date of such delivery, (ii) in the case of telecopy, on the date seat if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested); (iii) in the case of a nationally-recognized overnight courier service, in circumstances under which such courier guarantees next business day delivery, on the next business day after the date when sent, and (iv) the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted. All communications hereunder shall be delivered to the respective parties at the following addresses:

If to Stockholder:                     [name of Stockholder]
                                       c/o Panopticon, Inc.
                                       955 Alma Street; Suite B
                                       Palo Alto, CA 94301
                                       Phone:  (650) 833-5960
                                       Fax:  (650) 833-5961

with a copy to:                        Wilson Sonsini Goodrich & Rosati
                                       650 Page Mill Road
                                       Palo Alto, CA  94304-1050
                                       Attention:  Steve Bochner
                                       Phone:  (650) 493-9300
                                       Fax:  (650) 493-6811

If to Broadbase:                       Broadbase Software, Inc.
                                       181 Constitution Drive
                                       Menlo Park, California 94025
                                       Attention: Eric Willgohs
                                       Phone:  (650) 614-8300
                                       Fax:  (650) 614-8301

with a copy to:                        Fenwick &West, LLP
                                       Two Palo Alto Square
                                       Palo Alto, CA  94036
                                       Attention: David K. Michaels
                                       Phone:  (650) 494-0600
                                       Fax: (650) 494-1417
or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the matter set forth above.

                  (e) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                  (f) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damage for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

                  (g) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to rosin upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such other right, power or remedy or to demand such compliance.

                  (h) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California, without giving effect to the principles of conflicts of law.

                  (i) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but alt of which, taken together, shall constitute one and the name Agreement.


           [THE REMAINDER OF THIS PAGE WAS LEFT BLANK INTENTIONALLY.]

         IN WITNESS WHEREOF, Broadbase and Stockholder have caused this Agreement to be duly executed as of the date first above written.


BROADBASE SOFTWARE, INC.                  STOCKHOLDER


By:
   ---------------------------------      -----------------------------------
     Rusty Thomas,                        [Name of Stockholder]
     Executive Vice President and
     Chief Financial Officer
                                          Shares of Panopticon common stock
                                          Beneficially Owned: ____________

                                          Shares of Panopticon preferred stock
                                          Beneficially Owned: ____________

                                                                       EXHIBIT C

                              EMPLOYMENT AGREEMENT


                  THIS AGREEMENT is entered into as of ____________, 2000, by and between ________________ (the "Employee") and BROADBASE SOFTWARE, INC., a Delaware corporation (the "Company"). This Agreement shall be effective at the effective time of the merger (the "Merger") contemplated by the Merger Agreement and Plan of Reorganization dated July 5, 2000, by and among the Company, Panopticon, Inc., a ____________ corporation ("Panopticon"), and __________ Acquisition Corp., a Delaware Corporation and a wholly owned subsidiary of the Company (the "Merger Agreement"). This Agreement shall be null and void, and no parties shall be deemed to have any rights hereunder, unless and until the Merger is consummated.

                  1.       DUTIES AND SCOPE OF EMPLOYMENT.

                           (a) POSITION. The Company agrees to employ the
Employee in the position (the "Position") of _______________ of Consulting Services (the "Employment"). The Employee shall report to the person designated by the Company.

                           (b) OBLIGATIONS TO THE COMPANY. During his
Employment, the Employee shall devote his full business efforts and time to the Company. During his Employment, without the prior written approval of the Company's Board of Directors, the Employee shall not render services in any capacity to any other person or entity and shall not act as a sole proprietor or partner of any other person or entity or as a shareholder owning more than five percent of the stock of any other corporation, except that the services identified in Attachment A, with respect to the specified entities, is hereby approved. The Employee shall have those responsibilities as the Company may reasonably determine to be consistent with the Employee's position. The Employee shall comply with the Company's policies and rules, as they may be in effect from time to time during his Employment.

                           (c) NO CONFLICTING OBLIGATIONS. The Employee
represents and warrants to the Company that he is under no obligations or commitments, whether contractual or otherwise, that are inconsistent with his obligations under this Agreement. The Employee represents and warrants that he will not use or disclose, in connection with his employment by the Company, any trade secrets or other proprietary information or intellectual property in which the Employee or any other person has any right, title or interest and that his employment by the Company as contemplated by this Agreement will not infringe or violate the rights of any other person. The Employee represents and warrants to the Company that he has returned all property and confidential information belonging to any prior employer.

                  2. SALARY. The Company shall pay the Employee as compensation for his services a base salary at a gross annual rate of not less than $_____,000. Such salary shall be payable in accordance with the Company's standard payroll procedures. Employee will be eligible for a target bonus of $__,000 pursuant to the Company's bonus policy.

                  3. VACATION AND EMPLOYEE BENEFITS. During his Employment, the Employee shall be eligible for paid vacations in accordance with the Company's standard policy for similarly-situated employees, as it may be amended from time to time. During his Employment, the Employee shall be eligible to participate in the employee benefit plans maintained by the Company for similarly-situated employees, subject in each case to the generally applicable terms and conditions of the plan in question and to the determinations of any person or committee administering such plan.

                  4. BUSINESS EXPENSES. During his Employment, the Employee shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Company shall reimburse the Employee for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies.

                  5. VESTING OF EQUITY IN THE COMPANY. Notwithstanding any provision in any plan, employment agreement, offer letter or other agreement between Employee and Panopticon ("Prior Agreements") to the contrary, all of the Employee's remaining unvested shares of Panopticon common stock, or unvested options to purchase shares of Panopticon common stock, that are exchanged for shares of, or options to purchase shares of, Common Stock of the Company on the date of the Merger ("Restricted Shares") shall remain initially unvested, and shall at the end of the six month period beginning upon the Effective Time of the Merger become vested with respect to the number of shares that would have vested during such six month period pursuant to the vesting schedule in effect prior to the Merger, and shall thereafter resume vesting in accordance with the vesting schedule in effect prior to the Merger, for so long as Employee is continuously providing services to the Company, subject to the provisions of
Section 6. Employee agrees to cancel any right that Employee had to accelerated vesting of the Restricted Shares as a result of any Prior Agreements. Any portion of the Restricted Shares that do not vest pursuant to this Section 5 and/or Section 6 shall be forfeited.

                  6. TERM OF EMPLOYMENT.

                           (a) EMPLOYMENT AT WILL. Either party may terminate
the Employee's Employment at any time and for any reason (or no reason), and with or without cause, by giving the other party notice in writing. The Employee's Employment with the Company shall be "at will," meaning that either the Employee or the Company shall be entitled to terminate the Employee's employment at any time and for any reason, with or without cause. Any contrary representations that may have been made to the Employee shall be superseded by this Agreement. This Agreement shall constitute the full and complete agreement between the Employee and the Company on the "at will" nature of the Employee's Employment, which may only be changed in an express written agreement signed by the Employee and a duly authorized officer of the Company.

                           (b) RIGHTS UPON TERMINATION OF EMPLOYMENT. Upon the
termination of the Employee's Employment pursuant to this Section 6, the Employee shall only be entitled to the compensation, benefits and reimbursements described in Sections 2, 3, 4, 5 and 6 for the period preceding the effective date of the termination, and any severance that may be provided pursuant to Section 6(d). The payments under this Agreement shall fully discharge all responsibilities of the Company to the Employee.

                           (c) TERMINATION OF AGREEMENT. This Agreement shall
terminate when all obligations of the parties hereunder have been satisfied. Any earlier termination of this employment hereunder shall not limit or otherwise affect any of the Employee's obligations under Sections 7 and 8.

                           (d) SEVERANCE AND ACCELERATION OF VESTING.

                           (1) CASH SEVERANCE. Notwithstanding the foregoing, if Employee's agreement is terminated within the Noncompetition Term (i) by Broadbase without "cause", or (ii) by Employee, after "Constructive Termination" by Broadbase without cause, then Employee shall be entitled to continue receiving base salary for the remaining period of the Noncompetition Term, payable on the same schedule as salary is generally paid for other Broadbase employees.

                           (2) VESTING ACCELERATION. Notwithstanding the foregoing, if Employee's agreement is terminated within the Noncompetition Term (i) by Broadbase without "cause", (ii) by Employee, after "Constructive Termination" by Broadbase without cause, or (iii) due to the death or disability of the Employee, then twenty percent (25%) of the then remaining unvested Restricted Shares shall become immediately vested and exercisable as of the time of such termination.

                           The term "CAUSE" shall mean:

                                    (i) Any material breach of this Agreement
         between the Employee and the Company, if either (i) such breach is of a nature which cannot be cured, or (ii) such breach is of a nature which can be cured but which remains uncured fifteen days after written notice of breach;

                                    (ii) Any willful misconduct that causes
         significant harm to the Company or that is repeated or continues after written notice from the CEO of the Company;

                                    (iii) Conviction of, or a plea of "guilty"
         or "no contest" to, a felony under the laws of the United States or any state thereof;

                                    (iv) Misappropriation of the assets of the
         Company or other acts of fraud or embezzlement; or

                                    (v) The repeated or ongoing abuse of alcohol
         or controlled substances that has a repeated or ongoing detrimental effect upon the Employee's performance of his duties under this Agreement.

                 The term "CONSTRUCTIVE TERMINATION" shall mean:

                                    (i) a reduction in base salary or total
         target compensation;

                                    (ii) a change in job location of more than
         30 miles without the Employee's written consent; or

                                    (iii) a significant diminution in
         responsibilities beneath a level of responsibility reasonably assignable to the Position.

                           (e) RELEASE. Subsection (d) above shall not apply
unless the Employee (i) has executed a mutual general release (in a form prescribed by the Company) of all known and unknown claims that he may then have against the Company or persons affiliated with the Company and which such claims are in any way related to such termination, Constructive Termination, or Cause for either, and (ii) has agreed not to prosecute any legal action or other proceeding based upon any of such claims.

                  7. NON-DISCLOSURE. This Agreement is contingent upon the Employee's execution of the Company's form of Proprietary Information and Inventions Agreement, a copy of which is attached hereto as EXHIBIT A. If any provisions of such Proprietary Information and Inventions Agreement are in conflict with the provisions of this Agreement, the provisions of this Agreement shall control.

                  8. NON-COMPETITION, NON-SOLICITATION AND SAVINGS CLAUSE.

                           (a) NONCOMPETITION TERM. For a period of two years
following the Closing Date (the "NONCOMPETITION TERM"), the Employee hereby agrees that, except as specifically identified in Attachment A or otherwise with the written consent of Broadbase, directly or indirectly, individually or as an employee, partner, officer, director or shareholder or in any other capacity whatsoever of or for any person, firm, partnership, company or corporation other than Broadbase or its subsidiaries (other than as a holder of less than 1% of the outstanding capital stock of a publicly-traded company), he shall not:

                                    (i) Own, manage, operate, sell, control or
         participate in the ownership, management, operation, sales or control of or be connected in any manner with any business engaged in: (A) developing and marketing software in the fields of communication personalization solutions, customer marketing solutions and personalized purchase recommendations for e-commerce applications; or
         (B) developing any product or providing any service that is substantially the same as, is based upon or competes in any material respect with any business described in clause (A) of this paragraph;

                                    (ii) Recruit, attempt to hire, solicit,
         assist others in recruiting or hiring, or refer to others concerning employment, any person who is or was an employee of Panopticon, Broadbase, or any of Broadbase's other subsidiaries, or induce or attempt to induce any such employee to terminate his employment with Panopticon, Broadbase, or any of Broadbase's other subsidiaries (as the case may be);

                                    (iii) Induce or attempt to induce any person
         or entity to curtail or cancel any business or contracts that such person or entity had with Panopticon,

         Broadbase, or any of Broadbase's other subsidiaries; or

                                    (iv) Contact, solicit or call upon any
         customer or supplier of Panopticon, Broadbase, or any of Broadbase's other subsidiaries, on behalf of any other person or entity for the purpose of selling or providing any services or products of the type normally sold or provided by Panopticon, Broadbase, or any of Broadbase's other subsidiaries.

                  (b) The agreements set forth in this Section 8 include within their scope all cities, counties, provinces and states of all countries in which Broadbase or any of its subsidiaries has engaged in development of products or sales or otherwise conducted business or selling or licensing efforts at any time during the two years prior to the Closing Date hereof or during the Noncompetition Term. The Employee acknowledges that the scope and period of restrictions and the geographical area to which the restriction imposed in this Section 8 shall apply are fair and reasonable and are reasonably required for the protection of Broadbase and that
     Section 8(a) accurately describes the business to which the restrictions are intended to apply.

                  (c) It is the desire and intent of the parties that the provisions of this Section 8 shall be enforced to the fullest extent permissible under applicable law. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable by any arbitrator or court of competent jurisdiction, then:
     (i) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be modified by such arbitrator or court to conform to applicable laws so as to be valid and enforceable to the fullest possible extent; (ii) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction; (iii) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Section 8. Each provision of this Section 8 is separable from every other provision of this Section 8, and each part of each provision of this Section 8 is separable from every other part of such provision.

                  (d) The Employee acknowledges that any breach of the covenants of Section 8 will result in immediate and irreparable injury to Broadbase and, accordingly, consents to the application of injunctive relief and such other equitable remedies for the benefit of Broadbase as may be appropriate in the event such a breach occurs or is threatened. The foregoing remedies shall be in addition to all other legal remedies to which Broadbase may be entitled hereunder, including, without limitation, monetary damages.



                  9. SUCCESSORS.

                           (a) COMPANY'S SUCCESSORS. This Agreement shall be
binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which becomes bound by this Agreement.

                           (b) EMPLOYEE'S SUCCESSORS. This Agreement and all
rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

                  10. MISCELLANEOUS PROVISIONS.

                           (a) NOTICE. Notices and all other communications
contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

                           (b) MODIFICATIONS AND WAIVERS. No provision of this
Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

                           (c) WHOLE AGREEMENT. No other agreements,
representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement, the Merger Agreement and Plan of Reorganization and the Proprietary Information and Inventions Agreement contain the entire understanding of the parties with respect to the subject matter hereof. This Agreement shall supersede in its entirety the offer letter or other agreement executed by the Employee and Panopticon and any Restricted Stock Purchase Agreement between the Employee and Panopticon to the extent inconsistent herewith.

                           (d) WITHHOLDING TAXES. All payments made under this
Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law.

                           (e) CHOICE OF LAW AND SEVERABILITY. This Agreement
shall be interpreted in accordance with the laws of the State of California (except their provisions governing the choice of law). If any provision of this Agreement becomes or is deemed invalid, illegal or unenforceable in any jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision shall be stricken and the remainder of this Agreement shall continue in full force and effect. Should there ever occur any conflict between any provision contained in this Agreement and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, then the latter shall prevail but the provision of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it into compliance with applicable law. All the other terms and provisions of this Agreement shall continue in full force and effect without impairment or limitation.

                           (f) ARBITRATION. Any controversy or claim arising out
of or relating to this Agreement or the breach thereof, or the Employee's Employment or the termination thereof, with the exception of any controversy or claim arising out of or relating to Section 8, shall be settled by arbitration in San Francisco, California in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association. The decision of the arbitrator shall be final and binding on the parties, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The parties hereby agree that the arbitrator shall be empowered to enter an equitable decree mandating specific enforcement of the terms of this Agreement. The Company and the Employee shall share equally all fees and expenses of the arbitrator. Any controversy or claim arising out of or relating to Section 8 shall be settled in the appropriate federal or state court in the State of California. The Company and the Employee hereby consent to personal jurisdiction of the state and federal courts located in the State of California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

                           (g) NO ASSIGNMENT. This Agreement and all rights and
obligations of the Employee hereunder are personal to the Employee and may not be transferred or assigned by the Employee at any time. The Company may assign its rights under this Agreement to any entity that assumes the Company's obligations hereunder in connection with any sale or transfer of all or a substantial portion of the Company's assets to such entity.

                           (h) COUNTERPARTS. This Agreement may be executed in
two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                  IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.





                                       -----------------------------------------
                                       NAME:


                                       BROADBASE SOFTWARE, INC.



                                       By
                                         ---------------------------------------

                                       Title:
                                             -----------------------------------

                                                                       EXHIBIT D

                                ESCROW AGREEMENT


         THIS ESCROW AGREEMENT is made and entered into as of September 7, 2000 by and among Broadbase Software, Inc., a Delaware corporation ("BROADBASE"), Stanley Kim, as representative (the "REPRESENTATIVE") of all of the holders of common stock (the "SHAREHOLDERS") of Panopticon, Inc., a California corporation ("PANOPTICON"), and State Street Bank and Trust Company of California, N.A. (the "ESCROW AGENT").

                                    RECITALS

         A. Broadbase, Panopticon and Bridge Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Broadbase ("MERGER SUB"), have entered into an Agreement and Plan of Merger (the "MERGER AGREEMENT") dated as of July 6, 2000, pursuant to which Merger Sub will merge with and into Panopticon in a reverse triangular merger (the "MERGER"), with Panopticon to be the surviving corporation of the Merger. Capitalized terms used in this Agreement and not otherwise defined herein, including without limitation "DAMAGES," "EFFECTIVE TIME," "ESCROW SHARES," "ESCROW PERIOD," "EXCHANGE AGENT" and "INDEMNIFIED PERSONS," shall have the meanings given to such terms in the Merger Agreement, a copy of which is attached hereto;

         B. Section 2.2 of the Merger Agreement provides that, at the Effective Time, Broadbase will be entitled to withhold from the Shareholders a certain percentage of the shares of Broadbase common stock issuable to the Shareholders at the Effective Time for the purpose of securing the Shareholders' indemnification obligations to Broadbase and the other Indemnified Persons pursuant to the terms and conditions set forth in Article 12 of the Merger Agreement and in this Agreement;

         C. The Representative is entering into this Agreement on behalf of the Shareholders as a material inducement and consideration for Broadbase to enter into the Merger Agreement and to consummate the transactions contemplated therein and as a material inducement and condition precedent to consummation of the Merger; and

         D. The parties desire to set forth in this Agreement the terms and conditions pursuant to which the Escrow Shares shall be deposited in, held in and delivered from an escrow account.

         NOW, THEREFORE, in consideration of the facts stated in the foregoing recitals and the mutual promises hereinafter set forth, the parties hereby agree as follows:

         1.       ESCROW AND INDEMNIFICATION

                  1.1      Establishment of Escrow.

                           (a) Deposit of Escrow Shares. On the Closing Date, Broadbase will deposit with the Exchange Agent the Exchange Shares, including shares to be subsequently held in escrow. The Exchange Agent will give the Escrow Agent prompt written notice of the Closing Date and Effective Time of the Merger. Promptly after the Closing, Broadbase will provide the Escrow Agent with a spreadsheet listing each Shareholder and their interest in the Escrow Shares, and the Exchange Agent will issue to the Escrow Agent the Escrow Shares to be withheld from the Shareholders upon the surrender of their Panopticon Certificates (including any Additional Escrow Shares, as defined in Section 2.1(b)), each registered in the name of the applicable Shareholder.

                           (b) Delivery of Stock Powers. Promptly after the Effective Time, but in any event within ten (10) business days after receipt of the letter of transmittal from the Exchange Agent, each Shareholder will deliver to the Escrow Agent three duly endorsed stock powers (each a "STOCK POWER") substantially in the form attached as Exhibit A and bearing a "medallion" signature guarantee. In the event any Additional Escrow Shares are issued, or if the Escrow Agent reasonably requires an additional Stock Power to effect a transfer, each Shareholder will, upon request, promptly execute and deliver an additional Stock Power to the Escrow Agent.

                           (c) Legends. Stock certificates representing Escrow Shares will (until they are released to the Shareholders or Broadbase in accordance with this Agreement) bear the following legend indicating that they are subject to this Agreement (in addition to any other legends which might be applicable to such shares):

         "THE SECURITIES REPRESENTED HEREBY MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED ONLY IN ACCORDANCE WITH THE TERMS OF AN ESCROW AGREEMENT AMONG THE ISSUER, THE HOLDER THEREOF AND STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER."

                           (d) Investments of Cash. The Escrow Agent shall invest cash, if any, held in the Escrow, other than amounts immediately distributable by the Escrow Agent, in the SSgA U.S. Treasury Money Market Fund. For tax reporting and withholding purposes, the income on such investments shall be allocated to the Shareholders in accordance with their proportionate interests in the Escrow Shares as set forth in the Escrow Ledger (defined in Section 2.2).

                  1.2 Indemnification. Broadbase and the other Indemnified Persons are entitled to be indemnified by the Shareholders pursuant to the terms of Article 12 of the Merger Agreement against any Damages during the Escrow Period. Each of the Shareholders has agreed to the use of the Escrow Shares as collateral for these indemnity obligations, subject to the terms and limitations set forth in Article 12 of the Merger Agreement and in this Agreement.

         2.       OWNERSHIP INTERESTS IN AND RELEASE OF
                  THE ESCROW SHARES

                  2.1      Shareholders' Interests in the Escrow Shares.

                           (a) Individual Shareholder Interests. The Escrow Shares shall be evidenced by certificates issued in the name of each Shareholder. All of the Escrow Shares shall be deemed to be issued and outstanding capital stock of Broadbase.

                           (b) Dividends. If Broadbase declares any cash dividends, dividends payable in other property or other distributions of any kind with respect to Escrow Shares held by the Escrow Agent, Broadbase will issue such distributions directly to the Shareholders. Tax-free (pursuant to Section 305(a) of the Code) stock dividends declared on the Escrow Shares during the Escrow Period in order to effect a stock split of Broadbase common stock ("ADDITIONAL ESCROW SHARES") will be delivered promptly to the Escrow Agent, held in escrow and distributed to the Shareholders in the same manner and in the same proportions as the Escrow Shares. For all purposes of this Agreement, the Additional Escrow Shares will be treated the same as the Escrow Shares. Unless and until the Escrow Agent receives certificates representing Additional Escrow Shares, it may assume without inquiry that no Additional Escrow Shares have been, or are required to be, issued and that the stock certificates that the Escrow Agent possesses represent all of the Escrow Shares.

                           (c) Voting and Other Rights of Ownership. While the Escrow Shares remain in the possession of the Escrow Agent, each Shareholder beneficially owning Escrow Shares will retain and will be able to exercise with respect to such Escrow Shares: (i) voting rights, and (ii) all other incidents of ownership of such Escrow Shares which are not inconsistent with the terms of this Agreement. Subject to the rights of Broadbase under the Merger Agreement and this Agreement, all beneficial interest in the Escrow Shares shall be the property of the Shareholders from and after the Closing, and Broadbase shall have no interest therein. None of the rights of the Shareholders hereunder shall be transferable except as otherwise provided by law. Each of the Shareholders shall be obligated for all federal, state or local taxes applicable to such Shareholder's interest in the Escrow Shares.

                           (d) No Transfers or Encumbrances. Prior to the Release Date (or the release of the Escrow Shares, with respect to shares held with respect to pending Claims pursuant to Section 2.3(b) of this Agreement), Shareholders may not sell, assign or otherwise transfer, nor place any Encumbrance on, any Escrow Shares or any beneficial interest therein, except: (i) transfers made for estate planning purposes, and (ii) transfers by operation of law or laws of descent and distribution. In the case of any permitted transfer, the transferee will be subject to all terms and provisions of this Agreement. Also, prior to the Release Date (or the release of the Escrow Shares, with respect to shares held with respect to pending Claims pursuant to Section 2.3(b) of this Agreement), no Escrow Shares nor any beneficial interest therein shall be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of a Shareholder, except to satisfy such Shareholder's obligations under
     Article 12 of the Merger Agreement. The Escrow Agent shall have no responsibility for determining or enforcing compliance with this paragraph, other than by retaining possession of the Escrow Shares.

                           (e) Right of Escrow Agent to Transfer Shares. Notwithstanding the other provisions of this Section 2.1, the Escrow Agent shall have the power to effect any transfer of Escrow Shares required by this Agreement or necessary for administrative purposes. Broadbase shall cooperate with the Escrow Agent in promptly issuing, or causing its transfer agent to promptly issue, such stock certificates as shall be required to effect such transfers.

                  2.2 Escrow Ledger. The Escrow Agent shall create and maintain a written record of each Shareholder's interest in the Escrow shares (the "ESCROW LEDGER"). The Escrow Agent shall adjust the Escrow Ledger to reflect changes in each Shareholder's interests in the Escrow Shares. This duty will continue until the Escrow Agent is required to deliver each Shareholder's Escrow Shares pursuant to Section 2.3. Absent manifest error, all of the Escrow Agent's determinations as to the Escrow Ledger shall be binding and conclusive on all parties to this Agreement. Adjustments to the Escrow Ledger shall include, but are not limited to, the following:

                           (a) Adjustments for Capital Changes. The Escrow Agent shall adjust the Escrow Ledger to reflect the Escrow Agent's receipt of Additional Escrow Shares pursuant to Section 2.1(b).

                           (b) Adjustments for Claims. The Escrow Agent shall denote Escrow Shares that become subject to pending Contested Claims of Broadbase or other Indemnified Persons in each Shareholder's account in the Escrow Ledger. The Escrow Agent shall deduct Escrow Shares that are charged and allocated to each Shareholder's account pursuant to Article 4 in satisfaction of Claims by Broadbase or other Indemnified Persons.

                  2.3 Release of Escrow Shares to Shareholders.

                           (a) Release of Escrow Shares Generally. On the first anniversary of the Closing Date (the "RELEASE DATE"), in accordance with
     Section 2.3(c), the Escrow Agent shall certify the Escrow Share balances reflected in the Escrow Ledger as of that date and direct the Exchange Agent to release the appropriate number of Escrow Shares to each Shareholder as designated in the Escrow Ledger, which shall equal such Shareholder's original Escrow Shares and Additional Escrow Shares, minus:
     (i) any Escrow Shares attributable to such Shareholder that were returned to Broadbase in accordance with Article 4 in satisfaction of a Claim(s) by Broadbase or another Indemnified Person(s), and (ii) any Escrow Shares attributable to such Shareholder that are subject to pending Claims of Broadbase or other Indemnified Persons, to be held pursuant to Section 2.3(b). The Escrow Agent will direct the Exchange Agent to remove the legend described in Section 1.1(c) from all Escrow Shares distributed by it.

                           (b) Escrow Shares Subject to Pending Claims.

                                    (i) Upon the Release Date and thereafter,
         the Escrow Agent shall continue to hold any Escrow Shares that are subject to pending Claims until the ten business day period in Section
         4.2 expires. At that time, the Escrow Agent shall, as appropriate, either instruct the Exchange Agent to distribute the Escrow Shares subject to such claim pursuant to Section 4.2, or continue to hold the Escrow Shares subject to such Claim pursuant to Section 2.3(b)(ii).

                                    (ii) Upon the Release Date and thereafter,
         the Escrow Agent shall continue to hold any Escrow Shares that are subject to Contested Claims of Broadbase or other Indemnified Persons, as designated in the Escrow Ledger, until the Escrow Agent receives written notice of resolution of each specific Claim pursuant to Section 4.3(c). After the Escrow Agent receives such notice, in accordance with
         Section 2.3(c), the Escrow Agent shall: (a) either deliver or instruct the Exchange Agent to deliver to each Shareholder the number of Escrow

         Shares, if any, due to each Shareholder in accordance with the resolution of the Claim; (b) if applicable, charge and allocate Escrow Shares against each Shareholder's account in satisfaction of the resolution of the Claim and either return or instruct the Exchange Agent to return such Escrow Shares back to Broadbase; and (c) notify the Representative in writing of any deduction of Escrow Shares as promptly as reasonably practicable. The Escrow Agent shall make the appropriate entries in the Escrow Ledger.

                           (c) Procedure for Release and Delivery. Within seven
     (7) days after the Release Date (or with respect to Escrow Shares held pursuant to Section 2.3(b), within seven (7) days after the Escrow Agent's receipt of written notice of a resolution of a Claim pursuant to Section 4.3(c)), the Escrow Agent shall instruct the Exchange Agent to deliver the Escrow Shares to each Shareholder by mailing (by registered or certified mail, return receipt requested) to the address set forth opposite each Shareholder's name on the Escrow Ledger (or such other address as provided in writing by the Representative to the Escrow Agent). No fractional Escrow Shares will be delivered. Broadbase shall have provided to the Escrow Agent prior to the expiration of the Escrow Period, and the Escrow Agent shall distribute to each Shareholder at the time Escrow Shares, if any, are distributed to each Shareholder, cash in lieu of any fractions of Escrow Shares in an amount equal to the product of such fraction multiplied by the value of an Escrow Share as determined in accordance with Section 4.5. The Escrow Agent need not invest cash on hand pending distribution.

         3.       CLAIMS

                  3.1 "Claim" Defined. As used herein, the term "CLAIM" means a claim for indemnification under Article 12 of the Merger Agreement made by Broadbase or by any other Indemnified Person. Broadbase agrees that it will make Claims only as permitted by Article 12 of the Merger Agreement.

                  3.2      Notice of Claim.

                           (a) When a Notice of Claim is Required. An officer of Broadbase shall execute and deliver written notice of a Claim (a "NOTICE OF CLAIM") to the Representative and the Escrow Agent as promptly as reasonably practicable, and in no event after the Release Date, upon:

                                    (i) Broadbase's discovery of any inaccuracy,
         misrepresentation, breach of or default in connection with any of the provisions of Section 12.2 of the Merger Agreement; or

                                    (ii) Broadbase's receipt of written notice
         of an order or proceeding brought by any third person against Broadbase and/or any Indemnified Person that is based upon or includes assertions that would, if true, constitute an inaccuracy, misrepresentation, breach of or default in connection with any of the provisions of
         Section 12.2 of the Merger Agreement (a "THIRD PARTY PROCEEDING");

                           (b) Failure to Provide Notice of Claim. Failure to provide such notice in a timely manner shall not reduce Broadbase's indemnification rights or the indemnification obligations of the Shareholders in this Agreement and under the Merger Agreement, unless the failure to provide such timely notice impairs the indemnifying party's ability to defend the Claim, and then only to the extent of such impairment, and except as set forth in Section 3.2(c) below.

                           (c) All claims for Damages under Article 12 of the Merger Agreement must be initiated prior to the expiration of the Escrow Period.

                  3.3 Contents of Each Notice of Claim. Each Notice of Claim given by Broadbase pursuant to Section 3.2 shall be set forth in writing and shall contain the following information to the extent it is reasonably available to Broadbase:

                           (a) Statement of Damages. The statement of damages shall include: (i) the amount of Damages that Broadbase believes has actually been incurred by Broadbase and/or any other Indemnified Person in connection with the Claim, reduced by any recovery under policies of insurance, and (ii) Broadbase's good faith estimate of the reasonably foreseeable maximum amount of the alleged Damages that will ultimately be incurred by Broadbase and/or any other Indemnified Person in connection with such Claim, including without limitation any Damages from a potential Third Party Proceeding.

                           (b) Statement of Basis for Damages. The statement of basis for damages shall include: (i) a brief description, in reasonable detail, of the facts, circumstances or events giving rise to the alleged Damages based on Broadbase's or any other affected Indemnified Person's good faith belief, and (ii) if applicable, specific references to the provisions of the Merger Agreement alleged to have been breached.

                  3.4 Requirement of Resolution of Claims. The Escrow Agent shall not act regarding any of the Escrow Shares held pursuant to a Notice of Claim until such Notice of Claim has been resolved in accordance with Article 4 and, in the case of a Contested Claim, it receives appropriate notice pursuant to Section 4.3(c).

         4.       RESOLUTION OF CLAIMS

         Any Notice of Claim received by the Representative and the Escrow Agent pursuant to Article 3 shall be resolved as follows:

                  4.1 Third Party Proceedings. Broadbase shall have the right, at the Shareholders' expense (to be paid in Escrow Shares subject to the provisions of Section 12 of the Merger Agreement), to select counsel in connection with conducting the defense or handling each Third Party Proceeding and defend or handle such Third Party Proceeding in such manner as Broadbase may deem reasonably appropriate (including without limitation consent to an entry of judgement or settlement of such Third Party Proceeding); provided, however, that Broadbase shall keep the Representative timely apprised of the status of such Third Party Proceeding. The reasonable costs and expenses incurred by Broadbase in connection with such defense (including but not limited to reasonable attorneys' fees, other professionals' and experts' fees and court or arbitration costs) shall be included in the Damages for which Broadbase may seek indemnity pursuant to a Claim made by Broadbase or an Indemnified Person hereunder. If Broadbase defends or handles the Third Party Proceeding, the Representative and the Shareholders shall cooperate with Broadbase and shall be entitled to participate in the defense or handling of the Third Party Proceeding with their own counsel and at their own expense.

         4.2 Uncontested Claims. If, within ten business days after the Escrow Agent and the Representative receives a Notice of Claim, the Representative does not contest such Notice of Claim (an "UNCONTESTED CLAIM") in a written notice delivered to the Escrow Agent pursuant to Section 4.3, then the Escrow Agent shall: (a) immediately charge and allocate against each Shareholder's accounts in the

Escrow Ledger the number of Escrow Shares required, pursuant to Section 4.5, to satisfy the amount of Damages specified in such Notice of Claim (reduced by any recovery to date under policies of insurance not reflected in the Notice of Claim); (b) update the Escrow Ledger to reflect the effect of the deduction pursuant to Section 2.2(b); and (c) notify the Representative in writing of the deduction of Escrow Shares as promptly as reasonably practicable. The number of Escrow Shares deducted hereunder shall be charged to and allocated among the Shareholders pro rata according to each Shareholder's percentage share, as set forth in the Escrow Ledger, except as otherwise provided for in Section 12.2 of the Merger Agreement.

                  4.3 Contested Claims. If Broadbase and the Escrow Agent receive a written notice contesting all, or a portion of, a Notice of Claim within the ten business day period described in Section 4.2 (a "CONTESTED CLAIM"), then the parties will work together in good faith to resolve their dispute for up to thirty (30) days. If the Contested Claim is still not resolved, then: (a) such Contested Claim shall be resolved by binding arbitration in accordance with Section 13.10 of the Merger Agreement, and (b) the Escrow Agent shall continue to hold the number of Escrow Shares sufficient, pursuant to Section 4.5, to satisfy the maximum potential award to all Indemnified Persons under such Claim. Any portion of the Notice of Claim that is not contested by the Representative in accordance with the foregoing provisions of this Section 4.3 shall be resolved as an Uncontested Claim in accordance with
Section 4.2. In addition to the provisions of Section 13.10 of the Merger Agreement, resolution of Contested Claims shall be subject to the following additional provisions:

                           (a) Award.

                                    (i) Upon the conclusion of any arbitration
         proceedings hereunder, the arbitrator shall render findings of fact and conclusions of law and a final written arbitration award setting forth the basis and reasons for any decision reached (the "FINAL AWARD") and shall deliver such documents to the Escrow Agent, the Representative and Broadbase. The Final Award shall constitute a conclusive determination of all issues in question, binding upon the Representative, the Shareholders and Broadbase, and shall not be contested by the Representative, the Shareholders or Broadbase.

                                    (ii) To the extent that the Final Award
         determines that Broadbase or any other Indemnified Person has actually incurred Damages in connection with the Contested Claim through the date of the Final Award ("INCURRED DAMAGES"), the Final Award will set forth and award to Broadbase the amount of such damages, reduced by any recovery under policies of insurance to date that were not specified in the Notice of Claim. In addition, the Final Award will set forth an additional amount of Damages equal to the reasonably foreseeable amount of alleged Damages that the arbitrator determines (based on the evidence submitted by the parties in the arbitration) are reasonably likely to be incurred by Broadbase and any other Indemnified Person as a result of the facts giving rise to the Contested Claim ("ESTIMATED DAMAGES"), which amount of Estimated Damages may, without limitation, include the amount of damages claimed by a third party in an action brought against any Indemnified Person based on alleged facts which, if true, would give rise to Damages. The Escrow Agent will continue to hold Escrow Shares representing the Estimated Damages, in accordance with Section 4.5, in escrow, including, if appropriate, beyond the expiration of the Escrow Period, until and to the extent that: (A) the arbitrator deems that Broadbase has actually incurred such Estimated Damages, reduced by any recovery under policies of insurance to date that were not specified in the Notice of Claim; (B) the arbitrator deems that Broadbase will not actually incur any additional Estimated Damages; or (C) the parties come to a written settlement agreement pursuant to Section 4.4.

         Both Incurred Damages and Estimated Damages owed to Indemnified Persons are deemed to be Damages for purposes of this Agreement. Upon issuance and delivery of the Final Award pursuant to Section 4.3(a)(i), and subject to receipt by the Escrow Agent of a written notice of resolution of the Claim pursuant to Section 4.3(c), Broadbase will immediately be entitled to recover the amount of any Incurred Damages awarded to Broadbase under such Final Award.

                           (b) Timing. The Representative, Broadbase and the arbitrator shall conclude each arbitration pursuant to this Section 4.3 as promptly as practicable. Time is of the essence with regards to all aspects of this Agreement.

                           (c) Notice of Resolution of Claim. The Escrow Agent shall not deliver Escrow Shares held pursuant to a Contested Claim until the Escrow Agent receives appropriate notice. Such notice must consist of:
     (i) written notice of the resolution of such Claim executed by both the Representative and Broadbase; (ii) a written settlement agreement pursuant to Section 4.4; (iii) delivery to the Escrow Agent of an appropriate final non-appealable order by a court of competent jurisdiction; or (iv) delivery to the Escrow Agent of a copy of the Final Award of an arbitrator or court. The Escrow Agent shall act on such notice without further inquiry in accordance with Sections 2.3(b) and (c).

                           (d) Multiplicity of Claims. The assertion of any single Claim for indemnification hereunder will not bar Broadbase from asserting other Claims hereunder.

                  4.4 Settled Claims. If a Claim (including a Contested Claim) is settled by a written settlement agreement executed by the Representative and Broadbase, then the Representative and Broadbase shall promptly deliver such written settlement agreement to the Escrow Agent with written instructions on the appropriate charges or adjustments to be made to the Escrow Ledger, and the Escrow Agent shall promptly release and/or return the Escrow Shares subject to such claim in accordance with Sections 2.3(b) and 2.3(c). Any settlement which is effected without the consent of the Representative, which consent shall not be unreasonably withheld or delayed, shall not be determinative of the amount of Damages for which indemnification may be sought.

                   4.5 Determination of Number of Escrow Shares for Claims. Unless a specific number of Escrow Shares is specified, or unless any claim asserts that a different allocation should be made pursuant to Section 12.2 of the Merger Agreement, any amount owed to Broadbase under this Agreement will be immediately payable to Broadbase, subject to Section 4.3(c), by deducting pro rata from each Shareholder's account in the Escrow Ledger the number of Escrow Shares equal to: (a) the Damages for that Claim, divided by, (b) the closing price per share of Broadbase common stock as quoted on the Nasdaq National Market, and reported in The Wall Street Journal, for the trading day immediately preceding the Closing Date (subject to adjustment for changes in Broadbase capital stock as set forth in a certificate of Broadbase delivered to the Escrow Agent).

                  4.6 Election of Remedies. Broadbase may institute Claims against the Escrow Shares and in satisfaction thereof may elect to have such Escrow Shares deducted from the Escrow Ledger, after any notice to the Representative required hereunder, without making any other claims directly against the Shareholders and without rescinding or attempting to rescind the transactions consummated pursuant to the Merger Agreement. Broadbase need not exhaust any other remedies that may be available to it but may proceed directly in accordance with the provisions of this Agreement.

         5.       THE ESCROW AGENT

                  5.1 Limitation of Escrow Agent's Liability/Responsibility. In performing any of its duties under this Escrow Agreement, the Escrow Agent shall not be liable to any party for damages, losses or expenses, except in the event of gross negligence or willful misconduct on its part. In no event shall the Escrow Agent be liable for punitive, consequential or incidental damages. The Escrow Agent shall not incur any such liability for any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Escrow Agreement that the Escrow Agent shall in good faith believe to be genuine; nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any agent's authority. In addition, the Escrow Agent may consult with legal counsel of its choice in connection with its duties under this Escrow Agreement and shall be fully protected in any act taken, suffered, or permitted by it in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Escrow Agreement. The Escrow Agent undertakes to perform such duties as are specifically set forth in this Escrow Agreement, and the Escrow Agent shall not be liable except for the performance of such duties as are specifically set forth in this Escrow Agreement. No implied covenants or obligations shall be read into this Escrow Agreement against the Escrow Agent.

                  5.2 Indemnification of the Escrow Agent.

                           (a) For the purposes of this Section 5.2, references to the Escrow Agent shall include the Escrow Agent's officers, directors, employees, counsel and agents.

                           (b) Each party to this Agreement other than the Escrow Agent (each an "INDEMNIFYING PARTY" and together the "INDEMNIFYING PARTIES") will severally reimburse, indemnify and hold harmless the Escrow Agent from and against any damage, liability or loss suffered, incurred by, or asserted against the Escrow Agent (including amounts paid in settlement of any action, suit, proceeding, or claim brought or threatened to be brought and including reasonable expenses of legal counsel, collectively, "Loss") arising out of, in connection with or based upon any act or omission by the Escrow Agent relating in any way to this Agreement or the Escrow Agent's services hereunder. This indemnity will exclude any indemnification for any Loss arising in whole or in part, directly or indirectly, from any fraud, gross negligence or willful misconduct on the Escrow Agent's part. Anything in this Agreement to the contrary notwithstanding, in no event will the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) suffered by another party to this Agreement or by any Shareholder, even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The Escrow Agent's right to indemnification hereunder will survive the Escrow Agent's resignation or removal as the Escrow Agent and will survive the termination of this Agreement by lapse of time or otherwise.

                           (c) Each Indemnifying Party may participate at its own expense in the defense of any claim or action that may be asserted against the Escrow Agent related to this Agreement, and if the Indemnifying Parties so elect, the Indemnifying Parties may assume the defense of such claim or action; provided, however, that, if there exists a conflict of interest that would make it inappropriate, in the sole discretion of the Escrow Agent, for the same counsel to represent both Escrow Agent and the Indemnifying Parties, the Escrow Agent's retention of separate counsel will be reimbursable as provided in Section 5.3(b).

                           (d) The Escrow Agent will notify each Indemnifying Party by letter, or by telephone or telecopy confirmed by letter, of any receipt by Escrow Agent of a written assertion of a claim against the Escrow Agent arising out of this Agreement, or any action commenced against the Escrow Agent arising out of this Agreement, within five (5) business days after the Escrow Agent's receipt of written notice of such claim. However, the Escrow Agent's failure to so notify each Indemnifying Party will not operate in any manner whatsoever to relieve an Indemnifying Party from any liability that it may have to the Escrow Agent under this Section
     5.3 or otherwise unless such failure by the Escrow Agent to give such notice materially prejudices such Indemnifying Party.

                  5.4 Compensation and Expenses of Escrow Agent. All fees and expenses of the Escrow Agent incurred in the ordinary course of performing its responsibilities hereunder shall be paid by Broadbase upon receipt of a written invoice by Escrow Agent in accordance with Exhibit B.

                  5.5 Resolution of Conflicting Demands. In the event conflicting demands are made or conflicting notices are served upon the Escrow Agent with respect to the Escrow Shares or the Escrow Ledger, the Escrow Agent shall have the right, at the Escrow Agent's election, to either: (a) give written notice to the other parties to this Agreement that it has received conflicting instructions from Broadbase and the Representative and is refraining from taking action until it receives instructions consented to in writing by both Broadbase and the Representative, or (b) resign so that a successor escrow agent can be appointed pursuant to Section 5.6. In the further event that the Escrow Agent gives written notice under "(a)" above and does not receive instructions consented to in writing by both Broadbase and the Representative within thirty (30) calendar days, then the Escrow Agent may file a suit in interpleader and obtain an order from a court of competent jurisdiction located in San Mateo County, California, requiring the parties to interplead and litigate in such court their several claims and rights among themselves. In this case, the Escrow Agent shall thereby be fully released and discharged from all further obligations imposed upon it under this Agreement with respect to the matters that are the subject of such interpleader suit, and Broadbase shall pay the Escrow Agent all costs, expenses and reasonable attorneys' fees expended or incurred by the Escrow Agent pursuant to the exercise of Escrow Agent's rights under this paragraph.

                  5.6 Successor Escrow Agent.

                           (a) In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity as Escrow Agent hereunder, the Escrow Agent may resign and be discharged from its duties hereunder by giving notice of resignation to the parties to this Agreement, specifying a date not less than thirty (30) days following such notice date of when such resignation shall take effect and refunding to Broadbase any prepaid but unearned fees previously paid by Broadbase to the Escrow Agent hereunder. Broadbase shall designate a successor Escrow Agent reasonably satisfactory to the Representative prior to the expiration of such ten day period by giving written notice to the Escrow Agent and the Representative. If no successor escrow agent is named by Broadbase, then the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent. In either case, the Escrow Agent shall promptly transfer the Escrow Shares and Escrow Ledger to the designated successor Escrow Agent.

                           (b) In the event Escrow Agent is merged with, acquired or otherwise combined with another entity, or Escrow Agent transfers all or substantially all of its corporate trust business (including the escrow contemplated by this Agreement) to another institution, the successor as a result of such transaction will be the Escrow Agent hereunder without any further action by the parties hereto.

         6.       THE REPRESENTATIVE

                  6.1 Duties as Provided in Merger Agreement. From and after the deposit of the Escrow Shares as provided in Article 1, the Shareholders shall be represented by the Representative, or, upon written notice to the Escrow Agent, by his successor appointed in accordance with Section 12.7(d) of the Merger Agreement. The Representative (a) shall have the duties and obligations set forth in Section 12.7(a) of the Merger Agreement, (b) shall not be liable to the Shareholders in connection with the performance of his duties and obligations under this Agreement except as set forth in Section 12.7(b) of the Merger Agreement, and (c) shall be indemnified by the Shareholders in connection with the performance of the his duties and obligations under this Agreement as provided in Section 12.7(c) of the Merger Agreement.

                  6.2 No Compensation; Reimbursement for Expenses. Except as stated in Section 12.7(c) of the Merger Agreement and in this paragraph, the Representative shall not be entitled to receive any compensation for his services in connection with this Agreement. Any out-of-pocket costs and expenses reasonably incurred by the Representative in connection with actions taken pursuant to the terms of this Agreement shall be paid by the Shareholders in proportion to their percentage share set forth in the Escrow Ledger promptly upon the Representative's written request to the Shareholders and, at the Representative's option, may be taken by the Representative from the Escrow Shares reflected in the Escrow Ledger after the final resolution of all Claims made under this Agreement.

                  6.3 Tax Reporting Documentation. The Representative agrees to use reasonable best efforts to obtain for the Escrow Agent certified tax identification numbers for each of the Shareholders consisting of appropriate Forms W-9 (or Forms W-8, in the case of non-U.S. persons) and other forms and documents that the Escrow Agent may reasonably request (collectively, "TAX REPORTING DOCUMENTATION") to the Escrow Agent within 30 days after the date of such request. The parties hereto understand that, if such Tax Reporting Documentation is not so certified to the Escrow Agent, the Escrow Agent may be required by the Code, as it may be amended from time to time, to withhold a portion of the interest earned on the investment of monies or other property held by the Escrow Agent pursuant to this Agreement.

          7.      MISCELLANEOUS

                  7.1 Term of Escrow Agreement. This Escrow Agreement shall terminate upon the distribution by the Escrow Agent of all Escrow Shares and other property held in escrow.

                  7.2 Entire Agreement. This Agreement, the Merger Agreement and the exhibits hereto and thereto constitute the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersede all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof. As between the Escrow Agent and the other parties hereto, all such parties agree that the Escrow Agent's duties are defined only in this Agreement, any contrary provisions of the Merger Agreement notwithstanding.

                  7.3 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

                  7.4 Assignment; Binding Nature. Broadbase may not assign all or any of its rights and obligations hereunder without the prior written consent of the Escrow Agent and the Representative, which consent shall not be unreasonably withheld. Except for assignments in connection with permitted transfers of Escrow Shares under Section 2.1(d) of this Agreement, neither the Shareholders, nor the Representative on their behalf, may assign any of rights or obligations of the Shareholders hereunder, nor may their rights or obligations be assigned by operation of law, without the prior written consent of Broadbase. This Agreement and shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

                  7.5 Absence of Third Party Beneficiary Rights. No provisions of this Escrow Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, Shareholder, partner of any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof shall be solely between the parties to this Escrow Agreement.

                  7.6 Construction of Agreement. This Agreement has been negotiated by the respective parties hereto and their attorneys and have been reviewed by each party hereto. Accordingly, no ambiguity in the language of this Agreement will be construed for or against either party.

                  7.7 Section Headings. A reference to a section, article or exhibit will mean a section in, article in or exhibit to this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement, which will be considered as a whole.

                  7.8 Amendment. This Agreement may be amended by the written agreement of Broadbase, the Escrow Agent and the Representative; provided, however, that, if the Escrow Agent does not agree to an amendment agreed upon by Broadbase and the Representative, then the Escrow Agent shall resign and Broadbase shall appoint a successor Escrow Agent in accordance with the provisions of Section 5.6. No amendment of the Merger Agreement shall increase or alter the Escrow Agent's duties, responsibilities or liability hereunder without the Escrow Agent's written agreement.

                  7.9 Waiver. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless it is set forth in a writing signed by such party. No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

                  7.10 Severability. If any provision of this Agreement or its application will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as to effect the intent of the parties hereto. The parties will replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

                  7.11 Governing Law. The validity of this Agreement the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties of this Agreement will be exclusively governed by and construed in accordance with the internal laws of the State of California, as applied to agreements entered into solely between residents of and to be performed entirely in the State of California, without reference to that body of law relating to conflicts of law or choice of law.

                  7.12 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

                  7.13 Notices. No notice or other communication shall be deemed given unless sent in the manner, and to the persons, specified in this Section
7.13. All notices and other communications hereunder will be in writing and win be deemed given (a) upon receipt if delivered personally (or if mailed by registered or certified mail), (b) the day after dispatch if sent by overnight courier; or (c) upon dispatch if transmitted by facsimile (and confirmed by a copy delivered in accordance with clause (a) or (b)), addressed to the parties at the following addresses:

If to Broadbase:                  Broadbase Software, Inc.
                                  181 Constitution Drive
                                  Menlo Park, California 94025
                                  Attention: General Counsel
                                  Phone: (650) 614-8300
                                  Fax:  (650) 614-8301

with a copy to:                   Fenwick & West LLP
                                  Two Palo Alto Square
                                  Palo Alto, California  94306
                                  Attention:  David K. Michaels
                                  Phone: (650) 494-0600
                                  Fax:  (650) 494-1417

If to the Escrow Agent:           State Street Bank and Trust Company of
                                    California, N.A.
                                  633 West 5th Street, 12th Floor
                                  Los Angeles, CA  90071
                                  Attention:  Corporate Trust Administration
                                              (Broadbase/Panopticon 2000 escrow)
                                  Phone: (213) 362-7373
                                  Fax:  (213) 362-7357

If to the Representative:         Stanley Kim
                                  c/o Panopticon, Inc.
                                  955 Alma Street; Suite B
                                  Palo Alto, CA 94301
                                  Phone:  (650) 833-5960
                                  Fax:  (650) 833-5961

Any party may change its address for such communications by giving notice thereof to the other parties. Notwithstanding the foregoing, notices addressed to the Escrow Agent shall be effective only upon receipt except that a notice faxed to Escrow Agent shall be deemed received on such day provided that (i) such fax was transmitted prior to 5:00 P.M. Pacific Standard Time on such date and (ii) there exists written confirmation of such transmittal. If any Claim, objection thereto or any other document of any kind is required to be delivered to the Escrow Agent and any other person, the Escrow Agent may assume without inquiry that such Claim notice, objection or other document was received by such other person on the date on which it was received by the Escrow Agent.

                  7.14 Counterparts. This Escrow Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.





           [THE REMAINDER OF THIS PAGE WAS LEFT BLANK INTENTIONALLY.]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.



BROADBASE SOFTWARE, INC.                   REPRESENTATIVE


By: /s/ RUSTY THOMAS                       /s/ STANLEY KIM
   ------------------------------------    ----------------------------------
     Rusty Thomas,                         Stanley Kim
     Executive Vice President and
     Chief Financial Officer



ESCROW AGENT

STATE STREET BANK AND TRUST
COMPANY OF CALIFORNIA, N.A.

/s/ MARK HENSON
---------------------------------------
(Duly Authorized Signature)

Mark Henson
---------------------------------------
(Printed Name)

Assistant Vice President
---------------------------------------
(Title)

                     STOCK POWER AND ASSIGNMENT CERTIFICATE


         In connection with the merger (the "MERGER") of Bridge Acquisition Corp., a wholly owned subsidiary of Broadbase Software, Inc. ("BROADBASE"), with and into Panopticon, Inc. ("PANOPTICON"), the undersigned is receiving shares of Broadbase common stock in respect of the shares of Panopticon common stock held by the undersigned immediately prior to the Merger.

         FOR VALUE RECEIVED, and pursuant to that certain Agreement and Plan of Merger dated as of July 6, 2000 (the "MERGER AGREEMENT") and that certain Escrow Agreement dated as of September 7, 2000 (the "ESCROW AGREEMENT") executed in connection with the Merger, the undersigned hereby assigns and transfers unto State Street Bank and Trust Company of California., N.A., as Escrow Agent (the "AGENT") pursuant to the Merger Agreement and the Escrow Agreement:



         __________   shares of Broadbase common stock represented
                      by stock certificate No. ____ tendered
                      herewith (the "SHARES")


         The undersigned hereby irrevocably appoints the Agent, as attorney-in-fact, with full power of substitution and re-substitution, to hold any and all certificates for such Shares in escrow and to transfer such Shares on the books of Broadbase solely to the extent provided in the Escrow Agreement.

         THIS STOCK POWER AND ASSIGNMENT CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF THE ESCROW AGREEMENT AND THE MERGER AGREEMENT AND MAY ONLY BE USED STRICTLY IN ACCORDANCE THEREWITH.


Dated:  ________, 2000
                                        ---------------------------------------
                                        (Signature)


                                        ---------------------------------------
                                        (Printed Name)



                         Signature guarantee:
                                             ----------------------------------

             STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.
                      Schedule of Fees for Escrow Services



         Broadbase Software, Inc./Panopticon, Inc.

ACCEPTANCE FEE:                                                                                          $750.00
         This one-time charge, payable at closing, includes acceptance and assumption of responsibility and duties as Escrow Agent; review and comment on the form of agreement;
         and establishment of account(s) in accordance with governing document.

LEGAL COUNSEL:                                                                                           AT COST

ESCROW AGENT FEE:                                                                                      $3,500.00
         Payable at funding and annually thereafter, if applicable. Compensates State Street for administrative services in accordance with the Escrow Agreement.

         ADDITIONAL FEES, IF APPLICABLE:
         PRO-RATA PERCENTAGE: Should the Escrow Agreement require pro-rata distribution of principal cash or investment income to the beneficiaries, STATE STREET WILL ASSESS an additional $100, for each beneficiary pro-rata distribution, which may be offset at State
         Street's discretion against each distribution.

         DIRECTED SALE: State Street will charge $500.00, plus broker commission, for each Directed Sale. In addition, if State Street is required to retain the proceeds from the Directed Sale, an annual fee of $250.00 will be charged to open and maintain a segregated account.
         THE FEES ASSOCIATED WITH A DIRECTED SALE, SHAREHOLDER ACCOUNTING AND
         INVESTMENT FEES, IF ANY, WILL BE PAID FROM THE PROCEEDS OF SUCH SALE.

CLAIMS (if applicable):
         Uncontested                                                                                     $500.00
         Contested                                                                                BILLED AT COST

WIRE TRANSFER FEE (This fee will be deducted from wire amount, if applicable)
         International                                                                                    $40.00
         Domestic                                                                                         $20.00

INVESTMENT FEE:                                                                                           $65.00
         Per security purchased (i.e. Treasuries, Agencies, etc.)

INVESTMENT IN STATE STREET INVESTMENT VEHICLES:                                           40 BASIS POINTS (.0040)
         (Calculated on the Average Daily Net Assets)

INVESTMENT VEHICLES:
         SSgA Prime Money Market Fund
         SSgA US Treasury Money Market Fund
         SSgA Tax Free Money Market Fund

OUT-OF-POCKET EXPENSE:                                                 AT COST

NOTE: Neither submission nor receipt of this bid shall constitute acceptance by State Street of the transaction, which is the subject of this bid, and State Street reserves the right to modify this bid if the actual transaction differs from the assumptions used in preparing this bid. This bid only indicates State Street's willingness to participate in the solicitation process. This bid is not to be amended without the prior written consent of State Street. Any disagreement between the parties as to the contents of this bid shall be resolved by reference to the original records of State Street.



                            DATED: SEPTEMBER 6, 2000

                                                                       EXHIBIT F


                                PANOPTICON, INC.
                        PROPRIETARY INFORMATION AGREEMENT


         As an employee of Panopticon, Inc., its subsidiary or its affiliate (together, the "Company"), and in consideration of the compensation now and hereafter paid to me, I agree to the following:

         I.       MAINTAINING CONFIDENTIAL INFORMATION

                  A. Company Information. I agree at all times during the term of my employment and thereafter to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without the express written authorization of the Board of Directors of the Company, any trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its clients, consultants or licensees.

                  B. Former Employer Information. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of my former or concurrent employers or companies, if any, and that I will not bring onto the premises of the Company any unpublished document or any property belonging to my former or concurrent employers or companies, if any, unless consented to in writing by said employers or companies.

                  C. Third Party Information. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree that I owe the Company and such third parties, during the term of my employment and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation (except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party) or to use it for the benefit of anyone other than for the Company or such third party (consistent with the Company's agreement with such third party) without the express written authorization of the Board of Directors of the Company.

         II.      RETAINING AND ASSIGNING INVENTIONS AND ORIGINAL WORKS

                  A. Inventions and Original Works Retained by Me. I have attached hereto, as Exhibit A, a list describing all inventions, original works of authorship, developments, improvements and trade secrets which were made by me prior to my employment with the Company, which belong to me, which relate to the Company's proposed business and products, and which are not assigned to the Company; or, if no such list is attached, I represent that there are no such inventions.

                  B. Inventions and Original Works Assigned to the Company. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and will assign to the Company all my right, title and interest in and to any and all inventions, original works of authorship, developments, improvements or trade secrets which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company. I recognize, however, that Section 2870 of the California Labor Code (as set forth in Exhibit B attached hereto) exempts from this provision any invention as to which I can prove the following:

                           1.       It was developed entirely on my own time;
                                    and

                           2. No equipment, supplies, facilities or trade secrets of the Company were used in its development; and

                           3.       It either:

                                    a.       does not relate, at the time the
                                             invention was conceived or reduced
                                             to practice, to the Company's
                                             business or to the Company's actual
                                             or demonstrably anticipated
                                             research and development; or

                                    b.       does not result from any work
                                             performed by me for the Company.

                  I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protestable by copyright are "works made for hire," as that term is defined in the United States Copyright Act (17 USCA, Section 101).

          C. Maintenance of Records. I agree to keep and maintain adequate and current written records of all inventions and original works of authorship made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

          D. Inventions Assigned to the United States. I agree to assign to the United States government all my right, title and interest in and to any and all inventions, original works of authorship, developments, improvements or trade secrets whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

          E. Obtaining Patent Letters and Copyright Registrations. I agree that my obligation to assist the Company to obtain United States or foreign patent letters and copyright registrations covering inventions and original works of authorship assigned hereunder to the Company shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate for time actually spent by me at the Company's request on such assistance. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patent letters or copyright registrations covering inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patent letters or copyright registrations thereon with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any patents or copyrights, resulting from any such application for patent letters or copyright registrations assigned hereunder to the Company.

         F. Exception to Assignments. I understand that the provisions of this Agreement requiring assignment to the Company do not apply to any invention which qualifies fully under the provisions of Section 2870 of the California Labor Code, a copy of which is attached hereto as Exhibit B. I will advise the Company promptly in writing of any inventions, original works of authorship, developments, improvements or trade secrets that I believe meet the criteria in Subparagraphs II(B)(1) through (3) above; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. I understand that the Company will keep in confidence and will not disclose to third parties without my consent any confidential information disclosed in writing to the Company relating to inventions that qualify fully under the provisions of Section 2870 of the California Labor Code.

III. CONFLICTING EMPLOYMENT. I agree that during the term of my employment with the Company, I will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of my employment, nor will I engage in any other activities that conflict with my obligations to the Company.

IV. RETURNING COMPANY DOCUMENTS. I agree that, at the time of leaving the employ of the Company, I will deliver to the Company (and will not keep in my possession or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to the Company, its successors or assigns. In the event of the termination of my employment, I agree to sign and deliver the "Termination Certification" attached hereto as Exhibit C.

V. REPRESENTATIONS. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

VI. GENERAL PROVISIONS.

         A. Governing Law. This Agreement will be governed by the laws of the State of California.

         B. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

         C. Severability. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

         D. Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors and its assigns.

The foregoing Proprietary Information Agreement is hereby executed as of June ____, 1998





                                                      Print Name:



          Witness













                        Proprietary Information Agreement

                            LIST OF PRIOR INVENTIONS
                        AND ORIGINAL WORKS OF AUTHORSHIP


===============================================================================================================
          Title                        Date                   Identifying Number or Brief Description
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

===============================================================================================================









Name of Employee:  ______________

                       CALIFORNIA LABOR CODE SECTION 2870

                   EMPLOYMENT AGREEMENTS; ASSIGNMENT OF RIGHTS



"(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

          (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

          (2) Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable."

                                PANOPTICON, INC.

                            TERMINATION CERTIFICATION



This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to Panopticon, Inc., its subsidiaries, affiliates, successors or assigns (together, the "Company").

I further certify that I have complied with all the terms of the Company's Proprietary Information Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that Agreement.

I further agree that, in compliance with the Proprietary Information Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its clients, consultants or licensees.


Date:
     -------------------





                                         -------------------------------
                                         Print Name:

                                                                       EXHIBIT G


THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR, IF REASONABLY REQUIRED BY THE ISSUER OF THIS NOTE, AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THIS NOTE THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.



                           CONVERTIBLE PROMISSORY NOTE

$                                                        Menlo Park, California
 ----------
                                                         -----------


         FOR VALUE RECEIVED, the undersigned Panopticon, Inc., a California corporation ("BORROWER") promises to pay to the order of Broadbase Software, Inc., a Delaware corporation ("LENDER"), or the assignee of Lender (including Lender, the "HOLDER") at Lender's office at 181 Constitution Drive, Menlo Park, California, or at such other place as Holder may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of ______, with interest thereon, to be computed from the date of its disbursement as set forth herein. Capitalized terms not defined in the text are defined in Section VI hereof.


         I.       LOAN AND REPAYMENT

                  (a) Loan. Lender shall loan to Borrower the amount set forth above, provided that (i) the loaned funds may be used by Borrower only for operating purposes, and (ii) Borrower shall have given Lender a written affirmation that Borrower has not met either of the default conditions in Sections IV(a)(ii) or (iii) hereof. Borrower may from time to time during the term of this Note partially or wholly repay its outstanding borrowing, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with or governing this Note. The unpaid principal balance of this obligation at any time shall be the total amount advanced hereunder by Holder less the amount of principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by Holder.

                  (b) Repayment. Subject to Section III and Section IV(b) below, the outstanding balance of this Note shall be due and payable on demand of Holder at any time on or after November 15, 2000; provided, however, that in the event that Lender terminates the Merger Agreement pursuant to Section 11.1(b) or the provisions specifically enumerated in Section 11.4 of the Merger Agreement, then this Note shall become due and payable by Borrower, subject to Section III and Section IV(b) below, upon the earliest to occur of: (i) Borrower's next equity financing of at least $5 million, (ii) an Acquisition of Borrower, or
(iii) the date that is six months after the date of such termination.

                  (c) Advance. Borrower shall provide Lender with Borrower's wire instructions for Lender to send the advance.

                  (d) Application of Payments. Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof.

                  (e) Prepayment. Borrower may prepay principal on any portion of this Note at any time, in any amount and without penalty, upon two days' written notice to Holder.


         II.      INTEREST

                  (a) Interest. The outstanding principal balance of this Note shall bear interest (computed on the basis of a 365-day year, actual days elapsed) at a fixed rate per annum equal to the "PRIME Rate" as reported in the Wall Street Journal in effect on the first day of the Note ("REGULAR INTEREST").

                  (b) Payment of Interest. Interest accrued on this Note shall be payable on the Due Date.

                  (c) Default Interest. From and after the maturity date of this Note, or from and after the occurrence of an Event of Default (as defined below), the outstanding principal balance of this Note shall, at the election of Holder, bear interest until paid in full at an increased rate per annum (computed on the basis of a 365-day year, actual days elapsed) equal to the lesser of four percent (4%) above the rate of interest from time to time applicable to this Note or the highest rate of interest permitted under applicable usury laws (either, as applicable, "DEFAULT INTEREST"). The imposition of such Default Interest shall be effective as of the date of notice to Borrower from Holder making such election and specifying such Event of Default, provided, however, that such Default Interest shall not apply if Borrower, within ten (10) days of the date of such notice, either (i) cures the Event of Default or (ii) pays all outstanding principal and Regular Interest through the date of such payment.


         III.     CONVERSION; ADJUSTMENT

                  (a) Conversion

                           (i) Upon Failure to Pay Amount Due. At any time on or after the Due Date, Holder has the right, at Holder's option, prior to the repayment of principal and interest by Borrower, to convert the principal and accrued interest on this Note, in whole or in part, into Conversion Stock at the Conversion Price; provided, however, that Holder shall not be entitled to receive the stock certificate representing the shares of Conversion Stock to be issued upon conversion of this Note until the original of this Note is surrendered to Borrower.

                           (ii) Upon Lender's Next Equity Financing. At any time upon or after the closing of the next equity financing of Borrower, Holder has the right, at Holder's option, prior to the repayment of principal and interest by Borrower, to convert the principal and accrued interest on this Note, in whole or in part, into shares of Next Equity Stock at the Next Equity Price; provided, however, that Holder shall not be entitled to receive the stock certificate representing the shares of Next Equity Stock to be issued upon conversion of this Note until the original of this Note is surrendered to Borrower. Borrower and Lender will take all steps necessary or advisable to effect such result.

                           (iii) Issuance of Conversion Stock or Next Equity Stock. As soon as practicable after conversion of this Note, Borrower at its expense will cause to be issued in the name of and delivered to Holder, a certificate or certificates for the number of shares of Conversion Stock or Next Equity Stock, as applicable, to which the Lender shall be entitled upon such conversion (bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel of Borrower, by Borrower's articles of incorporation or bylaws, or by any agreement between Borrower and Lender), together with any other securities and property to which Holder is entitled upon such conversion under the terms of this Note. Such conversion shall be deemed to have been made immediately prior to the close of business on the date that this Note shall have been surrendered for conversion, accompanied by written notice of election to convert. No fractional shares will be issued upon conversion of this Note. If upon any conversion of this Note a fraction of a share would otherwise result, then in lieu of such fractional share the Borrower will pay the cash value of that fractional share, calculated on the basis of the Conversion Price or Next Equity Price, as applicable.

                  (b) Adjustment Provisions. The number and character of shares of Conversion Stock (which term for purposes of this Section III(b) shall include Next Equity Stock, if applicable) issuable upon conversion of this Note (or any shares of stock or other securities or property at the time receivable or issuable upon conversion of this Note) and the Conversion Price (which term for purposes of this Section III(b) shall, if applicable, instead mean the Next Equity Price) therefore, are subject to adjustment upon occurrence of the following events between the date this Note is issued and the date it is converted:

                           (i) Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc. The Conversion Price of this Note and the number of shares of Conversion Stock issuable upon conversion of this Note (or any shares of stock or other securities at the time issuable upon conversion of this Note) shall each be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number of outstanding shares of Conversion Stock (or such other stock or securities).

                           (ii) Adjustment for Other Dividends and
     Distributions. In case Borrower shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution payable with respect to the Conversion Stock that is payable in (A) securities of Borrower (other than issuances with respect to which adjustment is made under Section III(b)(i), or (B) assets (other than cash dividends paid or payable solely out of retained earnings), then, and in each such case, Holder, upon conversion of this Note at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Conversion Stock issuable upon such exercise prior to such date, the securities or such other assets of Borrower to which Holder would have been entitled upon such date if Holder had converted this Note immediately prior thereto (all subject to further adjustment as provided in this Note).

                           (iii) Adjustment for Reorganization, Consolidation, Merger. In case of any reorganization of Borrower (or of any other corporation the stock or other securities of which are at the time receivable on the conversion of this Note), after the date of this Note, or in case, after such date, Borrower (or any such corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, Holder, upon the conversion of this Note (as provided in Section III(a)) at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the conversion of this Note prior to such consummation, the stock or other securities or property to which Holder would have been entitled upon the consummation of such reorganization, consolidation, merger or conveyance if Holder had converted this Note immediately prior thereto, all subject to further adjustment as provided in this Note, and the successor or purchasing corporation in such reorganization, consolidation, merger or conveyance (if other than Borrower) shall duly execute and deliver to Holder a supplement hereto acknowledging such corporation's obligations under this Note; and in each such case, the terms of the Note shall be applicable to the shares of stock or other securities or property receivable upon the conversion of this Note after the consummation of such reorganization, consolidation, merger or conveyance.

                           (iv) Conversion of Stock. In case all the authorized Conversion Stock of Borrower is converted, pursuant to Borrower's certificate of incorporation, into Borrower's common stock or other securities or property, or the Conversion Stock otherwise ceases to exist, then, in such case, Holder, upon conversion of this Note at any time after the date on which the Conversion Stock is so converted or ceases to exist (the "TERMINATION DATE"), shall receive, in lieu of the number of shares of Conversion Stock that would have been issuable upon such exercise immediately prior to the Termination Date (the "FORMER NUMBER OF SHARES OF CONVERSION STOCK"), the stock and other securities and property to which Holder would have been entitled to receive upon the Termination Date if the Lender had converted this Note with respect to the Former Number of Shares of Conversion Stock immediately prior to the Termination Date (all subject to further adjustment as provided in this Note).

                           (v) Notice of Adjustments. Borrower shall promptly give written notice of each adjustment or readjustment of the Conversion Price or the number of shares of Conversion Stock or other securities issuable upon conversion of this Note. The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

                           (vi) No Change Necessary. The form of this Note need not be changed because of any adjustment in the Conversion Price or in the number of shares of Conversion Stock issuable upon its conversion.

                           (vii) Reservation of Stock. If at any time the number of shares of Conversion Stock or other securities issuable upon conversion of this Note shall not be sufficient to effect the conversion of this Note, Borrower will use best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Conversion Stock or other securities issuable upon conversion of this Note as shall be sufficient for such purpose.


         IV.      DEFAULT

                  (a) Events of Default. The occurrence of any of the following shall constitute an "EVENT OF DEFAULT" under this Note:

                           (i) Borrower shall fail to pay when due any principal, interest, fees or other amounts payable under this Note.

                           (ii) Any representation or warranty made by Borrower under shall fail the condition of Section 10.1 of the Merger Agreement.

                           (iii) Any failure to comply with a material obligation of this Note, or any failure to perform or comply in with any material covenant made by Borrower in the Merger Agreement, provided that, any such failure shall not be deemed an Event of Default if cured within ten (10) days of the earlier of (A) Borrower's notification to Lender of such failure or (B) five (5) business days following Borrower's initial awareness of such failure.

                           (iv) Borrower shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time ("BANKRUPTCY CODE"), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower and not dismissed within 90 days, or Borrower shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower shall be adjudicated a bankrupt, or an order for relief shall be entered against Borrower by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

                  (b) Remedies. Upon the occurrence of any Event of Default, the holder of this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, notice of nonperformance, notice of protest, protest or notice of dishonor, all of which are expressly waived by Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), expended or incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Lender or any other person) relating to Borrower or any other person or entity.


         V.       REPRESENTATIONS AND WARRANTIES OF THE BORROWER

                  Borrower hereby represents and warrants to Lender that the statements in the following paragraphs of this Section V are all true and complete:

                  (a) Organization, Good Standing and Qualification. Borrower has been duly incorporated and organized, and is validly existing in good standing, under the laws of the State of California. Borrower has the corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted and as presently proposed to be conducted.

                  (b) Due Authorization. All corporate action on the part of Borrower's directors and shareholders necessary for the authorization, execution, delivery of, and the performance of all obligations of Borrower under the Note has been taken, and the Note when executed and delivered will constitute the valid and legally binding obligation of Borrower, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditor's rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.


                  (c) Corporate Power. Borrower has the corporate power and authority to execute and deliver the Note to be purchased by the Lender hereunder, to issue the Note and to carry out and perform all its obligations under this Note.

                  (d) Valid Issuance.

                           (i) The Notes when issued, sold and delivered in accordance with the terms of this Agreement for the consideration provided for herein, will be duly and validly issued, fully paid and nonassessable.

                           (ii) The offer and sale of the Notes solely to the Lender in accordance with this Note are exempt from the registration and prospectus delivery requirements of the U.S. Securities Act of 1933, as amended, and the securities registration and qualification requirements of the currently effective provisions of the securities laws of the state of California.


         VI.      DEFINITIONS

                  The following definitions shall apply for all purposes of this
Note:

                  (a) "ACQUISITION" means any transaction or series of related transactions that results in the holders of record of an entity's capital stock immediately prior to the transaction or transactions holding less than fifty percent (50%) of the voting power of such entity immediately after the transaction or transactions, including the acquisition of such entity by another entity and any reorganization (other than a reincorporation of such entity under the laws of the state of Delaware), merger, consolidation or share exchange, or which results in the sale of all or substantially all of the assets of such entity.

                  (b) "CONVERSION PRICE" means the value per share of Borrower's common stock as calculated by multiplying (i) the "Conversion Ratio" (as defined in the Merger Agreement) by (ii) 28.30357142 (the seven (7) day average closing sale price of Lender's common stock ending on June 30, 2000). The Conversion Price is subject to adjustment as provided herein.

                  (c) "CONVERSION STOCK" means either Borrower's common stock or Series A Preferred Stock, the selection of security to be made by Borrower. The number and character of shares of Conversion Stock are subject to adjustment as provided herein and the term "Conversion Stock" shall include stock and other securities and property at any time receivable or issuable upon conversion of this Note in accordance with its terms.

                  (d) "DUE DATE" means the date the outstanding balance under this Note becomes due and payable in accordance with Section I(b) hereof.

                  (e) "MERGER AGREEMENT" means that certain Agreement and Plan of Merger dated

July 6, 2000 between Lender, a wholly-owned subsidiary of Lender and Borrower.

                  (f) "NEXT EQUITY PRICE" means the price per share of the Next Equity Stock issued in Borrower's next equity financing. The Next Equity Price is subject to adjustment as provided herein.

                  (g) "NEXT EQUITY STOCK" means shares of equity securities issued in Borrower's next equity financing. The number and character of shares of Next Equity Stock are subject to adjustment as provided herein and the term "Next Equity Stock" shall include stock and other securities and property at any time receivable or issuable upon conversion of this Note in accordance with its terms.

                  (h) "NOTE" means this Convertible Promissory Note.


         VII.     MISCELLANEOUS

                  (a) Transfer; Successors and Assigns. Holder may assign this Note, together with its rights and obligations hereunder, at its sole discretion without the consent of Borrower. Borrower may not assign this Note, nor any of its rights or obligations hereunder, without the prior written consent of Holder. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

                  (b) Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

                  (c) Notices. Any notice or other communication required or permitted by this Note will be in writing, will be delivered personally or by mail or express delivery, postage prepaid, and will be deemed given upon actual delivery or, if mailed by registered or certified mail, on the third business day following deposit in the mails, addressed at such party's address as set forth in the Merger Agreement, or to such other address as the party in question may have furnished to the other party by written notice given in accordance with this Section VII(c).

                  (d) Amendments and Waivers. Any term of this Note may be amended only with the written consent of Holder and Borrower. Any amendment or waiver effected in accordance with this Section VII(d) shall be binding upon Holder and Borrower and each transferee of this Note.

                  (e) Entire Agreement. This Note and the Merger Agreement and the exhibits thereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of trade inconsistent with any of the terms hereof.


           [THE REMAINDER OF THIS PAGE WAS LEFT BLANK INTENTIONALLY.]

         IN WITNESS WHEREOF, the Borrower has caused this Note to be signed in its name as of the date first above written.


                                    BORROWER:


                                    By:
                                       ----------------------------

                                    Name:
                                         --------------------------

                                    Title:
                                          --------------------------


AGREED AND ACKNOWLEDGED:


LENDER:


By:
   ----------------------------

Name:
     --------------------------

Title:
      -------------------------






                 [SIGNATURE PAGE TO CONVERTIBLE PROMISSORY NOTE]